EXECUTION VERSION
--------------------------------------------------------------------------------
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                        WELLSFORD/WHITEHALL GROUP, L.L.C.

                            Dated as of May 28, 1999
--------------------------------------------------------------------------------

                              Exhibit 10.50 Page 1

                                TABLE OF CONTENTS
                                                                            Page

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------


1.1.    Definitions ...........................................................2
1.2.    Terms Generally ......................................................24

                                   ARTICLE II.

                          THE COMPANY AND ITS BUSINESS
                          ----------------------------


2.1.    Company Name..........................................................24
2.2.    Term..................................................................24
2.3.    Filing of Certificate and Amendments..................................24
2.4.    Purpose and Business; Powers; Scope of Members' Authority.............25
2.5.    Principal Office; Registered Agent....................................25
2.6.    Names and Addresses of Members........................................25
2.7.    Representations and Warranties by the Company.........................25
2.8.    Representations and Warranties by each Member.........................26
2.9.    Indemnification.......................................................27
2.10.   Post-Closing Adjustments..............................................28


                                  ARTICLE III.

                         MANAGEMENT OF COMPANY BUSINESS;
                         -------------------------------
                            POWERS AND DUTIES OF THE
                            ------------------------
                            MANAGER; MAJOR DECISIONS
                            ------------------------

3.1.    Management and Control................................................28
3.2.    Enumeration of Specific Duties........................................29
3.3.    No Authority to Hire Employees........................................32
3.4.    Decisions Requiring Approval of the Management Committee..............32
3.5.    Management Committee..................................................37
3.6.    Limited Authorization.................................................41
3.7.    Members Shall Not Have Power to Bind Company..........................41
3.8.    Status as "Operating Company"; Participation in Management
        by Members ...........................................................42


                                   ARTICLE IV.

                          RIGHTS AND DUTIES OF MEMBERS
                          ----------------------------

                              Exhibit 10.50 Page 2

4.1.    Use of Company Property...............................................42
4.2.    Exclusivity; Other Activities of the Members..........................42
4.3.    Indemnification with Respect to the Manager...........................47
4.4.    Compensation of Members and Affiliates................................48
4.5.    Investment Representations............................................48
4.6.    Dealing with Members..................................................49
4.7.    Designation of Tax Matters Member.....................................50


                                   ARTICLE V.

                          CAPITAL CONTRIBUTIONS, LOANS
                          ----------------------------
                                 AND LIABILITIES
                                 ---------------

5.1.    Capital Contributions and Capital Accounts of the Members.............51
5.2.    Additional Capital Contributions......................................51
5.3.    Failure to Fund Capital Contributions.................................52
5.4.    Dilution for Failure to Fund Capital Calls............................53
5.5.    Capital of the Company................................................54
5.6.    Liability of Members..................................................54
5.7.    Return of Capital Contribution........................................54
5.8.    Calculation of Members' Percentage Interest, Series A Preferred
        Percentage Interest ..................................................55
5.9.    Issuance of Additional Membership Units...............................55
5.10.   Arbitration...........................................................56


                                   ARTICLE VI.

                            CAPITAL ACCOUNTS, PROFITS
                            -------------------------
                           AND LOSSES AND ALLOCATIONS
                           --------------------------

6.1.    Capital Accounts......................................................56
6.2.    Profits and Losses....................................................57


                                  ARTICLE VII.

                         APPLICATIONS AND DISTRIBUTIONS
                         ------------------------------
                                OF AVAILABLE CASH
                                -----------------

7.1.    Applications and Distributions........................................64
7.2.    Restoration of Excess Distributions...................................71
7.3.    Liquidation...........................................................71
7.4.    Repayment of Member Loans.............................................71
7.5.    Revisions to Reflect Issuance of Additional Membership Interests......71
7.6.    Initial Public Offering; Sale of Units................................71


                                  ARTICLE VIII.



                              Exhibit 10.50 Page 3

                          TRANSFER OF COMPANY INTERESTS
                          -----------------------------

8.1.    Limitations on Assignments of Interests by Members....................73
8.2.    Sale of Properties, the Company or its Subsidiaries...................74
8.2A    Indemnification of Saracen............................................76
8.3.    Conversion Right......................................................81
8.4.    Certain Transfer Provisions...........................................83
8.5.    Assignment Binding on Company.........................................84
8.6.    Bankruptcy of a Member................................................84
8.7.    Substituted Members...................................................85
8.8.    Acceptance of Prior Acts..............................................85
8.9.    Additional Limitations................................................85
8.10.   Tag Along Rights......................................................85


                                   ARTICLE IX.

                                     MANAGER
                                     -------

9.1.    Removal of Manager....................................................86
9.2.    Fees..................................................................87


                                   ARTICLE X.

                             TERMINATION OF COMPANY;
                             -----------------------
                     LIQUIDATION AND DISTRIBUTION OF ASSETS
                     --------------------------------------

10.1.   Dissolution and Termination...........................................87
10.2.   Distribution Upon Liquidation.........................................88
10.3.   Sale of Company Assets................................................89


                                   ARTICLE XI.

                       BOOKS, RECORDS, BUDGETS AND REPORTS
                       -----------------------------------

11.1.   Books of Account......................................................89
11.2.   Availability of Books of Account......................................89
11.3.   Financial Reports and Statements; Annual Budgets......................89
11.4.   Accounting Expenses...................................................91
11.5.   Bank Account..........................................................91
11.6.   Fidelity Bonds and Insurance..........................................91
11.7.   REPSYS Database.......................................................92


                                  ARTICLE XII.

                                   AMENDMENTS
                                   ----------

                              Exhibit 10.50 Page 4

12.1.  Amendments.............................................................92


                                  ARTICLE XIII.

                                  MISCELLANEOUS
                                  -------------

13.1.   Further Assurances....................................................93
13.2.   Notices...............................................................93
13.3.   Headings and Captions.................................................94
13.4.   Variance of Pronouns..................................................94
13.5.   Counterparts..........................................................94
13.6.   GOVERNING LAW.........................................................94
13.7.   Partition.............................................................94
13.8.   Invalidity............................................................94
13.9.   Successors and Assigns................................................94
13.10.  Entire Agreement......................................................94
13.11.  No Brokers............................................................95
13.12.  Maintenance as a Separate Entity......................................95
13.13.  Confidentiality.......................................................95
13.14.  Power of Attorney.....................................................95
13.15.  Time of the Essence...................................................96
13.16.  No Third Party Beneficiaries..........................................96
13.17.  Exculpation...........................................................96
13.18.  Consent of Saracen....................................................97


                              Exhibit 10.50 Page 5

                                    EXHIBITS

EXHIBIT A             Terms of Series A Preferred Membership Units
EXHIBIT B             Form of Registration Rights Agreement


                                    SCHEDULES
                                    ---------

SCHEDULE 1            Additional Members
SCHEDULE 2.6          Names and Addresses of Members
SCHEDULE 2.4A         List of Properties
SCHEDULE 2.4B         List of Subsidiaries
SCHEDULE 2.7A         Representations and Warranties by the Company with respect to the Properties
SCHEDULE 2.7B         Representations and Warranties by the Company with respect to the Subsidiaries
SCHEDULE 3.2(a)(vi)   Approved Leases and Lease Documentation
SCHEDULE 5.1          Capital  Contributions, Capital Accounts, Membership Units
                      and Series A Preferred Membership Units
SCHEDULE 7.1          Calculations of the Preferred Distribution Amount

                              Exhibit 10.50 Page 6

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                        WELLSFORD/WHITEHALL GROUP, L.L.C.


     This LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made and entered into as of May 28, 1999 by and among WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("WHWEL"), Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT"), WXI/WWG Realty, L.L.C., a Delaware limited liability company (the "Whitehall XI"), W/W Group Holdings, L.L.C., a Delaware limited liability company ("Holding Co.") and the additional Members set forth on Schedule 1 annexed hereto. Collectively, the additional Members set forth on Schedule 1 annexed hereto shall be referred to herein as "Saracen" or the "Saracen Members".

                                 R E C I T A L S
                                 ---------------

     WHEREAS, WHWEL and WCPT entered into that certain Limited Liability Company Operating Agreement of Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company ("WWP"), dated as of August 28, 1997, as amended by Amendment No. 1 to the Limited Liability Company Operating Agreement of WWP, dated as of December 31, 1997, and as further amended to reflect the addition of Saracen as members of WWP by the Amended and Restated Limited Liability Company Operating Agreement of WWP, dated as of May 15, 1998 (the "WWP Agreement");

     WHEREAS, on July 16, 1998, the following transactions took place: (1) WCPT, WHWEL and each of the Saracen Members contributed their undivided Interests in WWP to Wellsford/Whitehall Properties II, L.L.C. ("WWP II") in exchange for equivalent Interests in WWP II (the "WWP Contribution"), and (2) WWP merged with and into Wellsford/Whitehall Holdings, L.L.C., a Delaware limited liability company ("Holdings") and wholly owned subsidiary of WWP, with Holdings being the surviving entity;

     WHEREAS, contemporaneously with the execution of this Agreement, the following transactions took place: (1) WCPT, WHWEL and each of the Saracen Members contributed their undivided Interests in WWP II to the Company (the "WWG Contribution") as shown in Schedule 5.1 in exchange for Interests in the Company, and each became a Member of the Company, (2) Whitehall XI was admitted as a Member of the Company and (3) Holding Co. contributed its 100% membership interest in WXI/Mt. Bethel Road L.L.C., subject to the Assumed Financing, in exchange for Interests in the Company as shown in Schedule 5.1 and became a Member of the Company; and

     WHEREAS, after giving effect to the transactions described above, the Company will be the sole member of WWPII, which will continue to own, directly or indirectly, all of the Properties set forth in Schedule 2.4A, and the Company intends to continue the business and purpose of WWP II and acquire, hold, develop, redevelop and operate real estate assets directly or indirectly through one or more Subsidiaries.

                              Exhibit 10.50 Page 7

     NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

     1.1. Definitions. As used in this Agreement and the Exhibits, Schedules and Annexes hereto, the following terms shall have the meanings set forth below:

     "Act" shall mean the Delaware Limited Liability Company Act (6 Del. C.ss.18-101 et seq.), as amended from time to time.

     "Additional  Information  Request"  shall  have the  meaning  set  forth in
Section 4.2(c).

     "Administration Fee" shall mean the administration fee, effective as of January 1, 1999, in the amount of $600,000 per annum payable in four $150,000 installments quarterly in arrears to WRP for so long as WRP (or an Affiliate of WRP) shall provide the services in connection with the administration of the Company as described in Section 9.2.

     "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of, or other ownership interests in, such Person, (iii) any officer, director or member of such Person and (iv) if such Person is an officer, director or member of any company, the company for which such Person acts in any such capacity. For purposes of this definition and Section 8.1(c), "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "agreed net fair market value" shall have the meaning set forth in Section 6.1(b).

     "Agreement" shall mean this Limited Liability Company Operating Agreement, as it may hereafter be amended or modified from time to time.

     "Annual  Capital  Budget"  shall  have the  meaning  set  forth in  Section
11.3(c).

     "Annual Operating Budget" shall have the meaning set forth in Section 11.3(c).

     "Appointing Member" shall have the meaning set forth in Section 3.5(c).

     "Approved Budget" shall mean, with respect to each Property, the Annual Capital Budget and Annual Operating Budget for such Property for the Budget Year in question, in each case which has been approved by the Management Committee.

                              Exhibit 10.50 Page 8

     "Arbitration" shall have the meaning set forth in Section 5.10.

     "Asserted   Deficiency"  shall  have  the  meaning  set  forth  in  Section
8.2A(a)(xiii).

     "Asset Management Agreement" shall mean that certain Asset Management Agreement dated as of May 15, 1998 between WWP and Saracen Partners, LLC.

     "Assumed Financing" shall mean the loan made by (using the proceeds of a loan in like amount from Goldman Sachs Group to Whitehall Street Real Estate Limited Partnership XI), Whitehall Street Real Estate Limited Partnership XI to WXI/Mt. Bethel Road L.L.C. pursuant to the Promissory Note dated as of March 18, 1999 of WXI/Mt. Bethel Road L.L.C. to Whitehall Street Real Estate Limited Partnership XI.

     "Available Cash" shall mean, for any fiscal period,  the excess, if any, of
(A) the sum of (i) the amount of all cash receipts of the Company during such period from whatever source, other than Capital Proceeds, and (ii) any cash reserves of the Company existing at the start of such period (other than reserves funded with Capital Proceeds) over (B) the sum of (i) all cash amounts paid or payable (without duplication) in such period on account of expenses and capital expenditures incurred in connection with the Company's business (including, without limitation, general operating expenses, taxes and amortization or interest on any debt of the Company) and (ii) such cash reserves which may be required for the working capital and future needs of the Company in an amount approved by the Management Committee or, failing such approval, in an amount equal to the cash reserves of the Company existing at the start of such period. Notwithstanding the foregoing, "Available Cash" for any fiscal period shall be increased by the amount of any cash payment or reserve described in clause (B) above that was made by the Company during such fiscal period to the extent the Company had obtained Capital Proceeds for the payment of the related expenditure.

     "Back-to-Back Debt" shall mean any Indebtedness incurred by the Company that (i) is issued exclusively to WCPT, (ii) is issued simultaneously with the issuance by WCPT of Funding Debt that has identical terms (including principal amount, interest rate, payment amounts and frequency, maturity date, covenants and defaults) to the Back-to-Back Debt issued by the Company and (iii) is funded by WCPT exclusively through the issuance of such Funding Debt.

     "Bankruptcy" shall mean, with respect to the affected party, (i) the adjudication that such party is bankrupt or insolvent, or the entry of a final and nonappealable order for relief under Title 11 of the United States Code or any other applicable federal or state bankruptcy or insolvency law, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under Title 11 of the United States Code or any other applicable federal or state bankruptcy or insolvency law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of such party, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, PROVIDED that the same shall not have been vacated, set aside or stayed within such sixty (60)-day period, (vi) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof

                              Exhibit 10.50 Page 9
stayed within sixty (60) days after its effective date, (vii) the filing by such party of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (iv) above, and (viii) the expiration of sixty (60) days after the commencement of any stay referred to in clause (v) or (vi) above provided that the subject of such stay shall not have been vacated or set aside within such sixty (60)-day period.

     "Book Value" with respect to any asset shall mean its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the fair market value of such asset, as determined by the Managing Members (which shall be $141,850,000, with respect to the Saracen Contributed Assets and $2,332,143 with respect to the Holding Co. Contributed Asset), and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for revaluations pursuant to Section 6.1(b) and for the Depreciation taken into account with respect to such asset.

     "Budget Year" shall mean the period beginning on January 1, 1999 and ending on December 31, 1999; and beginning January 1, 2000, "Budget Year" shall mean a period beginning on January 1, 2000 and ending on December 31, 2000 and any successive yearly period thereafter.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York are required or permitted to be closed.

     "Business Plan" shall mean, with respect to any Property, the master business plan (which shall include the Annual Capital Budget, Annual Operating Budget, the Leasing Plan and Marketing Plan) for such Property prepared annually by the Manager and approved by the Management Committee, setting forth the operating strategy and estimated receipts and expenditures for the period covered by the Business Plan. The Business Plans may be amended or replaced from time to time with the approval of the Management Committee.

     "Capital Account" when used in respect of any Member shall mean the Capital Account maintained for such Member in accordance with Section 6.1, as said Capital Account may be increased or decreased from time to time pursuant to the terms of Section 6.1. The Capital Account of each Member as of the date hereof is set forth in Schedule 5.1.

     "Capital Call" shall mean any written notice to one or more of the Managing Members delivered in accordance with Section 5.2 hereof requesting a contribution in cash to the Company, which notice shall state the total amount of the required contributions by each such Managing Member and each such Managing Member's pro rata share of such total.

                             Exhibit 10.50 Page 10

     "Capital Commitment" shall mean, with respect to each Managing Member and Holding Co., the amount set forth opposite such Managing Member's name below less the cumulative amounts actually funded, from time to time, by such Managing Member after the date hereof:

                  Holding Co.:      $   9,372,183
                  WHWEL:            $   7,860,958
                  Whitehall XI:     $  78,172,930
                  WCPT:             $  20,047,458
                                    -------------
                  Total:            $ 115,453,529

To the extent any Interim Capital Contribution made by a Managing Member is subsequently returned to such Managing Member pursuant to Section 7.1(b)(i) within five (5) months of the date such Interim Capital Contribution was made and in any event prior to December 31, 2000, the amount so returned shall be added back to such Managing Member's outstanding Capital Commitment on the date returned as if it had not been funded. It is understood and agreed that, in connection with the potential acquisition of properties commonly known, respectively, as 24 Federal Street, Boston, Massachusetts and 79 Milk Street, Boston, Massachusetts, (i) WHWEL and WCPT have funded $2,700,000 and $300,000, respectively, (ii) that Holding Co. will fund its entire Capital Commitment in connection with the capital call for the amount to be paid by the Company in connection with such acquisition and will, after such funding, have no further Capital Commitment and that, for purposes of calculating the Funding Percentage of each Managing Member, the total Capital Commitment noted above shall be reduced by $9,372,183, and (iii) that WHWEL, Whitehall XI and WCPT shall fund the remaining balance disproportionately so that the entire acquisition cost for such properties is funded in accordance with their respective Funding Percentage (with all amounts funded by Holding Co. being added, solely for purpose of this clause (iii), to the amounts actually funded by Whitehall XI in determining the amount to be funded by Whitehall XI in accordance with its Funding Percentage).

     "Capital Contribution" when used with respect to any Member shall mean the aggregate amount of capital contributed or deemed contributed by such Member to the Company in accordance with Article V, including any "Interim Capital Contribution" contributed (but not yet returned to the applicable Managing Member pursuant to Section 7.1(b)(i)) by any Managing Member.

     "Capital Event" means any of the following: (A) Shares or other capital stock of WCPT are issued or sold in a public offering and are thereafter publicly traded or (B) WCPT or the Company engages in (i) a merger (including a triangular merger), consolidation or other combination with or into another Person (or such Person's subsidiary) whose equity interests are publicly traded or (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions with another Person (or such Person's subsidiary) whose equity interests are publicly traded.

     "Capital Proceeds" shall mean the net amount of cash proceeds of the Company (including the net amount of cash proceeds received from an Affiliate) from the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person, (ii) the direct or indirect sale, lease, exchange or other disposition or transfer of any Property or Company Asset, (iii) an eminent domain taking, insurance

                             Exhibit 10.50 Page 11
recovery or condemnation award, (iv) any refinancing or borrowing by the Company or its Affiliates, (v) any issuance of equity securities of the Company or its Affiliates; and (vi) Capital Contributions.

     "Capital Proceeds  Distribution Amount" shall have the meaning set forth in
Section 7.1(k).

     "Cause" shall mean (a) fraud, criminal felony indictment, gross negligence or willful misconduct by WCPT, WRP or any of Jeffrey H. Lynford, Edward Lowenthal, Gregory Hughes or Richard Previdi (or any successor occupying one or more of the officer positions currently occupied by any of them in WCPT or WRP) if such fraud, criminal felony indictment, gross negligence or willful misconduct relates to any action or omission in connection with the business of the Company or any of its Subsidiaries, (b) fraud or willful misconduct by any Executive Officer of WCPT in connection with the business of the Company or any Subsidiary that damages the Company or any Subsidiary or the value of any Property or other asset of the Company or any Subsidiary in an amount of $5,000,000 or more which has not been cured within forty-five (45) days of the date WCPT has been given notice of such event, (c) failure of WCPT to fund any Capital Call in accordance with Section 5.2(b) (but not Section 5.2(a)), (d) a breach of Section 4.2 by WCPT or its Affiliate or (d) the occurrence of any Bankruptcy with respect to WCPT or WRP.

     "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with the State of Delaware on May 18, 1999, as the same may hereafter be amended and/or restated from time to time.

     "Closing" shall mean the transactions whereby the WWG Contribution, the contribution of the Holding Co. Contributed Asset and the admission of WCPT, WHWEL, Whitehall XI, Holding Co. and each Saracen Member to the Company as Members is completed.

     "Closing Date" shall mean the date hereof.

     "Closing Date Proration" shall have the meaning set forth in Section 2.10.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corres ponding provision(s) of succeeding law.

     "Combined Whitehall/WCPT Percentage Interest" shall mean the sum total of the Percentage Interest of each Member of the Whitehall Group and of WCPT collectively.

     "Committee Representative" shall mean each individual appointed from time to time by any Managing Member or any other Member pursuant to Section 3.5 or, if applicable, pursuant to the Series A Terms, and "Committee Representatives" shall mean all of such individuals, collectively.

     "Common Distribution Amount" shall mean, for any calendar quarter, the Distribution Amount plus the Capital Proceeds Distribution Amount, if any, for and including such calendar quarter less all amounts paid under Section 7.1(b)(ii) for and including such calendar quarter.

                             Exhibit 10.50 Page 12

     "Company" shall mean Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company, as said Company may from time to time be hereafter constituted.

     "Company Assets" shall mean all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real or personal) or estate acquired in exchange therefor or in connection therewith.

     "Company Loss" shall have the meaning set forth in Section 2.9.

     "Company Nonrecourse Debt" shall have the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Confidential Information" shall have the meaning set forth in Section 4.2(g).

     "Contributing Member" shall have the meaning set forth in Section 5.3.

     "Contribution Agreement" shall mean the Contribution Agreement dated as of February 12, 1998, as amended by Amendment No. 1 to the Contribution Agreement dated as of May 15, 1998, among WWP and the Saracen Current Owners (including certain Affiliates of the Saracen Current Owners).

     "Conversion Factor" shall mean 1.0; PROVIDED that, if WCPT (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, or (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision, combination, or other action (assuming for such purposes that such dividend, distribution, subdivision, combination or other action has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, combination or other action. WHWEL's, Whitehall XI's, Holding Co.'s and Saracen's agreement to the foregoing definition of "Conversion Factor" contained herein is based upon the agreement of WCPT and WRP not to take any action which would have a dilutive effect on the value of the Shares as compared to the value of the Membership Units (so that the value of one Share would be less than the value of one Membership Unit). In the event that any such action is nevertheless taken by or on behalf of WCPT or its shareholders, the Conversion Factor set forth in the first sentence of this definition shall be adjusted in the manner set forth in the proviso in the first sentence of this definition or, if otherwise applicable, in the same manner and in the same instances provided in
Article 6 of the Warrant Agreement (except that no such adjustment shall be made if and to the extent that WCPT distributes to its shareholders amounts received from the Company on account of its Interest or the Promote). Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Membership Units and (y) if a specified redemption date shall fall between the record date

                             Exhibit 10.50 Page 13
and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

     "Conversion Right" shall have the meaning set forth in Section 8.3.

     "Converted Units" shall mean the number of Series A Preferred Membership Units outstanding times 1.34.

     "Cumulative Distribution Amount" shall mean, for any calendar quarter, the cumulative quarterly Distribution Amounts theretofore distributed during the then current calendar year, plus the Distribution Amount for the quarter for which the Cumulative Distribution Amount is being determined.

     "Debtor Member" shall have the meaning set forth in Section 7.4.

     "Declaration of Trust" shall mean the amended and restated declaration of trust of WCPT filed with the State Department of Assessment and Taxation of the State of Maryland on August 25, 1997, as the same may be restated and amended from time to time.

     "Deemed Value Per Membership Unit" shall mean $15.85 (fifteen dollars and eighty-five cents); PROVIDED, HOWEVER, that the Deemed Value Per Membership Unit may be changed at any time with the prior consent of the Management Committee, provided that it may only be reduced below $15.85 if prior to giving effect to such reduction the Company receives a fairness opinion with respect to the fairness of the revised Deemed Value Per Membership Unit from any of Valuation Research Corporation, Arthur Andersen LLP, PricewaterhouseCoopers LLP or other independent, disinterested appraiser reasonably acceptable to the Saracen Members; PROVIDED, FURTHER, that if a New Member acquires Membership Units, the Deemed Value Per Membership Unit shall equal the (x) the sum of the cash plus the agreed net fair market value of property contributed to the Company by the Person who most recently became a New Member (including on such date), which amount was solely attributable to the Membership Units issued and referred to in clause (y) below, divided by (y) the total number of Membership Units issued to such New Member in respect of such contributions. The parties intend for the Deemed Value Per Membership Unit to be equal to $15.85 until the earlier of (i) May 15, 2000 or (ii) the date on which any New Member unaffiliated with any Members as of the date hereof acquires Membership Units.

     "Default Rate" shall mean an interest rate equal to the lesser of (i) 15% per annum and (ii) the maximum rate permitted by law.

     "Depreciation" shall mean, with respect to any Fiscal Year, all deductions attributable to depreciation or cost recovery with respect to Company Assets or any assets of the Subsidiaries, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Company, which have a useful life exceeding one year, PROVIDED, however, that with respect to any Company Asset or asset of the Subsidiaries whose tax basis differs from its Book Value at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year;

                             Exhibit 10.50 Page 14

PROVIDED, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined using any reasonable method selected by the Management Committee.

     "Determination Date" shall have the meaning set forth in Section 7.6(b).

     "Disclosure Materials" shall mean all written materials heretofore delivered by WRP, WCPT, the Company, WWP, WWP II, Holdings, Rand or any of their respective Affiliates, employees or agents or any other source to WHWEL, Goldman, Sachs & Co or any of their respective employees, including, but not limited to, Ronald L. Bernstein, Steven M. Feldman, Alan S. Kava, Angie Madison, Todd A. Williams and Frederick Yee.

     "Distribution Amount" shall have the meaning set forth in Section 7.1(a).

     "End Date" shall have the meaning set forth in Section 8.2A(a)(i).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Executive Officer" shall mean, with respect to WCPT, any individual now or hereafter occupying one or more of the following offices: Chairman, President, Chief Financial Officer, Chief Operating Officer, Chief Executive Officer or General Counsel, or any other individual employed by WCPT who has an annual compensation of $100,000 or more.

     "Extraordinary Transaction" shall mean, with respect to any Person, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision); (iv) any issuance of equity securities of such Person in exchange for assets (other than an issuance of securities for cash or an issuance of securities pursuant to an employee benefit plan); (v) any change of control (as defined below) of such Person or (vi) the adoption of any plan of liquidation or dissolution of such Person. For purposes of this definition, "change of control" with respect to any Person means (a) the acquisition by another Person of more than 20% of the voting stock in such Person or (b) the change in membership of a majority of such Person's board of directors.

     "Failed Contribution" shall have the meaning set forth in Section 5.3.

     "Fiscal Year" shall mean the fiscal year of the Company, which shall be the calendar year; but upon termination of the Company, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

     "Funded Portion" shall have the meaning set forth in Section 5.3.

                             Exhibit 10.50 Page 15

     "Funding Debt" shall mean any Indebtedness incurred by WCPT in compliance with the terms and provisions of Section 4.2(e).

                             Exhibit 10.50 Page 16

     "Funding Percentage" shall mean, with respect to each Managing Member, such Managing Member's pro rata share of the capital contribution required by a Mandatory Capital Call or a Capital Call, as the case may be, determined by dividing (x) the amount remaining for such Managing Member's Capital Commitment by (y) the sum of the amounts remaining for the Capital Commitments of all of the Managing Members ($106,081,275). The initial Funding Percentage for each Managing Member as of the date hereof is as follows:

                  WHWEL:               7.41031%
                  Whitehall XI:       73.69150%
                  WCPT:               18.89819%
                                    ----------
                  Total:            100.00000%

     "Goldman Sachs Group" shall mean The Goldman Sachs Group, Inc., a Delaware corporation, and any successors and assigns to or of all or substantially all of its business.

     "Holding Co." shall have the meaning set forth in the first paragraph of this Agreement.

     "Holding Co. Contributed Asset" shall mean the 100% membership interest in WXI/Mt. Bethel Road L.L.C.

     "Holdings" shall have the meaning set forth in the third paragraph of this Agreement.

     "Hub Target Market" shall mean the Commonwealth of Massachusetts and the States of Maine, New Hampshire, Rhode Island and Vermont.

     "Income" shall have the meaning set forth in Section 2.10.

     "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness and obligations of or assumed by such Person in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person) or evidenced by a promissory note, bond, debenture, letter of credit reimbursement agreement or other written obligations to pay money for borrowed money; (ii) any indebtedness or obligation of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligation is assumed by such Person; (iii) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party other than a Subsidiary; (iv) indebtedness for the deferred purchase price of property or services; (v) obligations of such Person incurred in connection with entering into a Lease which, in accordance with generally accepted accounting principles, should be capitalized; and (vi) the indebtedness or obligations of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "Indemnified Parties" shall have the meaning set forth in Section 4.3(a).

     "Institutional Lender" shall mean an Affiliate of any Member and/or any one or more of the following other entities, PROVIDED that for any such other entity to qualify as an Institutional Lender hereunder, such other entity, together with its Affiliates, must have total assets of at least $5,000,000,000 and stockholders' equity or net worth of at least $250,000,000 (or, in either case, the equivalent thereof

                             Exhibit 10.50 Page 17
in a foreign currency) as of the date the loan is made: a savings bank, a savings and loan association, a commercial bank or trust company, an insurance company subject to regulation by any governmental authority or body, a real estate investment trust, a union, governmental or secular employees welfare, benefit, pension or retirement fund, a pension fund property unit trust (whether authorized or unauthorized), an investment company or trust, a merchant or investment bank or any other entity generally viewed as an institutional lender. In each of the foregoing cases, such Affiliate or other entity shall constitute an Institutional Lender whether (i) acting for itself or (ii) as trustee, in a fiduciary, management or advisory capacity or, in the case of a bank, as agent bank, for any number of lenders, so long as in the case of clause (ii) the day-to-day management decisions relating to the loan are either exercised by or recommended by such Institutional Lender and, during the life of the loan, such Institutional Lender shall only be removed from its clause (ii) capacity if it is replaced by another Institutional Lender also so acting under clause (ii).

     "Insurance Program" shall have the meaning set forth in Section 3.4.

     "Interest" shall mean the entire interest of a Member in the Company at any particular time, including the Percentage Interest and Series A Preferred Percentage Interest of such Member, together with the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. The Interest of any Member may be expressed as a number of Membership Units or Series A Preferred Membership Units, or a combination thereof.

     "Interim Capital Contribution" shall mean the portion of a Capital Contribution made by any Managing Member that (x) is designated by the Manager as an "Interim Capital Contribution" in the Capital Call for such Capital Contribution and (y) is returned to such Managing Member pursuant to Section 7.1(b)(i) not later than the earlier to occur of (i) the date that is five (5) months of the date such Capital Contribution is made and (ii) December 31, 2000; PROVIDED, however, that (A) a portion of a Capital Contribution may be designated as an Interim Capital Contribution only if proceeds of such Capital Contribution are used in connection with the acquisition of one or more Properties by the Company or one or more Subsidiaries of the Company, (B) no amount in excess of eighty percent (80%) of any particular Capital Contribution may be designated as an Interim Capital Contribution and (C) the fraction, expressed as a percentage, obtained by dividing (1) the sum of (x) the amount of any Capital Contribution made in connection with the acquisition of a Property that is designated as an Interim Capital Contribution and the proceeds of which are used to acquire a specific Property and (y) the amount of mortgage financing incurred in connection with the acquisition by the Company or a Subsidiary of such Property and secured by such Property by (2) the gross acquisition costs paid for such Property may not exceed 80%. For the avoidance of doubt, unless a Capital Contribution satisfies the foregoing parameters it shall not be designated as an "Interim Capital Contribution" and shall not be returnable pursuant to Section 7.1(b)(i) (and shall instead be returnable pursuant to
Section 7.1(b)(iii)), and unless a Capital Contribution that is properly designated as an Interim Capital Contribution is returned pursuant to Section 7.1(b)(i) prior to the date specified in clause (y) of the first sentence of this definition, such Capital Contribution shall cease to be designated as an "Interim Capital Contribution" and shall cease to be returnable pursuant to
Section   7.1(b)(i)  and  shall  instead  be  returnable   pursuant  to  Section
7.1(b)(iii).

                             Exhibit 10.50 Page 18

     "Internal Rate of Return" shall mean, with respect to any Member, that such Member has achieved an internal rate of return of a specified percentage per annum, which shall occur when the total Capital Contributions (including Interim Capital Contributions) made from time to time by such Member are returned to such Member together with an annual return equal to such specified percentage calculated commencing on the date such Capital Contributions (including Interim Capital Contributions) are or were made (or deemed to be made as specified in
Schedule 5.1) and compounded annually to the extent not paid on a current basis, taking into account the timing and amounts of all previous Capital Contributions (including Interim Capital Contributions) by such Member to the Company and all previous distributions by the Company to such Member under this Agreement (or deemed to be made pursuant to this Agreement). For purposes of computing such internal rate of return, (i) any Capital Contribution (including any Interim Capital Contribution) made by such Member and any distribution of funds received by such Member at any time during a month shall be deemed to be made or received on the first day of such month, (ii) all capital contributions made by any Managing Member and Saracen Member to either WWP or WWP II shall be deemed to have been a Capital Contribution by such Member to the Company in the same amount and as of the same date contributed to either WWP or WWP II, as applicable, all as shown in Schedule 5.1, (iii) the contribution by Holding Co. of the Holding Co. Contributed Asset shall be deemed to have been made as of the Closing Date in an amount equal to the all-in acquisition cost of such asset (excluding the amount of the Assumed Financing), as shown in Schedule 5.1 and
(iv) all distributions received by any Member from either WWP or WWPII shall be deemed to have been received by such Member from the Company in the same amount and as of the same date received from either WWP or WWP II, as applicable, all as shown in Schedule 5.1. Notwithstanding anything to the contrary contained herein, the WWP Contribution and WWG Contribution shall not be deemed to be a Capital Contribution for purposes of computing such Internal Rate of Return.

     "Investment Notice" shall have the meaning set forth in Section 4.2(c).

     "IRS" shall mean the Internal Revenue Service.

     "Leasing Plan" shall mean, with respect to any Property, the leasing guidelines prepared by the Manager for each type of planned use of such Property (E.G. commercial, industrial or retail) containing parameters for minimum rents, tenant allowances, operating expense recaptures, financial condition of tenants, free rent, lease assignments and assumptions, overages and tenant improvements to the extent such information is available and pertinent.

     "Lender Member" shall have the meaning set forth in Section 7.4.

     "Lien" shall mean any lien, mortgage, charge, restriction, option, right of first refusal or offer, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other claim of any kind or nature against any Property securing any Indebtedness, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute or law or otherwise.

     "Losses" shall have the meaning set forth in Section 6.2(a).

     "Major Decisions" shall have the meaning set forth in Section 3.4.A.

                             Exhibit 10.50 Page 19

     "Management Committee" shall have the meaning set forth in Section 3.5 hereof.

     "Manager" (i) shall mean WCPT upon the execution and delivery hereof, (ii) except as set forth in clause (iii) below, if for any reason WCPT ceases to be the Manager, shall thereafter mean another Person appointed by the Management Committee or (iii) if WCPT ceases to be the Manager pursuant to Section 9.1, shall thereafter mean another Person appointed by WHWEL and Whitehall XI.

     "Managing Members" shall mean WCPT, WHWEL and Whitehall XI.

     "Mandatory Capital Call" shall mean a Capital Call for any capital contributions that would be required pursuant to Section 5.2(a).

     "Marketing Member" shall have the meaning set forth in Section 8.2(a).

     "Marketing Period" shall have the meaning set forth in Section 8.2(d).

     "Marketing Plan" shall mean, with respect to any Property or appropriate part thereof, the comprehensive plan for marketing and leasing the space in such Property, which plan shall be submitted by the Manager to, and approved by, the Management Committee.

     "Member-Funded Debt" shall mean any non-recourse debt of the Company which is loaned or guaranteed by any Member and/or is treated as Member non-recourse debt with respect to a Member under Treasury Regulations Section 1.704-2(b)(4).

     "Member Loan" shall mean any loan made by a Member to another Member pursuant to Section 5.3(b).

     "Members" shall mean WHWEL, WCPT, Saracen, Whitehall XI and Holding Co. (for as long as such Persons are still members of the Company), their successors and permitted assigns and any other members admitted to the Company in accordance with Article VIII.

     "Membership Capital Accounts" shall have the meaning set forth in Section 6.1(e).

     "Membership Unit" shall mean a fractional, undivided share of the Interest of all Members issued pursuant to Section 5.1 or Section 5.9 hereof, but shall not include the Series A Preferred Membership Units. As of the date hereof, there shall be considered to be 10,698,331 Membership Units outstanding. The Management Committee may create and authorize the issuance of new membership interests and may designate one or more new classes of membership interests and establish the designations, preferences and relative, participating, optional or other special rights, powers and duties of each class of membership interests. The number of Membership Units owned by any Member may be expressed as such Member's Percentage Interest. The Membership Units are not intended to be characterized as "securities" for any purpose (including any securities laws).

     "Minimum Gain" shall mean an amount equal to the excess of the principal amount of debt, for which no Member is liable ("non-recourse debt"), secured by Company Assets or any assets of its Subsidiaries, over the adjusted basis of such Company Assets or assets of its Subsidiaries which

                             Exhibit 10.50 Page 20
represents the minimum taxable gain which would be recognized by the Company if the non-recourse debt were foreclosed upon and the Company Assets or any assets of its Subsidiaries were transferred to the creditor in satisfaction thereof, and which is referred to as "minimum gain" in Treasury Regulations Section 1.704-1(b)(4)(iv). A Member's share of Minimum Gain shall be determined pursuant to the above-cited Treasury Regulations.

     "Necessary Expenditure" shall mean, (i) to the extent Available Cash is not sufficient to pay for any expenditure whether or not of a recurring nature (x) that is necessary, in the reasonable discretion of either the Manager, WHWEL or Whitehall XI, to preserve or protect the assets of the Company, including, without limitation, real estate taxes, insurance payments, costs of restoring the assets of the Company after a casualty or condemnation thereof, costs of any capital expenditure necessary to protect the structural integrity of any asset of the Company or human health or safety, utility costs, costs of compliance with law, payments on or of contractual obligations and debts of the Company, tenant improvements and leasing commissions, or (y) that is required to effectuate or pay for any cost, expense or transaction provided for in an Approved Budget and (ii) any obligation to fund the purchase price and other costs of acquiring any Office Property, the acquisition of which has been approved by the Management Committee.

     "net equity" shall mean, with respect to an entity, the book value (before depreciation) of such entity's assets less the liabilities of such entity, and, with respect to any property, the book value (before depreciation) of such property less the liabilities with respect to such property.

     "New Member" shall mean any Member other than one of the Managing Members, Saracen or Holding Co. Any New Member may be issued a new class of membership interests with such classifications and designations as the Management Committee shall determine.

     "New Warrant Agreement" shall mean the Warrant Agreement dated as of the date hereof between WRP and United States Trust Company of New York, as warrant agent, as such agreement may be amended or restated from time to time.

     "New WRP Warrants" shall mean the warrants that were originally to have been issued to WHWEL by WRP pursuant to the New Warrant Agreement and, at the direction of WHWEL, have been instead issued to Holding Co. as of the date hereof.

     "Nomura Loan" shall mean that certain loan made by Nomura Asset Corporation to Wells Senior Holdings LLC in the original principal amount of $69,000,000.00 as evidenced by the documents and instruments described in Exhibit C to the Contribution Agreement.

     "Nomura Properties" shall mean, collectively, (x) each of the parcels of land described on Exhibits B-1 through Exhibits B-5 annexed to the Contribution Agreement and the improvements located on such land, and (y) the Dedham Place Condominium Unit and all of the Appurtenant Interests (as such term is defined in the Condominium Documents) relating to the Dedham Place Condominium Unit; each of the foregoing being commonly known, respectively, as 333 Elm Street, Norfolk, Massachusetts; 128 Technology Center, Westwood, Massachusetts; 201 University Avenue, Westwood, Massachusetts; 7/57 Wells Avenue, Newton Massachusetts; 75/85/95 Wells Avenue, Newton, Massachusetts; and Dedham Place, Dedham, Massachusetts.

                             Exhibit 10.50 Page 21

     "Non-Contributing Member" shall have the meaning set forth in Section 5.3.

     "Non-Marketing Member" shall have the meaning set forth in Section 8.2(a).

     "Non-Nomura Properties" shall mean, collectively, each of the parcels of land described on Exhibits B-6 through Exhibits B-13 annexed to the Contribution Agreement and the improvements located on such land, and commonly known as 74 Turner Street, Waltham, Massachusetts; 60 Turner Street, Waltham, Massachusetts; 70 Wells Avenue, Newton, Massachusetts; 100 Wells Avenue, Newton, Massachusetts; 150 Wells Avenue, Newton, Massachusetts; 160 Wells Avenue, Newton, Massachusetts; and 2331 Congress Street, Portland, Maine.

     "Non-Triggering  Saracen  Transfer"  shall  have the  meaning  set forth in
Section 8.2A(a)(ii).

     "Notice of Conversion" shall mean a Notice of Conversion substantially in the form of Exhibit D.

     "Notional Contribution" shall have the meaning set forth in Section 5.4(b).

     "Objection Notice" shall have the meaning set forth in Section 11.3(c).

     "Offer Notice" shall have the meaning set forth in Section 8.3.

     "Office Property" shall mean any office building property, including, without limitation, a research and development facility or a mixed-use complex, not less than 40% of the rentable square footage of which is used for offices and/or research and development space.

     "150 Mt. Bethel Road" shall mean the parcel of land and the improvements located on such land, and commonly known as 150 Mt. Bethel Road, Warren, New Jersey.

     "Operational Decisions" shall have the meaning set forth in Section 3.4.B.

     "Organizational Document" of a Person shall mean (i) with respect to a corporation, such Person's certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) with respect to a partnership, such Person's certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests or (iii) with respect to a limited liability company, such Person's certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests.

     "Payments" shall have the meaning set forth in Section 8.2A(a)(xiii).

     "Percentage Interest" shall mean, with respect to any Member, the percentage interest listed for each Member in Schedule 5.1 with respect to its Membership Units, as the same may be adjusted pursuant to the terms of this Agreement.

                             Exhibit 10.50 Page 22

     "Permitted Liens" shall mean (i) Liens for taxes and other similar charges not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (ii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens; PROVIDED that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, interfering with the ordinary conduct of business at the relevant property; (iv) leases or subleases granted to others, whether existing now or hereafter entered into, in the ordinary course of business; (v) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay and (vi) any Lien set forth on Schedule B (or any equivalent schedule) as an exception to the title insurance policies insuring the title of the Company or any of its Subsidiaries in and to the Properties.

     "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

     "Plan Asset Regulation" shall mean the Department of Labor Regulation ss.2510.3-101, as amended.

     "Pledgee" shall have the meaning set forth in Section 8.1(b).

     "Pledgor" shall have the meaning set forth in Section 8.1(b).

     "Profits" shall have the meaning set forth in Section 6.2(a).

     "Preferred Distribution" shall mean an amount equal to 6% per annum of the Preferred Value, calculated on a cumulative basis for each calendar quarter during a calendar year (i.e., from the first day of the year) through the end of the calendar quarter for which the Preferred Distribution is being determined).

     "Preferred Distribution Amount" shall mean, for any calendar quarter, an amount equal to (A) the greater of (i) the Preferred Distribution and (ii) an amount equal to (x) the Preferred Percentage times (y) the excess of Cumulative Distribution Amount over all distributions made pursuant to Section
7.1(b)(ii)(A) of this Agreement in the current calendar year, less (B) all distributions theretofore made pursuant to Section 7.1(b)(ii)(B) of this Agreement with respect to the then current calendar year. For illustrative purposes, an example of the manner in which the Preferred Distribution Amount is calculated under various hypothetical assumptions is set forth in Schedule 7.1.

     "Preferred Holders" shall have the meaning set forth in Section 3.5(c)(i).

                             Exhibit 10.50 Page 23

     "Preferred Limitation" shall mean, with respect to any calendar year, the sum of the Unpaid Preferred Distribution (as of the first day of such calendar year) and the Preferred Distribution Amount for such calendar year. The parties agree that, for purposes of calculating the Preferred Limitation, the Cumulative Distribution Amount shall be calculated based only on actual cash distributions made pursuant to Section 7.1.

     "Preferred Percentage" shall mean a fraction (expressed as a percentage), the numerator of which is the number of Converted Units and the denominator of which is the number of Total Units.

     "Preferred Value" shall mean an amount equal to the product of $25 and the number of Series A Preferred Membership Units outstanding.

     "Promote" shall mean the aggregate distributions that would be made to the Manager pursuant to Sections 7.1(c)(iii)(y), 7.1(c)(iv)(y), 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y), 7.1(e)(iv)(y), 7.1(f)(iii)(y), 7.1(f)(iv)(y),
7.1(g)(iii)(y), 7.1(g)(iv)(y), 7.1(h)(iii)(y) and 7.1(h)(iv)(y).

     "Promote Payments" shall mean an amount, as determined from time to time, equal to: (i) with respect to WHWEL, the sum of all amounts paid to the Manager pursuant to Section 7.1(c)(iii)(y) or (iv)(y) and not returned to WHWEL pursuant to Section 7.2; (ii) with respect to Whitehall XI, the sum of all amounts paid to the Manager pursuant to Section 7.1(d)(iii)(y) or (iv)(y) and not returned to Whitehall XI pursuant to Section 7.2; (iii) with respect to Holding Co., the sum of all amounts paid to the Manager pursuant to Section 7.1(e)(iii)(y) or (iv)(y) and not returned to Holding Co. pursuant to Section 7.2; and (iv) with respect to WCPT, the sum of all amounts paid to the Manager pursuant to (A) Section 7.1(f)(iii)(y) or (iv)(y) and (B) Section 7.1(g)(iii)(y) or (iv)(y) and not returned to WCPT pursuant to Section 7.2.

     "Property" and "Properties" shall have the meanings set forth in Section 2.4(a).

     "Property Loan" shall mean any bridge, permanent or construction financing obtained by the Company or any of its Subsidiaries in accordance with the provisions hereof relating to one or more Properties which may be secured by a mortgage, or similar security in the nature of a mortgage, on such Properties, and which is to be entered into for the purpose of financing or refinancing the acquisition, construction, development, and/or operation of such Properties.

     "publicly traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

     "Rand" shall have the meaning set forth in Section 3.5(c)(ii).

     "recapture income" shall have the meaning set forth in the Code and the applicable Treasury Regulations.

     "Required Amortization" shall have the meaning set forth in Section 8.2A(a)(ii).

                             Exhibit 10.50 Page 24

     "Required Committee Approval" shall mean, with respect to any Major Decision, the affirmative approval of no fewer than one Committee Representative appointed by each of WHWEL and Whitehall XI and two Committee Representatives appointed by WCPT, and with respect to any Operational Decision, the affirmative approval of no fewer than one Committee Representative appointed by either WHWEL or Whitehall XI and one Committee Representative appointed by WCPT. During a Preferential Distribution Non-Payment (as defined in the Series A Terms), "Required Committee Approval" shall mean, with respect to any Major Decision or Operational Decision, the affirmative approval of a majority of Committee Representatives then having voting, consent, approval or determination rights on the Management Committee, PROVIDED, however, that during a Preferential Distribution Non-Payment (as defined in the Series A Terms), any Major Decision or Operational Decision which would require any Managing Member to make additional Capital Contributions (other than pursuant to Section 5.2(a) below) shall require the applicable Required Committee Approval referred to in the immediately preceding sentence.

     "Requisite Promote" shall mean an amount, as determined from time to time, equal to:

     (i) with respect to WHWEL, the sum of (a) 17.5% of the total distributions distributed to WHWEL pursuant to Section 7.1(b) in excess of a 17.5% Internal Rate of Return (but only with respect to any such distributions that, after deducting the amount of the Promote Payments made by WHWEL, provide WHWEL with an Internal Rate of Return of up to 22.5%), plus (b) 22.5% of the total distributions distributed to WHWEL pursuant to Section 7.1(b) that, after deducting the amount of the Promote Payments made by WHWEL, provide WHWEL with an Internal Rate of Return in excess of 22.5%;

     (ii) with respect to Whitehall XI, the sum of (a) 20% of the total distributions distributed to Whitehall XI pursuant to Section 7.1(b) in excess of a 15% Internal Rate of Return (but only with respect to any such distributions that, after deducting the amount of the Promote Payments made by Whitehall XI, provide Whitehall XI with an Internal Rate of Return of up to 25%), plus (b) 25% of the total distributions distributed to Whitehall XI pursuant to Section 7.1(b) that, after deducting the amount of the Promote Payments made by Whitehall XI, provide Whitehall XI with an Internal Rate of Return in excess in excess of 25%;

     (iii) with respect to Holding Co., the sum of (a) 20% of the total distributions distributed to Holding Co. pursuant to Section 7.1(b) in excess of a 15% Internal Rate of Return (but only with respect to any such distributions that, after deducting the amount of the Promote Payments made by Holding Co., provide Holding Co. with an Internal Rate of Return of up to 25%), plus (b) 25% of the total distributions distributed to Holding Co. pursuant to Section 7.1(b) that, after deducting the amount of the Promote Payments made by Holding Co., provide Holding Co. with an Internal Rate of Return in excess in excess of 25%;

     (iv) with respect to WCPT on account of the WCPT I Distributions, the sum of (a) 17.5% of the total distributions distributed to WCPT pursuant to Section 7.1(b) in excess of a 17.5% Internal Rate of Return with respect to the WCPT Phase I Capital Contributions (but only with respect to any such distributions that, after deducting the amount of the Promote Payments made by WCPT, provide WCPT with an Internal Rate of Return of up to 22.5% with respect to the WCPT Phase I Capital Contributions), plus (b) 22.5% of the total distributions distributed to

                             Exhibit 10.50 Page 25

WCPT pursuant to Section 7.1(b) that, after deducting the amount of the Promote Payments made by WCPT, provide WCPT with an Internal Rate of Return in excess of 22.5% with respect to the WCPT Phase I Capital Contributions; and

     (v) with respect to WCPT on account of its WCPT II Distributions, the sum of (a) 20% of the total distributions distributed to WCPT pursuant to Section 7.1(b) in excess of a 15% Internal Rate of Return with respect to the WCPT Phase II Capital Contributions (but only with respect to any such distributions that, after deducting the amount of the Promote Payments made by WCPT, provide WCPT with an Internal Rate of Return of up to 25% with respect to the WCPT Phase II Capital Contributions), plus (b) 25% of the total distributions distributed to WCPT pursuant to Section 7.1(b) that, after deducting the amount of the Promote Payments made by WCPT, provide WCPT with an Internal Rate of Return in excess in excess of 25%.

     "Rights" shall mean any rights, options, warrants or convertible or exchangeable securities (or instruments exchangeable or convertible into any of the foregoing) that in any case entitle the holder to subscribe for or purchase or otherwise receive one or more Shares or any other securities or property of WCPT.

     "Rules" shall have the meaning set forth in Section 5.10.

     "Sales Notice" shall have the meaning set forth in Section 8.2(a).

     "Saracen" or "Saracen Members" shall mean the Members set forth on Schedule 1 annexed hereto, provided, however that, solely for purposes of Sections 4.2(f), 8.3, 8.10 and 12.1 hereof, Rand shall not be deemed a Saracen Member, but shall have the rights set forth in said Sections.

     "Saracen Closing" shall mean the transactions whereby WWP acquired certain assets in exchange for cash, the assumption of certain liabilities, "Membership Units" of WWP, "Series A Preferred Membership Units" of WWP and other good and valuable consideration in accordance with the terms WWP Agreement and the terms of the Contribution Agreement.

     "Saracen Current Owners" shall mean Wells Avenue Senior Holdings LLC, 150 Wells Avenue Realty Trust, River Park Realty Trust, Seventy Wells Avenue LLC, Newton Acquisition LLC I, Saracen Portland L.L.C., KSA Newton Acquisition Limited Partnership II, KSA Newton Limited Partnership I and Dominic J. Saraceno.

     "Saracen Debt Reduction Event" shall have the meaning set forth in Section 8.2A(a)(iv).

     "Saracen Gain" shall have the meaning set forth in Section 8.2A(a)(iii).

     "Saracen Gain Recognition" shall have the meaning set forth in Section 8.2A(a)(iii).

     "Saracen Indemnitee Member" shall have the meaning set forth in Section 8.2A(a)(iii).

     "Section  8.2(c)  Termination  Date"  shall have the  meaning  set forth in
Section 8.2(d).

                             Exhibit 10.50 Page 26

     "Series A Capital Accounts" shall have the meaning set forth in Section 6.1(e).

     "Series A Preferred Membership Units" shall mean the Company's Series A 6% Convertible Preferred Membership Units with a liquidation preference per unit equal to $25, which shall have the rights, preferences and privileges as set forth in the Series A Terms.

     "Series A Preferred Percentage Interest" shall mean the percentage interest listed for each Member in Schedule 5.1(h) with respect to its Series A Preferred Membership Units, as the same may be adjusted pursuant to the terms of this Agreement.

     "Series A Terms" shall mean the terms of the Company's Series A 6% Convertible Preferred Membership Units as set forth in Exhibit A annexed hereto.

     "72 River Park Property" shall mean the parcel of land and the improvements
located  on  such  land,  and  commonly   known  as  72  River  Park,   Needham,
Massachusetts.

     "Share" shall mean a share of beneficial interest (or other comparable equity interest) of WCPT. If there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Membership Interests for which the reference to Shares is made.

     "Shares Amount" shall mean a number of Shares equal to the product of the number of Membership Units offered for conversion times the Conversion Factor; PROVIDED that, if WCPT, at any time, issues any Rights to the holders of Shares, then the Shares Amount shall also include such Rights that a holder of that number of Shares would have been entitled to receive.

     "Specified Conversion Date" shall mean the tenth Business Day after receipt by WCPT of a Notice of Conversion.

     "Subject Asset" shall have the meaning set forth in Section 8.2(a).

     "Subsidiary" shall mean any Person more than 50% owned, directly or indirectly, by the Company and over which the Company has management control. No Subsidiary may be a corporation without the consent of the Management Committee.

     "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 8.7.

     "Tag Along  Election  Notice"  shall have the  meaning set forth in Section
8.10.

     "Tag Along Notice" shall have the meaning set forth in Section 8.10.

     "Tag Along Transaction" shall have the meaning set forth in Section 8.10.

     "Target  Territory"  shall  mean the  Commonwealths  of  Massachusetts  and
Virginia  and  the  States  of  Connecticut,   Delaware,  Maine,  Maryland,  New
Hampshire,  New Jersey, New York,

                             Exhibit 10.50 Page 27

Pennsylvania, Rhode Island and Vermont, the greater metropolitan region (including central business district and suburban markets) of Washington, D.C. and each other greater metropolitan region (including central business district and suburban markets) in which the Company and/or its Subsidiaries own one or more Office Properties having a total purchase price of $15 million in the aggregate.

     "Tax Matters Member" shall mean Whitehall XI.

     "Tax Liability Reserve Account" shall have the meaning set forth in Section 8.2A(c).

     "Tax Returns" shall have the meaning set forth in Section 8.2A(a)(xi).

                             Exhibit 10.50 Page 28

     "Total Units" shall mean the number of Membership Units outstanding plus the number of Converted Units.

     "Transfer" shall have the meaning set forth in Section 8.1(a).

     "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

     "Unpaid Preferred Distribution" means, for any calendar quarter, an amount determined as of the close of the preceding calendar year equal to (A) the sum of the Preferred Distribution Amounts for such preceding calendar year and all prior years, less (B) the sum of all distributions made pursuant to Section 7.1(b)(ii) of this Agreement with respect to such preceding calendar year and all prior years, less (C) all distributions theretofore made pursuant to Section 7.1(b)(ii)(A) of this Agreement with respect to the then current year. As of the date hereof, but subject to that certain letter agreement, dated as of the date hereof, executed by the Company in favor of the Saracen Members, the amount of the Unpaid Preferred Distribution is equal to zero ($0).

     "Warrant Agreement" shall mean the Warrant Agreement dated as of August 28, 1997 between WRP and United States Trust Company of New York, as warrant agent, as such agreement may be amended or restated from time to time.

     "WCPT" shall have the meaning set forth in the first paragraph of this Agreement.

     "WCPT Amount" shall have the meaning set forth in Section 7.1(i).

     "WCPT I Distributions" shall mean, as of any date, an amount equal to the product of (x) the distributions made to WCPT, WHWEL, Whitehall XI and Holding Co. pursuant to Section 7.1(b)(iii)(B) multiplied by (y) the quotient (expressed as a percentage rounded up to the nearest one ten- thousandth (0.0001)) of the WCPT I Percentage Interest divided by the Combined Whitehall/WCPT Percentage Interest.

     "WCPT II Distributions" shall mean, as of any date, an amount equal to the product of (x) the distributions made to WCPT, WHWEL, Whitehall XI and Holding Co. pursuant to Section 7.1(b)(iii)(B) multiplied by (y) the quotient (expressed as a percentage rounded up to the nearest one ten-

                             Exhibit 10.50 Page 29
thousandth (0.0001)) of the WCPT II Percentage Interest divided by the Combined Whitehall/WCPT Percentage Interest.

     "WCPT I Percentage Interest" shall mean the percentage obtained by dividing
(A) the number of Membership Units issued to WCPT as of the date hereof, plus the number of Membership Units issued to WCPT after the date hereof in respect of the WCPT Phase I Capital Contribution as of such date by (B) the total number of Membership Units issued to WCPT as of such date.

     "WCPT II Percentage Interest" shall mean the percentage obtained by dividing (A) the number of Membership Units issued to WCPT after the date hereof in respect of the WCPT Phase II Capital Contribution as of such date by (B) the total number of Membership Units issued to WCPT as of such date.

     "WCPT IPO" shall have the meaning set forth in Section 8.3(e).

     "WCPT Phase I Capital Contributions" shall mean, as of any date, the sum of $64,652,543, plus the product of (x) WCPT's total Capital Contributions funded as of such date (excluding Capital Contributions funded prior to the date hereof) multiplied by (y) 0.51615.

     "WCPT Phase II Capital Contributions" shall mean, as of any date, the sum of $300,000, plus the product of (x) WCPT's total Capital Contributions funded as of such date multiplied by (y) 0.48385.

     "Whitehall XI" shall have the meaning set forth in the first paragraph of this Agreement.

     "Whitehall Group" shall mean, collectively, WHWEL, Whitehall XI and Holding Co., together with any assignees or transferees to the extent permitted hereunder.

     "Whitehall  Registration  Statement"  shall have the  meaning  set forth in
Section 8.3(e).

     "WHWEL" shall have the meaning set forth in the first paragraph of this Agreement.

     "WRP" shall mean Wellsford Real Properties, Inc., a Maryland corporation.

     "WRP At-Market Shares" shall mean the shares of WRP issued to WHWEL pursuant to the WRP Letter Agreement in exchange for Membership Units owned by WHWEL.

     "WRP Letter Agreement" shall mean the letter agreement, dated as of the date hereof, between WHWEL and WRP concerning the conversion of WHWEL's Membership Units into WRP At- Market Shares.

     "WRP Shares" shall mean shares of common stock, $.01 par value per share, of WRP.

     "WRP Warrants" shall mean the warrants that were originally issued to WHWEL by WRP pursuant to the Warrant Agreement, which have been assigned to Holding Co. as of the date hereof.

                             Exhibit 10.50 Page 30

     "WWG Contribution" shall have the meaning set forth in the fourth paragraph of this Agreement.

     "WWP" shall have the meaning set forth in the second paragraph of this Agreement.

     "WWP II" shall have the meaning set forth in the third paragraph of this Agreement.

     "WWP Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

     "WWP Contribution" shall have the meaning set forth in the third paragraph of this Agreement.

     1.2. Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include both the plural and the singular;

     (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (c) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II.

                          THE COMPANY AND ITS BUSINESS
                          ----------------------------

     2.1. Company Name. The business of the Company shall be conducted under the name of "Wellsford/Whitehall Group, L.L.C." in the State of Delaware and under such name or such assumed names as the Management Committee deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

     2.2. Term. The term of the Company will commence on the date of this Agreement and shall continue in full force and effect until December 31, 2045, unless sooner terminated or dissolved as hereinafter provided.

     2.3. Filing of Certificate and Amendments. The Manager shall (and shall have the power and authority to) execute and file the Certificate of Formation and any required amendments thereto and do all other acts requisite for the constitution of the Company as a limited liability company pursuant to the laws of the State of Delaware or any other applicable law and for enabling the Company or its Subsidiaries to conduct business in each jurisdiction where the Properties are located.

                             Exhibit 10.50 Page 31

     2.4. Purpose and Business; Powers; Scope of Members' Authority. (a) The Company is organized primarily for the purpose of directly or indirectly acquiring, owning, financing, managing, maintaining, operating, improving, developing and selling real property (each real property owned by the Company or one of its Subsidiaries, together with all improvements thereon and personal property owned by the Company or its Subsidiary related thereto, a "Property", and all properties collectively, the "Properties"). As of the date of hereof, the Properties are those listed in Schedule 2.4A and the Subsidiaries are those listed in Schedule 2.4B. Subject to the other terms and conditions of this Agreement, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company and its Subsidiaries, including, without limitation, full power and authority, directly or through its Subsidiaries, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop any Property, and lease, sell, transfer and dispose of any Property. The Company will at all times operate in a manner so as to be exempt from the provisions of the Investment Company Act of 1940, as amended.

     (b) Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Member. Neither the Company nor any Member shall, by virtue of executing this Agree ment, be responsible or liable for any indebtedness or obligation of the other Members or otherwise relating to any Property incurred or arising either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness, or obligations expressly assumed by the Company as of the date of this Agreement or incurred thereafter pursuant to and as limited by the terms of this Agreement.

     2.5. Principal Office; Registered Agent. The principal office of the Company shall be 535 Madison Avenue, 26th Floor, New York, New York 10022. The Company may change its place of business to such location or locations as may at any time or from time to time be determined by the Management Committee. The mailing address of the Company shall be c/o Wellsford Commercial Properties Trust, 535 Madison Avenue, 26th Floor, New York, New York 10022, or such other address as may be selected from time to time by the Management Committee. The Company shall maintain a registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the Company's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     2.6. Names and Addresses of Members. The names and addresses of the Members are as set forth on Schedule 2.6 hereto.

     2.7. Representations and Warranties by the Company. To support the valuation as of the date hereof of each Membership Unit at $15.85, the Company hereby:

     (a) represents and warrants to each of Whitehall XI and Holding Co. that the representations and warranties in Schedule 2.7A are true and correct, as of the dates set forth therein,

                             Exhibit 10.50 Page 32
with respect to each of the Properties listed in Schedule 2.4A, each as described in the Disclosure Materials;

     (b) represents and warrants to each of Whitehall XI and Holding Co. that the representations and warranties in Schedule 2.7B are true and correct, as of the date hereof, with respect to the Company and each of the Subsidiaries listed in Schedule 2.4B; and

     (c) understands and acknowledges that each of Whitehall XI and Holding Co. is relying on such representations and warranties in making its decision to become a Member of the Company and contribute capital thereto.

     The  representations  and warranties in this Section 2.7, Schedule 2.7A and
Schedule 2.7B shall survive until May 15, 2000.

     2.8. Representations and Warranties by each Member.

     (a) Each Member (other than each Saracen Member) hereby represents and warrants to the other Members, as of the date hereof, that, with respect to itself only, the following representations and warranties are true and correct:

     (i) Such Member has been duly organized and is validly existing and in good standing in the jurisdiction of its organization and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Such Member has the requisite power and authority to carry on its business as it is now being, and is proposed to be, conducted.

     (ii) This Agreement has been duly authorized, executed and delivered by such Member and constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

     (iii) No order, permission, consent, approval, license, authorization, registration or filing by or with any government agency having jurisdiction over such Member or any other Person is required for the execution, delivery or performance by such Member of this Agreement or any other document or instrument to be executed and delivered by such Member (in its individual capacity or as a partner, member or other equity holder of any other Person) in connection with the Closing, except for such orders, permissions, consents, approvals, licenses, authorizations, registrations and filings as have already been obtained, given or made.

     (b) Each Saracen Member, with respect to itself only, hereby represents and warrants to the other Members, as of the date hereof, that this Agreement has been duly executed and delivered by such Saracen Member and constitutes a legal, valid and binding obligation of such Saracen Member, enforceable against such Saracen Member in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

                             Exhibit 10.50 Page 33

     (c) Holding Co. hereby represents and warrants to the other Members, as of the date hereof, that the following representations and warranties are true and correct:

     (i) Holding Co. owns 100% of the legal and beneficial interest in the Holding Co. Contributed Asset, free and clear of all Liens (other than the Assumed Financing) and, after giving effect to the Closing, the Company will own 100% of the assets of the Holding Co. Contributed Asset.

     (ii) Except for the Assumed Financing and liabilities arising in the ordinary course of business, Holding Co. has not created any liabilities of WXI/Mt. Bethel Road, L.L.C. of any nature, whether matured or unmatured, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to be become due, regardless of whether the disclosure thereof otherwise would be required by GAAP.

     2.9. Indemnification.

     (a) The Company shall indemnify each of Whitehall XI and Holding Co. against, and hold each of Whitehall XI or Holding Co. harmless from, its ratable share of any loss, liability, expense or damage incurred by the Company including, without limitation, reasonable counsel fees and disbursements and court costs (any such amount, a "Company Loss") accruing from or resulting by reason of any breach or inaccuracy of the representations and warranties made by the Company in Section 2.7, Schedule 2.7A and Schedule 2.7B; PROVIDED, however, that the Company shall have no liability hereunder for any Company Loss unless and until all Company Losses, taken together, exceed $500,000 in the aggregate and then the Company shall have liability hereunder only for the amount by which all Company Losses, taken together, exceed $500,000. For the purposes hereof, the ratable share of Whitehall XI's or Holding Co.'s Company Loss shall be an amount equal to the product of (x) the amount of such Company Loss times (y) the Percentage Interest of Whitehall XI or Holding Co., respectively, on the date that the claim is asserted. In lieu of a cash payment on account of such indemnity, Whitehall XI and Holding Co. shall each be issued additional
Membership Units based on a value per Membership Unit to be determined by the Management Committee (taking into account the Company Loss) so that, after giving effect to such issuance of additional Membership Units, the value (taking into account the Company Loss) of Membership Units owned by each of Whitehall XI and Holding Co. is equal to the product of (i) the number of Membership Units owned by Whitehall XI or Holding Co. (as applicable) immediately preceding such issuance, multiplied by (ii) the Deemed Value Per Membership Unit in effect immediately preceding such issuance. Whitehall XI or Holding Co. will notify the Company of any claim hereunder, and the Company will notify Whitehall XI and Holding Co., promptly after learning of an alleged Company Loss that could entitle Whitehall XI or Holding Co. to indemnification hereunder. No indemnification is given as to the fair market value of the "total assets" of the Company on the date hereof or any time thereafter. For purposes hereof, in the event any Subsidiary of the Company incurs a loss of the type described in the definition of Company Loss above, the Company shall be deemed to have incurred a Company Loss in an amount equal to the product of (i) the amount of such loss so incurred by such Subsidiary and (ii) the Company's ownership percentage in such Subsidiary on the date such loss is incurred. Neither Whitehall XI nor Holding Co. may commence any action or proceeding or otherwise make a claim for damages based upon a breach or inaccuracy of the representations and warranties made by the Company after May 15, 2000; provided, that this sentence shall not restrict Whitehall XI or Holding Co. from prosecuting or otherwise pursuing a claim

                             Exhibit 10.50 Page 34
for indemnification hereunder after such date with respect to any claim made (by written notice to the Company setting forth, with reasonable specificity, such claim and the grounds therefor) or proceeding or action commenced on or prior to May 15, 2000.

     2.10. Post-Closing Adjustments. The Company shall be entitled to receive, and Holding Co shall pay to the Company if received by Holding Co. or any of its Affiliates, all rents, receivables and other items of income (collectively, "Income") with respect to 150 Mt. Bethel Road that is received prior to, on or after the Closing Date that relates to any event or period after Closing, PROVIDED that Holding Co. shall be entitled to receive, and the Company shall pay to Holding Co., if received by the Company, all Income with respect to 150 Mt. Bethel Road owing by tenants or other Persons at 150 Mt. Bethel Road which accrued prior to the Closing Date, unless and to the extent any amounts are then due and payable by the payor of such income to the Company on account of any period after the Closing and such payment is not specifically designated to be applied to amounts owing which relate to events or periods prior to the Closing. No later than thirty (30) days after the Closing, the Company and Holding Co. shall collectively and jointly determine and calculate, with respect to 150 Mt. Bethel Road, the apportionment, as of midnight of the Closing Date, of real estate taxes, utilities and other expense items (but not items of Income, which are to be allocated as provided in the preceding sentence) that are customarily apportioned between buyers and sellers of real estate (collectively, the "Closing Date Proration"). If the Closing Date Proration shall be a credit to Holding Co., the Company shall remit to Holding Co. an amount equal to the Closing Date Proration. If the Closing Date Proration shall be a credit to the Company, Holding Co. shall remit to the Company an amount equal to the Closing Date Proration.


                                  ARTICLE III.

                         MANAGEMENT OF COMPANY BUSINESS;
                            POWERS AND DUTIES OF THE
                            MANAGER; MAJOR DECISIONS
                            ------------------------

                  3.1.  Management and Control.

     (a) Except as otherwise specifically set forth in this Agreement, including, without limitation, Sections 3.1(c), 3.2, 3.3, 3.4, 3.5 and 3.6, the Manager shall have the right, power and authority to conduct the business and affairs of the Company (whether for the Company itself or where the Company is acting in its capacity as a direct or indirect member, partner or owner of any Subsidiary) and to do all things necessary to carry on the business of the Company, and is hereby authorized to take any action of any kind and to do anything and everything the Manager deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. The Manager shall have the authority to carry out the Business Plan approved by the Management Committee for each Property subject to the limitations therein and in the Approved Budget.

     (b) As long as WCPT shall be the Manager, WCPT agrees to cause experienced and qualified personnel of WRP (or an Affiliate of WRP) to supervise the business of the Company and to devote such time to the business of the Company and its Subsidiaries as may be necessary to carry out the business and purpose of the Company and its Subsidiaries in a prudent and efficient manner. Prior to hiring or terminating any Executive Officer of WCPT, WCPT must first obtain written consent of each of

                             Exhibit 10.50 Page 35

WHWEL and Whitehall XI (or their respective Committee Representatives), which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of WHWEL and Whitehall XI (or their respective Committee
Representatives) shall not be required in connection with terminating an Executive Officer of WCPT who is also an Executive Officer of WRP.

     (c) The Manager shall not, without the prior approval of the Management Committee, take any action on behalf of or in the name of the Company (whether for the Company itself or where the Company is acting in its capacity as a direct or indirect member, partner or owner of any Subsidiary), or enter into any commitment or obligation binding upon the Company, except for (i) actions authorized under this Agreement and (ii) actions authorized by the Members or the Management Committee in the manner set forth herein. The Manager shall indemnify and hold harmless the Company, its Subsidiaries and the Members and their Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including but not limited to reasonable attorneys' fees) arising, directly or indirectly, in whole or in part, out of any breach of the provisions of this Section 3.1(c) by the Manager or its Affiliates.

     (d) The Management Committee shall have the full and exclusive right, power and authority to act on behalf of the Company (whether the Company is acting in its own behalf or in its capacity as a direct or indirect member, partner or owner of any Subsidiary) to the extent provided herein, including, without limitation, Sections 3.4, 3.5 and 3.7.

     3.2. Enumeration of Specific Duties. (a) Subject to the other provisions of this Article III, the Manager shall have the right, power, authority and (to the extent there are available funds from the Company or the appropriate Subsidiary) duty, all at the Company's expense, to manage the day- to-day business of the Company and the Subsidiaries and to implement the decisions made and the actions authorized for and on behalf of the Company by the Management Committee, including, without limitation, all of the following:

     (i) applying for and using diligent efforts to obtain any and all necessary consents, approvals and permits required for the occupancy and operation of each Property;

     (ii) supervising and managing the performance of all contractors performing work (including construction) including direct observation, inspection and supervision during the progress thereof; making final inspection of the completed work and approving bills for payment; obtaining the necessary receipts, releases, waivers, discharges and assurances to keep each Property free from mechanics' and materialmen's liens and other claims;

     (iii) paying, before delinquency and prior to the addition of interest or penalties, all taxes, assessments and other impositions applicable to each Property and other assets owned by the Company and its Subsidiaries, and undertaking any action or proceeding seeking to reduce such taxes, assessments or other impositions;

     (iv) procuring all necessary insurance to the extent available at commercially reasonable rates for the Company and its Subsidiaries in accordance with the Insurance Program adopted by the Company from time to time pursuant to clause (b) of the definition of

                             Exhibit 10.50 Page 36

"Operational Decision" set forth in Section 3.4.B. below (provided that the Manager shall increase any insurance coverage carried by the Company and its Subsidiaries or procure any additional insurance coverage (whether or not provided for in the Insurance Program) if required under the terms of any Property Loan or if requested to do so by the Management Committee to the extent it is commercially reasonable to do so); causing the Members to be named as additional insureds on all liability policies maintained by the Company and its Subsidiaries; delivering to the members of the Management Committee copies of all insurance policies maintained by the Company and its Subsidiaries from time to time, including renewals or replacements of any expiring policies prior to the expiration thereof;

     (v) verifying that appropriate insurance (including any required by the terms of any Property Loan) is maintained by each contractor performing work on a Property;

     (vi) executing and delivering leases and other legal documents necessary to carry out the business of the Company and its Subsidiaries (which legal documents shall have first been approved by the Management Committee if its approval is required pursuant to this Agreement, including, without limitation,
Section 3.4 below) PROVIDED that, the Management Committee shall be deemed to have approved the legal documents and tenants in respect of the leases described on Schedule 3.2(a)(vi);

     (vii) demanding, receiving, acknowledging and instituting legal action for recovery of any and all revenues, receipts and considerations due and payable to the Company or its Subsidiaries, in accordance with prudent business practices;

     (viii) keeping all books of account and other records of the Company and its Subsidiaries and delivering all reports in the manner provided in Article XI below and maintaining (or causing to be maintained) books of account and other records of the Subsidiaries separate and distinct from the books and records of the Company;

     (ix) maintaining all funds of the Company in a Company bank account in the manner provided in Article XI below, which funds shall not be commingled with the funds of the Subsidiaries or any other Person, conducting any and all banking transactions on behalf of the Company and adjusting and settling checking, savings, and other accounts with such institutions as the Management Committee shall deem appropriate;

     (x) delivering to the Management Committee members copies of any notices received from lenders, or other persons with whom the Company or its Subsidiaries have material contractual obligations, alleging any material deficiencies or defaults by the Company or its Subsidiaries under the said contractual arrangements;

     (xi) protecting and preserving the title and interests of the Company (and its Subsidiaries) in the Properties and all other assets of the Company, including keeping each Property and all other assets of the Company and its Subsidiaries free from mechanics' and materialmen's liens;

                             Exhibit 10.50 Page 37

     (xii) coordinating the defense of any claims, demands, suits or legal proceedings made or instituted against the Company (or its Subsidiaries) or the Members (as members of the Company) by other parties, through legal counsel for the Company engaged in accordance with the terms of this Agreement; giving the members of the Management Committee prompt notice of the receipt of any material claim or demand or the commencement of any suit or legal proceeding and, upon request, promptly providing the members of the Management Committee all information relevant or necessary thereto;

     (xiii) monitoring and complying with (A) the terms and provisions of any restrictive covenants or easement agreements affecting any Property or any portion thereof, and any and all contracts entered into or assumed by the Company (or its Subsidiaries), including, without limitation, the exceptions noted in any title policy and (B) the terms and provisions of any note, mortgage and other loan documents assumed or executed by the Company or any Subsidiary, including any Property Loan documents;

     (xiv) coordinating the marketing and leasing of each Property;

     (xv) paying (or causing to be paid), prior to delinquency, all insurance premiums, debts and other obligations of the Company and its Subsidiaries, including amounts due under any loans to the Company or its Subsidiaries and costs of construction, operation and maintenance of each Property;

     (xvi) at Company expense (except as otherwise provided herein) and subject to the provisions of this Agreement, operating, maintaining and otherwise managing each Property in an efficient manner and at all times maintaining an organization sufficient to enable it to carry out all of its duties, obligations and functions as Manager under this Agreement, and rendering advice concerning sales and rental values in the manner set forth in this Agreement;

     (xvii) during the term of this Agreement, complying with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, the requirements of any insurance policy (or any insurer thereunder) covering any Property, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to any Property and the operation and management thereof, and, when appropriate and prudent to do so, contesting the validity or application of any such law, ordinance, order, rule, regulation or requirement;

     (xviii) performing all other services reasonably necessary or required for the ownership, development, maintenance, marketing and operation by the Company or its Subsidiaries of each Property or otherwise required to be performed by the Manager pursuant to this Agreement and not otherwise prohibited hereunder;

     (xix) requesting the Management Committee's consent to any matter which the Company (or any Subsidiary) has the right to consent to, waive or approve under or with respect to the partnership agreement or other governing instrument of any Subsidiary to the extent such matter would require the approval or consent of the Management Committee hereunder;

                             Exhibit 10.50 Page 38

     (xx) delivering to each member of the Management Committee promptly upon its receipt, copies of all (1) material summonses and complaints served on the Company or any Subsidiary, (2) notices of default on any loan or other indebtedness of the Company or any of its Subsidiaries or any material contract to which the Company or any Subsidiary is a party and (3) notices of the incurrence of or discovery by the Manager of any Lien against any Property (other than a Permitted Lien);

     (xxi) executing on behalf of the Company and filing the certificate of formation, certificate of limited partnership or certificate of incorporation for any Subsidiary of the Company (the formation of which has been approved by the Management Committee) and any required amendments thereto and executing the operating company agreement or limited partnership agreement or adopting by-laws of any such Subsidiary and any required amendments thereto to the extent the operative provisions of such agreement or by-laws or amendment has been approved by the Management Committee; and doing all other acts requisite for the constitution of such Subsidiary pursuant to the laws of the State of Delaware or any other applicable law and for enabling such Subsidiary to conduct its business in each jurisdiction where the Properties are located; and

     (xxii) taking any action directed by the Management Committee (as evidenced by a written consent thereof).

     (b) The Manager shall devote such time to the Company, its Subsidiaries and their respective businesses as shall be reasonably necessary to conduct the business of the Company and its Subsidiaries in an efficient manner and to carry out the Manager's responsibilities set forth in this Agreement. The Manager shall act and carry out its duties hereunder with reasonable diligence and in a prompt and businesslike manner, exercising such care and skill as a prudent property manager with sophistication and experience in managing and developing real estate assets like the Properties would exercise in dealing with its own property. Provided that the Manager satisfies the standard of care, skill and performance set forth in this paragraph (b), the Manager shall not be deemed to be in default of its duties under this Section 3.2 with respect to its acts or omissions in carrying out such duties.

     3.3. No Authority to Hire Employees. The Company and its Subsidiaries shall have no employees and the Manager shall have no authority to hire any employees of the Company or its Subsidiaries. The Manager and/or WRP shall at its own expense (subject to reimbursement as otherwise specifically provided in this Agreement) maintain an organization sufficient to enable the Manager and/or WRP to carry out all its duties, obligations and functions hereunder. Without limiting the generality of the foregoing, the Manager and/or WRP shall maintain, at the Company's (or the applicable Subsidiary's) expense, workers' compensation insurance, employer's liability insurance, fidelity bonds for employees with authority to sign checks or make withdrawals from Company and/or Subsidiary bank accounts, and other appropriate insurance insuring the Company (and each Subsidiary) against any loss due to embezzlement or other dishonest acts or errors or omissions of any employees of the Company, the Manager and/or WRP or any of its Affiliates.

     3.4. Decisions Requiring Approval of the Management Committee. Notwithstanding anything to the contrary in this Agreement, no act shall be taken, sum expended, decision made or obligation incurred by the Company (in its own behalf or in its capacity as a member, partner or other

                             Exhibit 10.50 Page 39
equity holder of any Subsidiary) or the Manager with respect to a matter within the scope of any of the Major Decisions or Operational Decisions, unless and until the Required Committee Approval shall have been obtained pursuant to and in accordance with this Section 3.4 and Section 3.5. The provisions of this Agreement relating to the management and control of the business and affairs of the Company shall also be construed to be fully applicable to the management and control of each Subsidiary and any and all matters listed in part A below in this Section 3.4 shall constitute Major Decisions for purposes hereof whether such matter relates to the Company or any Subsidiary of the Company and any and all matters listed in part B below in this Section 3.4 shall constitute Operational Decisions for purposes hereof whether such matter relates to the Company or any Subsidiary of the Company. In the event of any need for consent of the Management Committee to any Major Decision or Operational Decision, the Manager shall make such request of the Management Committee in writing and shall provide each member of the Management Committee with any information reasonably necessary for the Management Committee to make an informed decision. The Manager shall use its reasonable efforts to keep the Management Committee informed of the status of any matter regarding which the Manager intends to request the Management Committee's consent under this Section 3.4.

     A. The "Major Decisions" are:

     (a) altering the nature of the business of the Company or its Subsidiaries from the businesses permitted by Section 2.4(a);

     (b) taking any action in contravention of, amending, modifying or waiving, the provisions of this Agreement or the Certificate of Formation, or taking any action in contravention of, amending, modifying or waiving the provisions of any Organizational Documents for any Subsidiary;

     (c) making a Capital Call except as permitted by Section 5.2;

     (d) instituting proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or file a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Federal Bankruptcy Act or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit the Company's or any Subsidiary's inability to pay its debts generally as they become due;

     (e) extending the term of the Company or any of its Subsidiaries beyond December 31, 2045;

     (f)  approving  any  Annual  Capital  Budget,  Annual  Operating  Budget or
Business Plan or modifying (or deviating from) any of the foregoing except to the extent the Manager is so permitted by this Section 3.4);

                             Exhibit 10.50 Page 40

     (g) establishing any reserve for the Company in excess of $1 million (less any reserves held by the Company's Subsidiaries other than Property-level reserves) or establishing any Property-level reserves in excess of 0.5% of the book value of the applicable Property (before depreciation);

     (h) selecting or varying depreciation and accounting methods which would have a material effect on the income, loss, gain or deduction of the Company or any of its Subsidiaries and making any other decisions or elections with respect to federal, state, local or foreign tax matters or other financial purposes;

     (i) except as the Managing Members are each permitted by Section 8.2 hereof, directly or indirectly selling, transferring, assigning, hypothecating, pledging or otherwise disposing of all or any portion of any Property or any Subsidiary or any interest in any of the foregoing;

     (j) extending credit, making loans or becoming or acting as a surety, guarantor, endorser or accommodation endorser (or materially modifying any obligations relating to the foregoing), except in connection with negotiating checks or other instruments received by the Company (or any Subsidiary) and except for immaterial amounts in the ordinary course of business;

     (k) selecting the Company's or any Subsidiary's accountants and independent auditors (unless such accountants or auditors are Ernst & Young); and approving financial statements prepared by the Company's or any Subsidiary's auditors;

     (l) making or agreeing to any material changes to the zoning of any Property; and approving the material terms and provisions of any material restrictive covenants or easement agreements (other than utility easements or other non-material easements necessary for the operation or development of a Property) or any material documents establishing a cooperative, condominium or similar association or related entity affecting any Property or any portion thereof;

     (m) obtaining financing or refinancing for, or otherwise incurring any Indebtedness or issuing any debt or equity securities (including Back-to-Back
Debt) of, the Company (or any Subsidiary) or any assets of the Company (or any Subsidiary) including, without limitation, any Property Loan and any financing of the operations of the Company (or any Subsidiary), except for unsecured loans for working capital specifically set forth in an Approved Budget; placing or suffering of any other Lien or encumbrance (other than leases permitted under paragraph (a) of the definition of "Operational Decision" in this Section 3.4) on or affecting any Property or any portion thereof or any other material property or asset owned by the Company (or any Subsidiary) or selling any debt securities of the Company or any Subsidiary in a public or private offering or otherwise (or taking any action which has substantially the same effect or commits the Company or any Subsidiary to any of the foregoing); approving any document (including any amendment, supplement or other modification) containing or evidencing any material modification of any term of any such financing, refinancing or encumbrance which was

                             Exhibit 10.50 Page 41
previously approved by the Management Committee; and approving the terms of a workout of any such financing or refinancing with the lender thereof;

     (n) approving the admission to the Company of a successor or a New Member or removing any Member, designating or approving the classification of any new class of Membership Units issued to a New Member (and establishing the designations, preferences and relative, participating, optional or other special rights, powers and duties of each class of Membership Units) or approving the admission to any Subsidiary of a successor or an additional partner or member or other equity owner;

     (o) terminating and dissolving the Company (or causing or consenting to any such action relating to a Subsidiary) except in accordance with Article X below;

     (p) acquiring any land or other real property or any interest therein;

     (q) making or approving any material change or modification to the Marketing Plan applicable to any Property, it being agreed that it shall not be deemed to be material if the proposed change (i) was necessitated by the occurrence of an event which was not in the control of the Manager, (ii) relates to a non-discretionary expenditure (e. g., taxes, utilities or insurance) or
(iii) would not cause either (1) more than a 5% increase in expenditures or decrease in revenues from the line item in question set forth in the Approved Budget (taking into account all other changes affecting such line item during the same Budget Year not previously approved by the Management Committee); provided that, the amount of such increase or decrease (together with all prior increases in expenditures and decreases in revenues in such Approved Budget) shall not exceed 2% of the total expenditures or revenues, as the case may be, in the Approved Budget or (2) any Property Loan to be in default;

     (r) modifying the material terms of (i) any loan documentation or (ii) any other material agreement after the same has been approved by the Members or the Management Committee (but only in the case of clause (ii) if the consent of the Management Committee shall have been required as a condition to the Manager's executing such other material agreement);

     (s) except as each of the Managing Members is permitted by Section 8.2, approving or entering into an Extraordinary Transaction with respect to the Company or any Subsidiary or causing the Company (or any Subsidiary) to sell ownership interests or other securities in a public or private offering or otherwise (or taking any action which has substantially the same effect or commits the Company or any Subsidiary to do any of the foregoing);

     (t) taking any action or giving or withholding any consent, waiver or approval or exercising any right that is specifically delegated to or requires the approval of the Management Committee pursuant to the terms of this Agreement; or

     (u) forming any subsidiary of the Company (other than those listed in Schedule 2.4B).

                             Exhibit 10.50 Page 42

     Notwithstanding anything herein to the contrary, the assumption of the Assumed Financing by the Company and the execution and delivery by the Company of the documentation related thereto shall be deemed to have been approved by the Management Committee.

     B. The "Operational Decisions" are:

     (a) executing, modifying, accepting the surrender of or terminating any lease or other arrangement involving the rental, use or occupancy of any Property or any part thereof, except in accordance with the applicable Leasing Plan; PROVIDED, however, that the Manager may modify a lease of all or any portion of any Property if such lease would still satisfy the applicable Leasing Plan as modified; and PROVIDED further, however, that the Manager may terminate any lease (and bring eviction and legal proceedings against the tenant thereunder) where the tenant has defaulted in its rent payments or is otherwise in material default;

     (b) approving an insurance program for the Company (and its Subsidiaries) and each Property (the "Insurance Program");

     (c) retaining legal counsel for the Company (or its Subsidiaries) in connection with any major financing or other capital event (including a merger, combination or public offering of the Company);

     (d) taking any action in respect of any Property relating to environmental matters other than to obtain environmental studies and reports and conduct (or arrange for) evaluations and analyses thereof and other than to remediate any environmental contamination or other similar matters as required by law if the cost of such remediation would not exceed $250,000;

     (e) settling an insurance claim or condemnation action involving a claim in excess of Five Hundred Thousand Dollars ($500,000) or which, when added to all other insurance or condemnation claims during a single calendar year, exceeds One Million Dollars ($1,000,000);

     (f) unless required pursuant to the terms of any ground lease or mortgage encumbering any Property, deciding whether to repair or rebuild in case of material damage to any of the improvements on such Property, or any part thereof, arising out of a casualty or condemnation (except such emergency repairs as may be necessary to protect such Property);

     (g) making any expenditure or incurring any cost or obligation which, when added to any other expenditure, cost or obligation of the Company (or its Subsidiaries, as the case may be), either exceeds the applicable Approved Budget applicable to the Budget Year when such expenditure was made or cost or obligation was incurred or exceeds any line items specified in such Approved Budget; PROVIDED, however, that the Manager may, without the approval of the Management Committee, make expenditures or incur obligations in excess of an Approved Budget if (i) the making of such expenditure or incurrence of such obligation either (1) was necessitated by the occurrence of an event which was not in the control of the Manager or (2) relates to a non-discretionary expenditure (e.g., taxes, utilities and insurance), (ii) such expenditure or obligation is within a 5% variance from the line item in question set forth in such Approved Budget (taking into account all other expenditures in excess of such line item during

                             Exhibit 10.50 Page 43
the same Budget Year not previously approved by the Management Committee) and the amount of all variances for such Budget Year (including the pending variance) would not exceed 5% of the total expenditures in the Approved Budget and (iii) such expenditure or obligation would not cause the applicable Property Loan, if any, to be in default;

     (h) giving or withholding any consent, waiver or approval or exercising any right that the Company (or any Subsidiary) has the right to give, withhold or exercise under or with respect to the Organizational Document of any Subsidiary to the extent that the Management Committee would have the right to approve, consent or exercise rights hereunder regarding such matter;

     (i) entering into any property management, leasing, development or similar agreement.

     Notwithstanding anything to the contrary herein, the exercise by a Marketing Member of its rights under Section 8.2 shall not require any approval or other action of the Management Committee or any other Member.

     3.5. Management Committee.

     (a) A committee consisting of the Committee Representatives (the "Management Committee") is hereby established and is granted the sole and exclusive right, power and authority to make, approve or disapprove all Major Decisions and Operational Decisions on behalf of the Company and its Subsidiaries, and is hereby authorized to designate an authorized signatory to execute and deliver on behalf of the Company (or to cause the Manager to so execute and deliver) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Management Committee deems necessary or appropriate relating to Major Decisions and Operational Decisions.

     (b) The Manager shall cause such reports as the Management Committee shall reasonably request to be prepared and delivered on a timely basis to the members of the Management Committee. Unless and until a new Approved Budget shall be established, the Company shall operate under the most recent Approved Budget. The Manager may from time to time submit amendments to any Business Plan for the approval of the Management Committee. The Management Committee will meet promptly after the submission of a Business Plan or proposed amendment thereto with the object of reaching some conclusion thereon within not later than thirty
(30) days after the submission of the same.

     (c) (i) Two Committee Representatives shall be appointed by each of WHWEL and Whitehall XI, and four (4) Committee Representatives shall be appointed by WCPT (each of WHWEL, Whitehall XI and WCPT in such capacity, an "Appointing Member") and each Committee Representative shall serve at the pleasure of the Appointing Member that appointed such Committee Representative. Each Committee Representative appointed by WCPT shall be an officer or employee of WCPT or WRP. Each Committee Representative appointed by WHWEL or Whitehall XI shall be an officer or employee of Goldman, Sachs & Co., Goldman Sachs Group or one of their respective Affiliates. The Management Committee shall consist of the Committee Representatives appointed by the Appointing Members, the Committee

                             Exhibit 10.50 Page 44

Representatives, if any, appointed by the Saracen Members pursuant to Section 3.5(e)(vi), and the Committee Representatives, if any, appointed by the holders of Series A Preferred Membership Units together with the holders of membership interests ranking on a parity with the Series A Preferred Membership Units with respect to distribution rights (collectively, the "Preferred Holders"), pursuant to the Series A Terms. Each of WHWEL and Whitehall XI shall cease to be an Appointing Member if all of the Members of the Whitehall Group, taken together, cease to own, in the aggregate, Membership Units and/or Shares having an aggregate original cost or fair market value, whichever is greater, of at least $15 million (unless, at such time, the aggregate cost or fair market value, whichever is greater, of WRP's Shares and/or Membership Units (excluding Membership Units owned through WCPT) is also less than $15 million); in which case, all decisions, consents and approvals to be made or given by the Management Committee or the Manager hereunder shall be made exclusively by WCPT and the Preferred Holders, if applicable. If WRP no longer owns Shares and/or Membership Units (excluding Membership Units owned through WCPT) having an aggregate original cost or fair market value, whichever is greater, of at least $15 million (unless, at such time, the aggregate cost or fair market value, whichever is greater, of the Membership Units and Shares of all of the Members of the Whitehall Group, taken together, is also less than $15 million) then, subject to Section 4.2(j) herein, all decisions, consents and approvals to be made or given by the Management Committee or the Manager hereunder described in
Section 3.4A(i), (m), (p), (r) and (s) shall instead be made or given exclusively by WHWEL and Whitehall XI, acting jointly, and, to the extent provided in the Series A Terms and this Agreement, the Preferred Holders, if applicable.

     (ii) Each Appointing Member, the Saracen Members and the Preferred Holders shall have the power to remove any Committee Representative appointed by it or them and simultaneously to appoint a replacement Committee Representative by delivering notice to the Company and to the other Members five (5) Business Days in advance of such removal and appointment. Notwithstanding the foregoing, no notice from Saracen or any of the Saracen Members purporting to remove William
F. Rand, III ("Rand") as a Committee Representative shall be effective unless executed by Rand. Vacancies on the Management Committee shall be filled by the Appointing Member, the Saracen Members or the Preferred Holders, as applicable, that appointed the Committee Representative previously holding the position which is then vacant. Each Appointing Member and, if applicable, the Preferred Holders agrees that their respective appointed Committee Representatives shall have the authority to act on behalf of such Appointing Member or the Preferred Holders, if applicable, to effectuate the purposes of this Agreement and to execute documents on their respective behalf (unless such Appointing Member or, if applicable, the Preferred Holders provides to the Appointing Members and to the Preferred Holders, if applicable, written notice to the contrary), except that the Committee Representatives shall not have the authority to appoint successor Committee Representatives. Each Appointing Member's Committee Representatives (and such Committee Representatives appointed by the Preferred Holders, if applicable) shall have the right to rely on the authority of the
Appointing Members' Committee Representatives (and such Committee Representatives appointed by the Preferred Holders, if applicable) to act for its designating Appointing Member, or Preferred Holders, as applicable, until such time as it or they receive written notice from such Appointing Members, or Preferred Holders, as applicable, that a Committee Representative has been removed or its authority limited.

                             Exhibit 10.50 Page 45

     (iii) Except with respect to Rand's appointment as a Committee Representative by Saracen, the individuals appointed as Committee
Representatives must always be Affiliates or employees of their respective Appointing Member or their respective Affiliates. Such individuals shall cease to be Committee Representatives and shall be immediately removed by their respective Appointing Member (or the other Appointing Member if such Appointing Member fails to do so) in the event such individuals cease to be so affiliated with their respective Appointing Member.

     (iv) The Committee Representatives effective as of the date hereof shall be as follows:

     WHWEL: Stuart M. Rothenberg and Steven M. Feldman

     Whitehall XI: Ronald L. Bernstein and Todd A. Williams.

     WCPT: Jeffrey H. Lynford, Edward Lowenthal, Gregory Hughes and Richard Previdi.

     Saracen: William F. Rand, III and Kurt W. Saraceno, which Committee Representatives shall have been appointed pursuant to Section 3.5(e)(vi) below.

     (d) The Management Committee shall act with respect to all matters (whether to approve any Major Decision and any Operational Decision or to exercise any other right (or to grant any consent or approval) accorded to the Management Committee hereunder) by Required Committee Approval. Each Committee Representative shall have one (1) vote on all matters that arise before the Management Committee. For avoidance of doubt and notwithstanding anything to the contrary herein, no matter may be approved and no action taken by the Management Committee without Required Committee Approval.

     (e)(i) The Management Committee shall meet regularly not less often than quarterly. Special meetings of the Management Committee may be called by any Committee Representative having a right to vote at such meeting on at least four
(4) Business Days' prior written notice of time and place of such meeting; PROVIDED, however, that such notice requirement shall be deemed waived by any Committee Representative who is present (in person or by telephone) at the commencement of any such special meeting. Regular and special meetings may be held at any place designated from time to time by the Manager, including meetings by telephone conference. Six (6) Committee Representatives (at least one of which shall have been appointed by each of WHWEL and Whitehall XI and two of which shall have been appointed by WCPT) shall constitute a quorum for Management Committee action with respect to any Major Decision and three (3) Committee Representatives (at least one of which shall have been appointed by each Appointing Member) shall constitute a quorum for Management Committee action with respect to any Operational Decision, PROVIDED, however, that (x) unless at least four (4) Business Days' prior written notice of the time and place of any regular or special meeting is provided to the Committee Representatives appointed by the Saracen Members pursuant to Section 3.5(e)(vi) and, (y) during a Preferential Distribution Non-Payment (as defined in the Series A Terms), unless (A) at least ten (10) Business Days' prior written notice of the time and place of any regular meeting is provided to the Committee Representatives appointed pursuant to Section 4 of the Series A Terms, or (B) at least five (5) Business Days' prior written notice of the time and place of any special meeting is provided to the

                             Exhibit 10.50 Page 46

Committee Representatives appointed pursuant to Section 4 of the Series A Terms, and at least two (2) Business Days prior to any special meeting such Committee Representatives are provided with reasonably sufficient information and documentation to enable them to adequately address the issues presented at the special meeting, even if there are the required number of Committee Representatives present to constitute a quorum for Management Committee action, a quorum will not be deemed to be present at such meeting of the Management Committee and the Management Committee shall not be authorized to take or approve any action, unless one of the Committee Representatives appointed by the Saracen Members pursuant to Section 3.5(e)(vi) and/or one of the Committee Representatives appointed pursuant to Section 4 of the Series A Terms, as the case may be, is present (in person or by telephone) at such meeting or consents to such action by written consent. Notwithstanding the foregoing, in the event one of the Committee Representatives appointed by the Saracen Members pursuant to Section 3.5(e)(vi) and/or one of the Committee Representatives appointed pursuant to Section 4 of the Series A Terms, as the case may be, is not present at a meeting (in person or by telephone), the Management Committee shall be deemed authorized to take or approve any action taken at such meeting if the Saracen Members and/or such Committee Representatives ratify(ies) such action at a subsequent meeting or in a written consent of the Management Committee (it being understood and agreed that any decision by the Saracen Members and/or such Committee Representative with respect to any such ratification may be made in their or his or her sole discretion and that no Saracen Member of Committee Representative shall be under any obligation to effect any such ratification).

 .

     (ii) Actions taken or approved by the Management Committee will be evidenced by a written resolution prepared within ten (10) business days of a meeting of the Management Committee by the Manager and approved in writing by the Committee Representatives who were present at such meeting and who adopted such resolutions.

     (iii) Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting if a written consent setting forth the action so taken is signed by the Committee Representatives whose approval is required to constitute the Required Committee Approval, PROVIDED, however that the Appointing Members shall send by telecopy or by Federal Express or other nationally recognized overnight courier service, a copy of the proposed written consent to the Committee Representatives appointed by the Saracen Members pursuant to Section 3.5(e)(vi) herein at least two (2) Business Days prior to the earlier of (i) the effective date of such consent or (ii) the execution by any Committee Representative of such written consent. In the event of any action which is taken, or is to be taken pursuant to a written consent and not pursuant to a vote at a duly called and authorized meeting of the Management Committee, the Manager shall endeavor, in good faith, to solicit input from all Committee Representatives prior to the execution by any Committee Representative of such written consent. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such Committee Representatives. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. Copies of all such written consents shall be sent to each Managing Member and to Saracen.

     (iv) Each  Committee  Representative  may  authorize  any  other  Committee
Representative to act for him or her by proxy on all matters in which a Committee Representative is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Committee Representative. No proxy shall be valid after the expiration of

                             Exhibit 10.50 Page 47
eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Committee Representative executing it, such revocation to be effective upon the Company's receipt of written notice thereof.

     (v) All out-of-pocket expenses (including travel expenses) incurred by each of the Committee Representatives in connection with their service on the Management Committee shall be borne by the Company.

     (vi) The Saracen Members have the right to appoint two (2) Committee Representatives to attend and observe any and all quarterly and special meetings of the Management Committee, which initial Committee Representatives are set forth in Section 3.5(c)(iv). All Committee Representatives appointed by the
Saracen Members pursuant to this Section 3.5(e)(vi) shall be subject to the prior written approval of the Management Committee, which approval shall not be unreasonably withheld or delayed, PROVIDED, however that the Management Committee hereby approves the appointment of Kurt W. Saraceno and William F. Rand, III as the initial Committee Representatives appointed by the Saracen Members. The Saracen Members' right to appoint Committee Representatives pursuant to this Section 3.5(e)(vi) shall cease and the appointment of all Committee Representatives previously appointed by Saracen shall be terminated
(A) if Saracen no longer owns Membership Units, Series A Preferred Membership Units and/or Shares having an aggregate original cost or fair market value, whichever is greater, of at least $5 million, or (B) upon the occurrence of a Capital Event. Except as and to the extent set forth in this Agreement, such Committee Representatives appointed by the Saracen Members shall have no voting, consent, approval or determination rights on the Management Committee.

     3.6. Limited Authorization. Any provision hereof to the contrary notwithstanding, except for expenditures made and obligations incurred which were (i) previously approved by the Management Committee, (ii) included in an Approved Budget, or (iii) otherwise not required to be approved by the Management Committee in accordance herewith, the Manager shall have no authority to make any expenditure or incur any obligation or liability on behalf of the Company or any Subsidiary. The Manager shall not expend more than the amount which the Manager in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company or any Subsidiary. The Manager shall not enter into any agreement or other arrangement for the furnishing to or by the Company or any Subsidiary of goods or services with itself or any Person that is an Affiliate of the Manager unless such agreement or arrangement has been approved by the Management Committee. Notwithstanding anything to the contrary contained herein, the Manager is hereby authorized to make expenditures for emergencies (not to exceed $100,000 per Property per Fiscal Year) to the extent necessary to protect a Property or the occupants thereof from damage or harm; PROVIDED that, the Manager notifies the Management Committee in writing of any such expenditure promptly after the incurrence thereof.

     3.7. Members Shall Not Have Power to Bind Company. No Member shall transact business for the Company nor shall any Member have the power or authority to sign, act for or bind the Company, all of such powers being vested solely and exclusively in the Manager and the Management Committee, PROVIDED that (i) each Member of the Whitehall Group, acting alone, and WCPT, acting alone, shall have the authority to sell or cause the sale of Properties, Subsidiaries of the Company and/or the Company itself as set forth in Section 8.2, (ii) the Members of the Whitehall Group shall have the authority to sell or cause the sale of Properties, Subsidiaries of the Company and/or the Company itself

                             Exhibit 10.50 Page 48
as set forth in Sections 8.2 and 9.1, and (iii) either WHWEL or Whitehall XI shall have the right to appoint a new Manager as provided in Section 9.1.

     3.8. Status as "Operating Company"; Participation in Management by Members. The Company intends to operate its business in a manner so as to qualify as an "operating company" for purposes of ERISA and the Plan Asset Regulation. For purposes of ERISA and the Plan Asset Regulation, the Management Committee is intended to be the functional equivalent of a board of directors of a corporation incorporated under the laws of the State of Delaware. Each Managing Member that has the right to appoint a Committee Representative to the Management Committee shall have the right, directly or through its Committee Representative on the Management Committee, to participate substantially in the management and conduct of the Company (both in the Company's own behalf and in the Company's capacity as the controlling member or partner in the Subsidiaries). The Manager shall from time to time meet with the members of the Management Committee to discuss the business and affairs of the Company or to discuss any particular matter requested by a member of the Management Committee.

                                   ARTICLE IV.

                          RIGHTS AND DUTIES OF MEMBERS
                          ----------------------------

     4.1. Use of Company Property. No Member shall make use of the funds or property of the Company or any Subsidiary, or assign its rights to specific Company property except as otherwise specifically permitted by this Agreement. The Manager and the Management Committee can make use of the funds or property of the Company or any Subsidiary but only for the business or benefit of the Company.

     4.2. Exclusivity; Other Activities of the Members. (a) (i) Notwithstanding anything else to the contrary herein, as long as all of the Members of the Whitehall Group, taken together, own Membership Units and/or Shares having an aggregate original cost or fair market value, whichever is greater, of at least $15 million, WCPT and any of its Affiliates (including WRP) shall not make any investment in or otherwise acquire or own, directly or indirectly, any Office Property located in North America, except (A) through its Interest in the Company, (B) as otherwise permitted in this Sections 4.2, or (C) pursuant to an acquisition in accordance with Section 8.2 herein. The direct or indirect ownership by WCPT or any of its Affiliates (including WRP) of any indebtedness or debt security which (1) is secured by one or more Office Properties, and (2) when added to any senior and pari passu debt secured by such Office Property, had a loan-to-value ratio in excess of ninety percent (90%) at the time of origination shall constitute ownership of an Office Property by WCPT and a breach of this Section 4.2(a). WCPT acknowledges that this covenant is a material inducement to the Members of the Whitehall Group entering into this Agreement and that a breach of this covenant shall constitute a material breach of this Agreement entitling the Members of the Whitehall Group to exercise the remedies provided elsewhere in this Agreement and at law or in equity (including specific performance and injunctive relief).

     (ii) Notwithstanding anything else to the contrary herein, at any time after all of the Members of the Whitehall Group, taken together, cease to own Membership Units and/or Shares having

                             Exhibit 10.50 Page 49
an aggregate original cost or fair market value, whichever is greater, of at least $15 million, and until such time as (A) Saracen no longer owns Membership Units, Series A Preferred Membership Units and/or Shares having an aggregate original cost or fair market value, whichever is greater, of at least $5 million, or (B) a Capital Event shall occur, neither WCPT nor any of its Affiliates (including WRP, but in any event excluding any Member of the Whitehall Group and any Affiliate of such Member) may make any investment in or otherwise acquire or own, directly or indirectly, any Office Property located in the Target Territory, except through its Interest in the Company or pursuant to an acquisition in accordance with Section 8.2 herein. For purposes of the first sentence of this Section 4.2(a)(ii), the direct or indirect ownership by WCPT or any of its Affiliates (including WRP) of any indebtedness or debt security which
(1) is secured by one or more Office Properties, and (2) when added to any senior and pari passu debt secured by such Office Property, had a loan-to-value ratio in excess of ninety percent (90%) at the time of origination shall constitute ownership of an Office Property by WCPT and a breach of this Section 4.2(a)(ii).

     (b) If WCPT or its Affiliate shall have offered the opportunity to acquire Office Properties in accordance with subparagraph (c) below and the Committee Representatives appointed by WHWEL and Whitehall XI shall have declined not less than five of such opportunities each having a purchase price of at least $15 million individually at any time since the later of (x) the first anniversary of the date hereof and (y) the date twelve months prior to the date of determination, then at any time thereafter an Affiliate of WCPT (but not WCPT itself) may acquire Office Properties that have been offered to the Company pursuant to subparagraph (c) and declined by the Committee Representatives appointed by WHWEL and Whitehall XI.

     (c) If an Affiliate of WCPT (including WRP) wishes to make any investment in or otherwise acquire or own, directly or indirectly, any Office Property prior to the end of the term of this Agreement, then in such instance, WCPT shall provide written notice of such investment opportunity (an "Investment Notice") to each Committee Representative appointed by WHWEL and Whitehall XI. WCPT shall promptly provide to the Committee Representatives appointed by WHWEL and Whitehall XI all such information and copies of documents in WCPT's (or its Affiliate's) possession or reasonably available to WCPT (or its Affiliate) concerning any such Office Property. At the request of any Committee Representative appointed by WHWEL and Whitehall XI, WCPT shall deliver to WHWEL and Whitehall XI copies of all additional information and documents concerning such Office Property which are reasonably available to WCPT and are reasonably necessary for WHWEL and Whitehall XI to evaluate whether such Office Property is a suitable and desirable investment for the Company or one of its Subsidiaries, including all third-party reports and internal analyses or investment memoranda. The additional information and documents required to be provided to WHWEL and Whitehall XI or each of their Committee Representatives pursuant to this Section 4.2(c) shall be provided at the Company's expense. An Affiliate of WCPT (including WRP) may proceed with the investment in or acquisition of such Office Property if, and only if, (i) such Affiliate is permitted to make such investment or acquisition in accordance with the terms of 4.2(b) and (ii) within 15 Business Days after WCPT's delivery of an Investment Notice, or within 10 Business Days after the delivery of an Additional Information Request (as defined below), WCPT shall not have received notice from any Committee Representative appointed by WHWEL and Whitehall XI that either (x) the investment in or other acquisition of the specified Office Property would be a desirable investment for the Company or one of its Subsidiaries or (y) it reasonably requires additional information to make the determination whether the investment in or other acquisition of the specified Office Property would be a desirable

                             Exhibit 10.50 Page 50
investment for the Company or one of its Subsidiaries (an "Additional Information Request"). No more than two (2) Additional Information Requests may be made with respect to any investment opportunity. The fact that any information or document contained in an Additional Information Request shall be subject to a confidentiality agreement pursuant to which such information or document may not be disclosed to WHWEL and Whitehall XI shall not render an Additional Information Request unreasonable for purposes of clause (y) of the immediately preceding sentence. If, within 30 days after delivery of an Additional Information Request which contains a request for one or more documents subject to a confidentiality agreement to which WCPT or one of its Affiliates is bound, either (i) an appropriate modification or waiver of the relevant confidentiality agreement is not obtained or (ii) the relevant part of the Additional Information Request is not rescinded by WHWEL and Whitehall XI in writing, neither WCPT nor any of its Affiliates may make any investment in or otherwise acquire any interest in the relevant Office Property.

     (d) If the Company or one of its Subsidiaries does not elect to invest in or otherwise acquire an interest in any Office Property in accordance with
Section 4.2 (c) and the financial terms of the transaction relating to such Office Property are later materially changed and, in the case of a change in financial terms, are expected to materially enhance the economic return of the Office Property, then the right of first refusal set forth in Section 4.2(c) shall again apply to such Office Property (it being understood that the economic return will be deemed to be "materially enhanced" in the event that either (i) the projected internal rate of return increases by at least one percent (1%) or
(ii) the projected gross profits increase by at least $500,000.00 over the expected life of the investment).

     (e) Except as contemplated by this Agreement, WCPT has not entered into or conducted and shall not directly or indirectly enter into or conduct any business or own any assets other than through its Interest in the Company and has not incurred or issued and shall not incur or issue any Indebtedness or other liabilities or any debt or equity securities or Rights whatsoever without the prior written consent of each of WHWEL and Whitehall XI (or their respective Committee Representatives); PROVIDED that, WCPT may (i) issue additional Shares to WRP if (x) all proceeds received by WCPT are contributed to the Company to fund a Capital Call issued in accordance with Article V and (y) the price per Share paid in cash by WRP to WCPT is equal to the price per Membership Unit paid in cash by WCPT to the Company for such Capital Call and (ii) with the approval of the Members of the Whitehall Group, issue Funding Debt if (x) the Company issues Back-to-Back Debt with identical terms to such Funding Debt and (y) all of the proceeds received by WCPT in connection with the issuance of such Funding Debt are used to purchase such Back-to-Back Debt. WCPT has not entered into and will not enter into a debt or equity financing unless, prior to entering into such financing, WCPT has first given the Company an opportunity to enter into such financing for the Company's account (rather than WCPT entering into such financing) substantially in the manner specified in Section 4.2(c).

     (f) Subject to this Section 4.2 and any limitations set forth in any agreement between WCPT (or any of its Affiliates) and any Saracen Member and/or Rand (only so long as such limitations are applicable under such agreement; it being specifically agreed that any such limitations contained in the Asset Management Agreement are no longer applicable or effective), each of WRP (but not WCPT), WHWEL, Whitehall XI, Holding Co. and Saracen and their respective Affiliates may engage or invest in any other activity or venture or possess any interest therein independently or with others. None of the Company, the Members, the creditors of the Company or any other person having any interest in the Company shall have (i) any claim, right or cause of action against any of the Members or any other

                             Exhibit 10.50 Page 51

Person employed by, related to or in any way affiliated with, any of the Members by reason of any direct or indirect investment or other participation, whether active or passive in any such activity or venture or interest therein, or (ii) any right to any such activity or venture or interest therein or the income or profits derived therefrom. Notwithstanding anything to the contrary herein, (A) no Member of the Whitehall Group nor any Affiliate thereof nor any Person related to or in any way affiliated with such Member shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any activity or venture or interest therein, (B) except as otherwise specifically set forth in this Section 4.2, neither WRP nor any of its Affiliates (other than WCPT) nor any other Person related to or in any way affiliated with WRP (other than WCPT) shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any activity or venture or interest therein, and (C) except as otherwise specifically set forth herein (including, without limitation, in Section 4.2) and any limitations set forth in any agreement between WCPT (or any of its Affiliates) and any Saracen Member and/or Rand (only so long as such limitations are applicable under such agreement; it being specifically agreed that any such limitations contained in the Asset Management Agreement are no longer applicable or effective), neither Saracen nor any of its Affiliates nor any other Person related to or in any way affiliated with Saracen shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any activity or venture or interest therein. In addition, in the event any investment opportunity is introduced to the Company and one or more of the Committee Representatives appointed by WCPT declines such opportunity, then any Member of the Whitehall Group or any affiliate of any such Member, shall be free to pursue and acquire for its own account such opportunity, PROVIDED that the economic terms are substantially similar to the economic terms previously offered to the Company.

     (g) Each Member of the Whitehall Group hereby agrees that, with respect to any Office Property that has previously been offered to the Company by WCPT (or its Affiliate) and that the Committee Representatives appointed by WHWEL and Whitehall XI disapproved pursuant to subparagraph (c) above, (x) no Member of the Whitehall Group nor any Affiliate of any such Member shall be permitted to make any investment in or otherwise acquire or own, directly or indirectly, such Office Property and (y) they shall keep confidential all information concerning such Office Property that WCPT (or its Affiliate) provided to such Members of the Whitehall Group (or any Affiliate of such Members) to the extent that such information constitutes Confidential Information (as defined below). The covenant set forth in clause (y) in the immediately preceding sentence shall cease to be applicable to any information either to the extent it no longer constitutes Confidential Information or more than two years has elapsed since the date of delivery thereof to such Members of the Whitehall Group or any Affiliate of such Members. For purposes of this subparagraph (g), "Confidential Information" shall include all information furnished to such Members of the Whitehall Group or any Affiliate of such Members by or on behalf of WCPT and/or its Affiliates concerning an Office Property. Notwithstanding the foregoing, any such information shall not constitute "Confidential Information" to the extent it (i) is or becomes generally available to the public other than as a result of a disclosure by any Member of the Whitehall Group or any Affiliate of such Member in contravention of this Agreement, (ii) was already in the possession of such Member of the Whitehall Group or any Affiliate of such Member prior to its disclosure to such Member of the Whitehall Group or any Affiliate of such Member by or on behalf of WCPT or its Affiliate, (iii) is or becomes available to such Member of the Whitehall Group or any Affiliate of such Member from a source (other than WCPT or its Affiliates) not bound, to the knowledge of such Member of the Whitehall Group or any Affiliate of such Member, by any legal or other

                             Exhibit 10.50 Page 52
obligation prohibiting the disclosure of Confidential Information by such source to WCPT or its Affiliates or (iv) the Company or its Subsidiary acquires such Office Property.

     (h) Notwithstanding anything to the contrary set forth in this Agreement, WRP or its Affiliates shall be entitled to acquire and own certain Office Properties (i) that were acquired in connection with WRP's or its Affiliates' acquisition of Value Property Trust, a Maryland real estate investment trust,
(ii) in accordance with the letter agreement dated the date hereof, among the Company, WCPT, WHWEL, Whitehall XI, Saracen and WRP pursuant to which Affiliates of WCPT may make certain entity-level investments and (iii) that may be acquired in connection with WRP's or its Affiliate's foreclosure action or receipt of a deed in lieu of foreclosure or any other exercise of its remedies under any indebtedness or debt security originated by WRP or its Affiliate that is permitted in this Section 4.2 (PROVIDED that WCPT shall not, without the prior written consent of each of WHWEL and Whitehall XI (or their respective Committee Representatives), provide any property or asset management services for any asset so acquired).

     (i) Except for activities conducted through the Company or any of its Subsidiaries or as otherwise permitted pursuant to the other sections of this Agreement, WCPT (or any of its Affiliate) shall not form another entity with any Member of the Whitehall Group and/or any Affiliate of such Member or jointly with any Member of the Whitehall Group and/or any Affiliate of such Member, engage in, or make any investment in, or otherwise acquire or own, directly or indirectly, any Office Property located in the Target Territory, as partners or joint venturers (or in other similar relationships), without the prior written consent of Saracen. This Section 4.2(i) shall not independently prevent WCPT (or any of its Affiliates) or any Member of the Whitehall Group (or any Affiliate of such Member) from individually, engaging in, or making an investment in, or otherwise acquiring or owning, directly or indirectly, Office Property located in the Target Territory, except as the same may be restricted pursuant to the other provisions of this Agreement. Nothing contained herein shall limit WCPT (or any of its Affiliates) from individually, or together with any Member of the Whitehall Group (or any Affiliate of such Member) as partners or joint venturers (or in other similar relationships), from engaging in, or making an investment in, or otherwise acquiring or owning, directly or indirectly, any Office Property located outside the Target Territory, PROVIDED that, if otherwise restricted pursuant to the terms of this Agreement, WCPT obtains the prior written consent of each of WHWEL and Whitehall XI (or their respective Committee Representatives). Nothing in this Agreement shall preclude or limit the ability of any Member of the Whitehall Group and any Affiliate of such Member to purchase Office Properties either alone or in a partnership with another Person (except WCPT as described above).

     (j) Notwithstanding anything else to the contrary herein, if at any time that the Committee Representatives on the Management Committee appointed by WCPT do not have the power to vote to prevent the Company from making an investment in or otherwise acquiring or owning, directly or indirectly, any Office Property (unless only in the event such voting rights have been terminated solely because WCPT has been terminated as Manager for Cause) and the Company desires to make an investment in or otherwise acquire or own, directly or indirectly, any Office Property located in the Hub Target Market, then until such time as (A) Saracen no longer owns Membership Units, Series A Preferred Membership Units and/or Shares having an aggregate original cost or fair market value, whichever is greater, of at least $5 million, or (B) a Capital Event shall occur, the Company shall provide an Investment Notice to Saracen. The Company may proceed with the investment in or other acquisition of such Office Property in the Hub Target Market only if within one (1) Business Day after the

                             Exhibit 10.50 Page 53

Company's delivery of an Investment Notice to Saracen, the Company shall not have received written notice from Saracen objecting to the investment in or other acquisition of the specified Office Property located in the Hub Target Market. If, in accordance with the immediately preceding sentence, the Company may not make an investment in or otherwise acquire any Office Property in the Hub Target Market, any Member of the Whitehall Group or any of Affiliate of such Member, either alone or in partnership or joint venture with any other Person, including, without limitation, WCPT and/or its Affiliates, may make such investment in or otherwise acquire such Office Property.

     (k) In the event a Marketing Member has caused the Company or its Subsidiaries to complete sales pursuant to Section 8.2(a) of Subject Assets having a total cost basis of $150 million or more, (i) WRP or any of its Affiliates (including WCPT) shall be free to acquire any Office Property; if, but only if, such Office Property shall not be located in the same greater metropolitan region (including central business district and suburban markets) as any Property then owned by the Company or any Subsidiary unless WRP or any of its Affiliates (including WCPT) acquires such Office Property pursuant to
Section 8.2, and (ii) WRP shall be permitted to utilize personnel employed by WCPT on a part-time basis to assist with the management of Office Properties acquired in accordance with the preceding clause (i); PROVIDED that (A) the costs of such employees, including salary, benefits and overhead, are fairly allocated between WRP and the Company and (B) each of WHWEL and Whitehall XI (or their respective Committee Representatives) shall approve the cost allocation and reimbursement arrangements for such personnel, which approval shall not be unreasonably withheld.

     (l) In the event that the "total assets" of the Company as set forth on the Company's consolidated balance sheets in accordance with generally accepted accounting principles, consistently applied, have a total cost basis of less than $150 million, (i) WRP or any of its Affiliates (including WCPT) shall be free to acquire any Office Property and (ii) WRP and any Member of the Whitehall Group shall be permitted to hire any individual then employed by WCPT to provide management services for any Office Property acquired by WRP and any Member of the Whitehall Group (it being understood that, so long as the Company owns Properties having an aggregate cost basis of more than $150 million, neither WRP nor any Member of the Whitehall Group shall be permitted to employ or solicit the employment or consulting services of, any individuals employed by WCPT, except (i) as permitted in paragraph (k) above, (ii) after the expiration of six
(6) months following the termination for any reason of such individual's employment by WCPT, or (iii) after the expiration of three (3) months following the termination for any reason of such individual's employment by WCPT if at the time of such termination the "total assets" of the Company (determined as provided in this clause l) have had, for a period of at least three (3) months, a total cost basis of less than $250 million and more than $150 million.

     4.3. Indemnification with Respect to the Manager. (a) None of the Manager, its Affiliates or their respective officers, directors, trustees, employees, representatives or agents (collectively, the "Indemnified Parties") shall be liable, responsible or accountable in damages or otherwise to the Company, any third party or to any Member for (i) any act performed or omission within the scope of the authority conferred on the Indemnified Party by this Agreement except for the gross negligence, fraud, breach of fiduciary duty or willful misconduct of any Indemnified Party in carrying out its obligations hereunder,
(ii) the Indemnified Party's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained

                             Exhibit 10.50 Page 54
in good faith and with reasonable prudence. In any threatened, pending or completed action, suit or proceeding, each Indemnified Party shall be fully protected and indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Indemnified Party in connection with such action, suit or proceeding) by virtue of its status as an Indemnified Party or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence, fraud, breach of fiduciary duty or willful misconduct of any Indemnified Party; PROVIDED, however, that the Indemnified Parties shall not be so indemnified for any acts or omissions determined to be in contravention of this Agreement. The indemnification provided by this Section 4.3(a) shall be recoverable only out of the assets of the Company, and no Member shall have any personal liability on account thereof.

     (b) The Manager shall indemnify and hold the Company and the Members harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by the Company in connection with any action, suit or proceeding) resulting from the gross negligence, fraud, breach of fiduciary duty or willful misconduct of the Manager.

     4.4. Compensation of Members and Affiliates. Until the earlier of (i) such time as all of the Members of the Whitehall Group, taken together, cease to own Membership Units and/or Shares in WCPT having an aggregate original cost or fair market value, whichever is greater, of at least $15 million and (ii) such time as WCPT makes an initial public offering (and in connection with an initial public offering by WCPT), the Company agrees that, to the extent the Company seeks to retain an investment bank for any financial or related services with respect to actions of the Company (including an initial public offering by WCPT), the Company will retain Goldman, Sachs & Co. or one or more of its Affiliates to provide such services; PROVIDED, that the foregoing requirement shall not apply to the sale or financing of a single Property or to the sale or financing of Properties having an aggregate book value of less than $50 million. If Goldman, Sachs & Co. or such Affiliate agrees to accept any such engagement, Goldman, Sachs & Co. and/or such Affiliate shall be entitled to receive its customary indemnification, and fees and commissions at rates that are consistent with the then prevailing rates for such services charged by similar quality providers of such services, for acting in such capacity.

     4.5. Investment Representations. (a) The Members each represent that they are acquiring their interests as Members for their own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and each agrees that it will not transfer, sell or dispose of all or any portion of, or offer to transfer, sell, or dispose of all or any portion of its interest as a Member, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any person or persons whomsoever, all or any portion of its Interest in any manner which would violate or cause the Company or any Member to violate applicable federal or state securities laws.

     (b) Each Saracen Member (either alone or with his, her or its advisors) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company and its Affiliates concerning the Company (and its Subsidiaries), the

                             Exhibit 10.50 Page 55

Company's (and any of its Subsidiary's) Properties, the Company's (and any of its Subsidiary's) financial and business condition and the acquisition of Membership Units and Series A Preferred Membership Units, and, as each Saracen Member may deem necessary, to verify any information provided to any Saracen Member by the Company and its Affiliates and all such questions have been answered and all such information has been provided to the full satisfaction of each Saracen Member. Nothing contained in this Section 4.5(b) shall limit in any way the representations and warranties of the Company set forth in the Contribution Agreement.

     (c) Each Saracen Member (either alone or with his, her or its advisors) has sufficient knowledge and experience in financial, tax and business matters to enable him, her or it to evaluate the merits and risks of an investment in the Membership Units and Series A Preferred Membership Units. Each Saracen Member has the ability to bear the economic risk of acquiring the Membership Units and the Series A Preferred Membership Units. Each Saracen Member acknowledges that
(1) the transactions contemplated by this Agreement and the Contribution Agreement involve complex tax consequences for each Saracen Member and each Saracen Member is relying solely on the advice of his, her or its own tax advisors in evaluating such consequences, and (2) neither the Company (including any of its Affiliates), nor the Manager, nor the Management Committee has made (or shall be deemed to have been made) any representations or warranties as to the tax consequences of such transactions to any Saracen Member. Notwithstanding the foregoing, the Company acknowledges its obligations pursuant to Section 6.1(e) and Section 8.2A herein.

     (d) All information that each Member has provided to the Company concerning himself or herself or itself and his, her or its financial position, including any financial information requested by the Company, is correct and complete in all material respects as of the date hereof.

     (e) Each Saracen Member is not acquiring Membership Units or Series A Preferred Membership Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any meeting or seminar.

     (f) Each Saracen Member is over 21 years of age, has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity of any investment in the Membership Units and the Series A Preferred Membership Units.

     (g) Each Saracen Member has (i) a net worth, when combined with the net worth of that person's spouse, in excess of $1,000,000, or (ii) has had adjusted gross income for calendar years 1996, 1997, 1998 and expects to have adjusted gross income for calendar year 1999, of at least $200,000 for each such year.

     (h) No Saracen Member (or any ultimate beneficial interest holder in a Saracen Member that is a flow-through entity for tax purposes) is a "qualified organization" within the meaning of Section 514(c)(9)(C) of the Code.

     4.6. Dealing with Members. The fact that a Member, an Affiliate of a Member or any officer, director, employee, partner, consultant or agent of a Member or an Affiliate of a Member, is directly or indirectly interested in or connected with any person, firm or corporation employed by the

                             Exhibit 10.50 Page 56

Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Company from employing such person, firm or corporation or from dealing with him or it on customary terms and at competitive rates of compensation, and neither the Company nor any of the Members shall have any rights in or to any income or profits derived therefrom, PROVIDED, however that in the event any Member provides a loan to the Company, such loan shall (i) be on commercially reasonable terms, (ii) have a term of six (6) months or less and (iii) together with all other loans from Members to the Company then outstanding, be in an aggregate amount of less than 10% of the Book Value of all of the Company Assets and the assets of the Subsidiaries.

     4.7. Designation of Tax Matters Member. Whitehall XI, as long as it is a Member, shall act as the Tax Matters Member of the Company, as provided in the regulations pursuant to Section 6231 of the Code. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. The Tax Matters Member shall not enter into an agreement with the IRS or any other taxing authority to extend the limitation period for assessment of any federal, state or local income, franchise or unincorporated business tax of any Member or owner thereof nor settle with the IRS or any other taxing authority to disallow deductions or increase income from this Company with respect to any Member, unless all of the Members shall have agreed thereto.

                             Exhibit 10.50 Page 57

                                   ARTICLE V.

                          CAPITAL CONTRIBUTIONS, LOANS
                                 AND LIABILITIES
                                 ---------------

     5.1. Capital Contributions and Capital Accounts of the Members.

     (a) As of the date hereof, WCPT, WHWEL and each of the Saracen Members hereby contributes to the Company each of their "Membership Units" in WWP II and all of their right, title and interest in and to WWP II, to the Company and, in exchange therefor, each shall receive such number of Membership Units, a Percentage Interest and Capital Account as set forth in Schedule 5.1.

     (b) As of the date hereof, each of the Saracen Members hereby contributes each of their "Series A 6% Convertible Preferred Membership Units" in WWP II to the Company and each shall receive therefor an equal number of Series A Preferred Membership Units, a Series A Preferred Percentage Interest and a Series A Capital Account, all as set forth in Schedule 5.1. The Company shall cancel and terminate each of the "Series A 6% Convertible Preferred Membership Units" of WWP II.

     (c) As of the date hereof, Holding Co. hereby contributes the Holding Co. Contributed Asset, subject to the Assumed Financing, and $122,744 in cash to the capital of the Company and, in exchange therefor, shall receive such number of Membership Units, a Percentage Interest and Capital Account as set forth in
Schedule 5.1. The contribution by Holding Co. to the Company (and/or one or more of its Subsidiaries) of the Holding Co. Contributed Asset on the Closing Date shall be made subject to the Assumed Financing and on the date of the Closing, the Company and/or one or more of its Subsidiaries shall assume the Assumed Financing. The Company shall repay the Assumed Financing no later than May 28, 1999.

     5.2. Additional Capital Contributions

     (a) If any of the Managing Members shall reasonably determine that funds are required for a Necessary Expenditure, or in the event of a Preferential Distribution Non-Payment (as defined in the Series A Terms), such Managing Member shall have the right to make a Mandatory Capital Call describing the amount and nature of the Necessary Expenditure or the aggregate amount of any payment default pursuant to the Series A Terms, in which event each of the Managing Members shall, within twenty (20) days after receipt of such Mandatory Capital Call, fund a portion of the capital contribution required by such
Mandatory Capital Call (which portion shall be equal to such Member's Funding Percentage multiplied by the amount of such Mandatory Capital Call). Notwithstanding anything to the contrary herein, except for the payment of any Preferential Distribution Non-Payment (as defined in the Series A Terms), no Managing Member shall be required to contribute or lend any funds to the Company (and no Mandatory Capital Call for a Necessary Expenditure may be issued to such Member) pursuant to this Section 5.2 or otherwise (i) if such Member has fully funded its Capital Commitment (whether or not the other Members have fully funded their Capital Commitments), (ii) in response to a Capital Call made at any time after December 31, 2000 (irrespective of the amounts previously contributed) or (iii) at any time after an initial public offering of Shares by WCPT.

                             Exhibit 10.50 Page 58

     (b) If the Management Committee shall have authorized a Capital Call, the Manager shall make such Capital Call describing in brief detail the use of proceeds of such Capital Call, in which event each of the Managing Members shall, within (20) days after receipt of such Capital Call, fund a portion of the capital contribution required by such Capital Call (which portion shall be equal to such Member's Funding Percentage multiplied by the amount of such Capital Call).

     (c) Following receipt of a Capital Call in compliance with the requirements of this Section 5.2, each of the Managing Members shall contribute to the Company the amount applicable to such Member as set forth in the Capital Call delivered pursuant to this Section 5.2 on the due date specified in such notice.

     (d) Upon any conversion by a Saracen Member of any Series A Preferred Membership Units into Membership Units, such Saracen Member shall have the right to contribute up to $7,500.00 to the Company as an additional capital contribution, PROVIDED, however, that such capital contribution shall be in addition to and shall not reduce the conversion price payable in connection with such conversion. In exchange for such capital contribution, Membership Units shall be issued based upon the Deemed Value Per Membership Unit on the date of such capital contribution. Notwithstanding the foregoing, in no event shall (i) the aggregate amount of capital contributions made by all Saracen Members pursuant to this Section 5.2(d) exceed $50,000.00, and (ii) Membership Units be issued for more than $50,000.00 of capital contributions pursuant to this
Section 5.2(d).

     (e) Notwithstanding anything contained in this Section 5.2 to the contrary, Holding Co. will fund its Capital Commitment in the manner and amount described in the definition of "Capital Commitment" contained herein in connection with any capital contribution required for the potential acquisition of properties commonly known, respectively, as 24 Federal Street, Boston, Massachusetts and 79 Milk Street, Boston, Massachusetts, after which Holding Co. shall have no further Capital Commitment.

     5.3. Failure to Fund Capital Contributions. If any Managing Member who is required to fund a Capital Call fails to do so in the amount and within the time required under Section 5.2(a) or (b), as applicable ("Non-Contributing Member"), the Manager shall give notice of such failure to all other Managing Members required to make such Capital Contribution, including a statement of the amount of the Capital Contribution not funded by the Non-Contributing Member (such amount is hereinafter referred to as the "Failed Contribution"), and the other such Managing Members may fund all or part of such Failed Contribution (each such funding Member is hereinafter referred to as a "Contributing Member"). If more than one Managing Member desires to be a Contributing Member, each such Member shall have the right to fund the amount the Non-Contributing Member(s) failed to fund pro rata in proportion to the relative Percentage Interests of such Contributing Members; PROVIDED that, if any such Contributing Member funds less than its pro rata share, the other Contributing Members shall have the right to fund an amount equal to the difference between such first Contributing Member's pro rata share and the amount such first Member actually contributed pursuant to this sentence, on a pro rata basis in proportion to the relative Percentage Interests of such Contributing Members. Upon funding all or any part of a Failed Contribution, any Contributing Member may elect the following treatment for the portion (the "Funded Portion") of the Failed Contribution funded by such Contributing Member:

                             Exhibit 10.50 Page 59

     (a) The Contributing Member may at any time (even after first electing to proceed under paragraph (b) below) elect to treat the Funded Portion as a capital contribution by such Contributing Member with the dilution provided for in Section 5.4 below.

     (b) The Contributing Member may elect to treat the Funded Portion as a loan (a "Member Loan") by the Contributing Member to the Non-Contributing Member, which Member Loan shall be treated as (i) a demand loan made by the Contributing Member to the Non- Contributing Member (bearing interest at the Default Rate), and (ii) as a Capital Contribution by the Non-Contributing Member. Any such loan (to the extent of unpaid principal and interest) shall be recourse only to the Non-Contributing Member's Interest and shall also be payable by the Non-Contributing Member on demand of the Contributing Member and shall be repaid
(i) directly by the Company on behalf of the Non-Contributing Member to the Contributing Member from funds otherwise distributable to the Non-Contributing Member pursuant to Section 7.4 or (ii) upon the closing of the transactions contemplated by Section 8.2 hereof. A Contributing Member may, by delivering a notice to the Non-Contributing Member at any time prior to full repayment of such Member Loan, elect to terminate such loan and have the Non- Contributing Member's Percentage Interest diluted as set forth in Section 5.4, with the entire outstanding principal and interest treated as the amount of the Failed Contribution and the Capital Accounts of the Contributing and Non-Contributing Members adjusted accordingly to reflect the outstanding amount of a Member Loan as a Capital Contribution by the Contributing Member, not the Non-Contributing Member. Repayment of any Member Loan shall be secured by the Non-Contributing Member's Interest, and the Non-Contributing Member hereby grants a security interest in such Interest to the Contributing Member who has advanced such Member Loan and hereby irrevocably appoints such Contributing Member, and any of its agents, officers or employees, as its attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements, including, but not limited to, any note evidencing the Member Loan, and such Uniform Commercial Code financing statements, continuation statements, and other security instruments as may be appropriate to perfect and continue such security interest in favor of such Contributing Member.

                             Exhibit 10.50 Page 60

     5.4. Dilution for Failure to Fund Capital Calls. (a) If one or more Contributing Members elect to treat the Funded Portion as a Capital Contribution (including after electing to terminate a Member Loan pursuant to Section 5.3(b)), then the Percentage Interest of each such Contributing Member shall be increased by a percentage equal to the quotient (rounded up to the nearest one hundredth of one percent) obtained when (x) two times the remaining Funded Portion funded by such Contributing Member is divided by (y) the sum of all Members' Capital Contributions as of such date (including the remaining Funded Portions funded).

     (b) The Percentage Interest of the Non-Contributing Member shall be decreased by the aggregate amount of the increase in the Percentage Interests of all Contributing Members made pursuant to paragraph (a). On the date the adjusted Percentage Interests are determined as provided in this Section 5.4(b), each Member shall be considered as of such date, solely for purposes of further calculations and adjustments of each Member's Percentage Interest, to have made Capital Contributions equal to such Member's Percentage Interest, multiplied by the total Capital Contributions made by all Members as of such date (such product being referred to as the "Notional Contribution" of such Member). For example, if (1) a Non-Contributing Member X has a Percentage Interest of 50% and has a Failed Contribution of

                             Exhibit 10.50 Page 61

$10 in respect of a $20 Capital Call, (2) Contributing Member A has a Percentage Interest of 40% and contributes $8 in respect of such Capital Call plus its pro rata share of the Non-Contributing Member's Failed Contribution (i.e., 40% divided by 50% multiplied by the $10 Failed Contribution or $8) and, prior to contributing any amount on account of the current Capital Call, Member A has made common equity Capital Contributions of $392 ($40% of $980), (3) Contributing Member B has a Member Percentage Interest of 10% and contributes $2 in respect of such Capital Call plus its pro rata share of the Non-Contributing Member's Failed Contribution (i.e., 10% divided by 50% multiplied by the $10 Failed Contribution or $2), and prior to contributing any amount on account of the current Capital Call, Member B has made common equity Capital Contributions of $98 (10% of $980), and (4) the sum of all Members' common equity Capital Contributions as of such date (including the current Capital Call of $20) is $1,000, then (i) the Percentage Interest of Contributing Member A will be increased to 41.6% (($392 + $8 + $16) / $1,000), FOR A NET INCREASE OF 1.6%,
(ii) the Percentage Interest of Contributing Member B will be increased to 10.4% (($98 + $2 + $4) / $1,000), for a net increase of 0.4%, (iii) the Percentage Interest of Non-Contributing Member X will be decreased by 2.0% (the sum of the 1.6% increase in A's Member Percentage Interest and the 0.4% increase in B's Percentage Interest), (iv) the Capital Account of each Member shall be adjusted to reflect the actual cash contributions made by such Member and (v) the Notional Contribution as of the date of adjustment of Member A, Member B and Member X, respectively, will be $416, $104 and $480.

     (c) In order to give effect to the dilution of the Non-Contributing Member's Percentage Interest as set forth above in this Section 5.4, a number of the Non-Contributing Member's Membership Units corresponding to the Percentage Interest forfeited under Section 5.4(a) shall be deemed to be assigned to the Contributing Members pro rata to the relative amounts of their remaining Funded Portions such that the percentage of all Membership Units then owned by each such Contributing Member shall equal each such Contributing Member's Percentage Interest (taking into account the additional Membership Units issued to the Contributing Members pursuant to Section 5.9), and the Manager is hereby authorized and directed to reflect such assignment on the books of the Company.

     5.5. Capital of the Company. The capital of the Company shall be the sum of the Members' Capital Contributions. Except as otherwise provided herein, no Member shall be entitled to withdraw or receive any interest or other return on its Capital Contribution.

     5.6. Liability of Members. The Members shall not be bound by, nor be personally liable for, the expenses, liabilities, indebtedness or obligations of the Company or of any other Member. The liability of each Member shall be limited solely to the amount of its Capital Contributions; PROVIDED, however, that after a Member has received a distribution from the Company, such Member may be liable to the Company for the amount of the distribution but only to the extent provided by the Act. The Members shall not be required to contribute any amounts in excess of the amounts set forth in Sections 5.1, and 5.2 hereof, PROVIDED, however, that any Member's failure to fund a Capital Call made pursuant to Section 5.2 shall be subject to the provisions of this Article V.

     5.7. Return of Capital Contribution. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw as a Member or demand the return of all or any part of its Capital Contribution until the Company has been dissolved and terminated, or to demand or receive property other than cash in return for its Capital Contribution. No Member shall be liable for the return of the Capital Contribution of any other Member.

                             Exhibit 10.50 Page 62

     5.8. Calculation of Members' Percentage Interest, Series A Preferred Percentage Interest. (a) At any time, a Member's Percentage Interest shall be equal to the number of Membership Units owned by such Member at the date of determination (after giving effect to any adjustments required by this Agreement) divided by the aggregate number of Membership Units owned by all of the Members at such date (after giving effect to any adjustments required by this Agreement).

     (b) At any time, a Member's Series A Preferred Percentage Interest shall be equal to the number of Series A Preferred Membership Units owned by such Member at the date of determination divided by the aggregate number of Series A Preferred Membership Units owned by all of the Members at such date.

     5.9. Issuance of Additional Membership Units. (a) The Manager is hereby authorized and directed to cause the Company to issue to the Members the number of Membership Units and Series A Preferred Membership Units as set forth in
Schedule 5.1.

     (b) The Manager is hereby authorized and directed to cause the Company to issue to any Member (including a New Member) that makes a Capital Contribution to the Company (including a capital contribution made by a Contributing Member in accordance with Section 5.3), the number of Membership Units equal to the amount of such contributing Member's Capital Contribution divided by the Deemed Value Per Membership Unit, PROVIDED, FURTHER that, if (i) all or any portion of the Capital Contribution is made by any or all of the Managing Members, and a third party is not making a Capital Contribution contemporaneously with any or all of the Managing Members at the same price per Membership Unit and (ii) the Deemed Value Per Membership Unit is less than the most recent price per Membership Unit utilized to issue Membership Units to any Person (other than the Managing Members), Saracen shall have the right for its own account, and not for the account of any other party, to make a Capital Contribution in an amount equal to the product of (x) the aggregate amount of the Capital Contributions described in this Section 5.9(b) to be made by any or all of the Managing Members and (y) its Percentage Interest immediately prior to such Capital Contributions. In such instance, Saracen shall be given at least thirty (30) days' prior written notice to make such Capital Contribution and if no Capital Contribution is made by Saracen within such thirty (30) day period, the right to make such Capital Contribution shall be deemed waived. Unless specifically resolved otherwise by the Management Committee, any Membership Units issued after the Closing Date shall have the same rights, powers and duties as the Membership Units issued on the Closing Date; PROVIDED that, in any event, the Management Committee may authorize the classification of multiple classes of membership interests and may establish the designations, preferences and relative, participating, optional or other special rights, powers or duties of each class of membership interests, subject to the restrictions set forth in the Series A Terms. Notwithstanding anything to the contrary herein, (i) Saracen shall not be entitled to exercise its preemptive rights set forth herein to acquire Membership Units at $15.85 per Membership Unit with respect to any Capital Contributions made by each Managing Member and Holding Co. in an amount up to such Member's Capital Commitment and (ii) Saracen hereby acknowledges that it has no rights under this Section 5.9(b) as of the date hereof with respect to any Capital Contributions made prior to the date hereof and hereby consents to each of the Managing Members and Holding Co. making Capital Contributions from time to time after the date hereof in such amounts determined in accordance with each of their respective Capital Commitments in exchange for Membership Units issued by the Company at a Deemed Value Per Membership Unit equal to $15.85 per Membership Unit.

                             Exhibit 10.50 Page 63

     (c) The Manager is hereby authorized and directed to cause the Company to issue Membership Units (i) to WRP as required in connection with the exercise of the WRP Warrants or the New WRP Warrants in exchange for Membership Units, (ii) to WCPT in connection with WHWEL's, Whitehall XI's, Holding Co.'s and Saracen's exercise of their rights set forth in Section 8.3, (iii) to WRP in connection with the exchange of Membership Units for WRP At-Market Shares and (iv) to Saracen in connection with the conversion of the Series A Preferred Membership Units.

     5.10. Arbitration. Any matter arising pursuant to any provision hereunder which specifies that such matter shall be resolved by arbitration and any other dispute involving an alleged breach or violation of this Agreement (including, without limitation, an alleged breach or violation by WCPT that would entitle either WHWEL or Whitehall XI to remove WCPT as the Manager pursuant to Section 9.1) shall be submitted to arbitration ("Arbitration") in accordance with the provisions of this Section 5.10. The party having the right to submit a matter to Arbitration and exercising its rights to do so shall have the right to request an arbitration which shall be conducted in accordance with the Rules of Arbitration of the American Arbitration Association for a single arbitrator arbitration (the "Rules") in New York, New York, or at such other location as may be agreed between the parties. The Arbitration shall be conducted by a single arbitrator chosen in accordance with the Rules, PROVIDED that, such arbitrator shall be a person having at least ten (10) years experience in the matter in dispute including valuing real estate. The determination of the arbitrator shall be made within thirty (30) days following the appointment of such arbitrator and shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. Each party shall pay the fees and expenses of the arbitrator as determined by the arbitrator. The arbitrator shall not have the right to amend any provision of this Agreement.

                                   ARTICLE VI.

                            CAPITAL ACCOUNTS, PROFITS
                           AND LOSSES AND ALLOCATIONS
                           --------------------------

     6.1. Capital Accounts.

     (a) The Company shall maintain a Capital Account for each Member in accordance with federal income tax accounting principles.

     (b) The Capital Account of each Member shall be increased by (i) the amount of any cash and the agreed net fair market value (as used herein, "agreed net fair market value" of property shall mean the gross fair market value of the property reduced by all liabilities encumbering the property) as of the date of contribution of any property subsequently contributed as a Capital Contribution to the capital of the Company by such Member and (ii) the amount of any Profits allocated to such Member. The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member and (ii) the amount of distributions to such Member. In all respects, the Member's Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be adjusted upon the occurrence of certain events as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The Members hereby agree that as of the date hereof, the Capital Account of each Member shall be as set forth on Schedule 5.1.

                             Exhibit 10.50 Page 64

     (c) A transferee of all (or a portion) of an Interest shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest.

     (d) It is the intention of the parties that a conversion pursuant to its terms of a Series A Preferred Membership Unit into a Membership Unit be treated for federal income tax purposes as a contribution of the Series A Preferred Membership Unit to the Company in exchange for a Membership Unit and that any such conversion be treated as an event requiring an adjustment to the Members' Capital Accounts pursuant to Section 6.1(b) hereof and Treasury Regulation
Section 1.704-1(b)(2)(iv)(f).

     (e) The Capital Account balances of the Members holding Series A Preferred Membership Units (the "Series A Capital Accounts") shall be maintained separately from the Capital Accounts of the Members holding Membership Units (the "Membership Capital Accounts"). For purposes of maintaining Capital Account balances as provided in subsection (b) above, the Series A Capital Accounts shall be adjusted for allocations of Profits and Losses pursuant to Sections 6.2(d)(ii), 6.2(d)(iii) and 6.2(e)(iv) and for distributions made pursuant to
Section 7.1(b)(ii).

     (f) Notwithstanding anything in this Agreement to the contrary, including without limitation Articles VII and X hereof, no Member shall be required to pay to the Company or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     6.2. Profits and Losses.

     (a) The profits and losses of the Company ("Profits" and "Losses") shall be the net income or net loss (including capital gains and losses, income and gain exempt from tax, and items of loss, deduction of expense not deductible from Company income or capitalizable into the basis of Company property), respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes except that (i) in computing Profits and Losses, all depreciation and cost recovery deductions shall be deemed equal to Depreciation and (ii) gain or loss on the sale or other disposition of a Company Asset or an asset of a Subsidiary shall be determined by reference to Book Value.

     (b) Whenever a proportionate part of the Profits or Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; PROVIDED, however, that "recapture income", if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

     (c) If any Member transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Profits and Losses attributable to such Interest for such Fiscal Year shall be apportioned between the transferor and transferee ratably on a daily basis, provided in all events that any apportionment described above shall be permissible under the Code and applicable regulations thereunder.

     (d) Profits shall be allocated each year among the Members as follows:

                             Exhibit 10.50 Page 65

     (i) First, among all the Members holding Membership Units, in proportion to the amounts previously allocated pursuant to Section 6.2(e)(v) until the amounts allocated pursuant to this Section 6.2(d)(i) in the current and all prior years equals such amounts previously allocated pursuant to Section 6.2(e)(v) in the current and all prior years.

     (ii) Second, to the Saracen Members holding Series A Preferred Units, in proportion to the amounts previously allocated pursuant to Section 6.2(e)(iv) until the amount allocated pursuant to this Section 6.2(d)(ii) in the current and all prior years equals such amounts previously allocated pursuant to Section 6.2(e)(iv) in the current and all prior years;

     (iii) Third, to each Saracen Member holding Series A Preferred Units, an amount equal to the aggregate amounts distributed and distributable pursuant to
Section 7.1(b)(ii) (assuming that the Company had received all the cash attributable to the income being allocated) until the amounts allocated pursuant to this Section 6.2(d)(iii) in the current and all prior years equals such amounts previously distributed and distributable pursuant to Sections 7.1(b)(ii) in the current and all prior years; PROVIDED, however, that in no event shall amounts be allocated under this Section 6.2(d)(iii) in excess of the Preferred Limitation;

     (iv) Fourth, among all the Members holding Membership Units, in proportion to the amounts previously allocated pursuant to Section 6.2(e)(iii) until the amount allocated pursuant to this Section 6.2(d)(iv) in the current and all prior years equals such amounts previously allocated pursuant to Section 6.2(e)(iii) in the current and all prior years.

     (v) Fifth, to the Saracen Members holding Membership Units, in proportion to their respective Percentage Interests, an amount equal to the product of (x) their aggregate Percentage Interests, and (y) the remaining Profits of the Company after taking into account Sections 6.1(d)(i) through (d)(iv) above; and

     (vi) The balance of the Company's Profits shall be allocated as follows:

     (I) The relative Percentage Interest of WHWEL to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the balance of the Company's Profits shall be allocated as follows:

     (A) First,  to WHWEL up to the  amounts  previously  allocated  pursuant to
Section 6.2(e)(ii)(I)(D) until the amount allocated pursuant to this Section 6.2(d)(vi)(I)(A) equals such amounts previously allocated pursuant to Section 6.2(e)(ii)(I)(D).

     (B) Next, to WHWEL until the amount allocated pursuant to this Section 6.2(d)(vi)(I)(B) (and not reversed by Section 6.2(e)(ii)(I)(C)) equals such amounts previously distributed and distributable pursuant to Section 7.1(c)(ii) assuming that the Company had received all the cash attributable to the income being allocated;

     (C) Next, to WHWEL and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(c)(iii) (assuming that the Company had received all the cash attributable to the income being allocated)

                             Exhibit 10.50 Page 66
until the amount allocated pursuant to this Section 6.2(d)(vi)(I)(C) (and not reversed by Section 6.2(e)(ii)(I)(B)) equals such amounts previously distributed and distributable pursuant to Section 7.1 (c)(iii);

     (D) Thereafter, to WHWEL and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(c)(iv) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(I)(D) (and not reversed by Section 6.2(e)(ii)(I)(A)) equals such amounts previously distributed and distributable pursuant to Section 7.1(c)(iv);

     (II) The relative Percentage Interest of Whitehall XI to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the balance of the Company's Profits shall be allocated as follows:

     (A) First, to Whitehall XI up to the amounts previously allocated pursuant to Section 6.2(e)(ii)(II)(D) until the amount allocated pursuant to this Section 6.2(d)(vi)(II)(A) equals such amounts previously allocated pursuant to Section 6.2(e)(ii)(II)(D);

     (B) Next,  to  Whitehall  XI until the amount  allocated  pursuant  to this
Section 6.2(d)(vi)(II)(B) (and not reversed by Section 6.2(e)(ii)(II)(C)) equals such amounts previously distributed and distributable pursuant to Section 7.1(d)(ii) assuming the Company had received all the cash attributable to the income being allocated;

     (C) Next, to Whitehall XI and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(d)(iii) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(II)(C) (and not reversed by Section 6.2(e)(ii)(II)(B)) equals such amounts previously distributed and distributable pursuant to Section 7.1(d)(iii);

     (D) Next, to WHWEL and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(d)(iv) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(II)(D) (and not reversed by Section 6.2(e)(ii)(II)(A)) equals such amounts previously distributed and distributable pursuant to Section 7.1(d)(iv);

     (III) The relative Percentage Interest of Holding Co. to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the balance of the Company's Profits shall be allocated as follows:

     (A) First, to Holding Co. up to the amounts previously allocated pursuant to Section 6.2(e)(ii)(III)(D) until the amount allocated pursuant to this
Section  6.2(d)(vi)(III)(A) equals such amounts previously allocated pursuant to
Section 6.2(e)(ii)(III)(D);

     (B) Next,  to Holding  Co.  until the  amount  allocated  pursuant  to this
Section 6.2(d)(vi)(III)(B) (and not reversed by Section 6.2(e)(ii)(III)(C)) equals such amounts previously distributed and distributable pursuant to Section 7.1(e)(ii) assuming that the Company had received all the cash attributable to the income being allocated;

                             Exhibit 10.50 Page 67

     (C) Next, to Holding Co. and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(e)(iii) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(III)(C) (and not reversed by Section 6.2(e)(ii)(III)(B)) equals such amounts previously distributed and distributable pursuant to Section 7.1(e)(iii);

     (D) Next, to Holding Co. and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Section 7.1(e)(iv) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(III)(D) (and not reversed by Section 6.2(e)(ii)(III)(A)) equals such amounts previously distributed and distributable pursuant to Section 7.1(e)(iv);

     (IV) The relative Percentage Interest of WCPT to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the balance of the Company's Profits shall be allocated as follows:

     (A) First,  to WCPT up to the  amounts  previously  allocated  pursuant  to
Section 6.2(e)(ii)(IV)(D) until the amount allocated pursuant to this Section 6.2(d)(vi)(IV)(A) equals such amounts previously allocated pursuant to Section 6.2(e)(ii)(IV)(D);

     (B) Next, to WCPT until the amount allocated pursuant to this Section 6.2(d)(vi)(IV)(B) (and not reversed by Section 6.2(e)(ii)(IV)(C)) equals such amounts previously distributed and distributable pursuant to Sections 7.1(f)(ii) and 7.1(g)(ii) assuming that the Company had received all the cash attributable to the income being allocated;

     (C) Next, to WCPT and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Sections 7.1(f)(iii) and 7.1(g)(iii) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(IV)(C) (and not reversed by Section 6.2(e)(ii)(IV)(B)) equals such amounts previously distributed and distributable pursuant to Sections 7.1(f)(iii) and 7.1(g)(iii);

     (D) Next, to WCPT and the Manager in proportion to the aggregate amounts distributed and distributable pursuant to Sections 7.1(f)(iv) and 7.1(g)(iv) (assuming that the Company had received all the cash attributable to the income being allocated) until the amount allocated pursuant to this Section 6.2(d)(vi)(IV)(D) (and not reversed by Section 6.2(e)(ii)(IV)(A)) equals such amounts previously distributed and distributable pursuant to Sections 7.1(f)(iv) and 7.1(g)(iv).

     (e) Losses shall be allocated each year among the Members as follows:

     (i) First, among the Members holding Membership Units, in proportion to the amounts previously allocated pursuant to Sections 6.2(d)(v) and (vi) until the amount allocated pursuant to this Section 6.2(e)(i) equals such amounts previously allocated pursuant to Sections 6.2(d)(v) and (vi); such amount allocable to the Members, other than the Saracen Members, to be further allocated among them as set forth in Section 6.2(e)(ii) below.

                             Exhibit 10.50 Page 68

     (ii) The allocation among the Members described in Section 6.2(e)(i), other than the Saracen Members, shall be as follows:

     (I) The relative Percentage Interest of WHWEL to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the Losses allocable pursuant to Section 6.2(e)(i) to the Members other than the Saracen Members shall be allocated as follows:

     (A) First, to WHWEL and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(I)(D) until the amount allocated pursuant to this Section 6.2(e)(ii)(I)(A) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(I)(D);

     (B) Next, to WHWEL and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(I)(C) until the amount allocated pursuant to this Section 6.2(e)(ii)(I)(B) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(I)(C);

     (C) Next, to WHWEL until the amount allocated pursuant to this Section 6.2(e)(ii)(I)(C) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(I)(B); and

     (D) Thereafter, to WHWEL; and

     (II) The relative Percentage Interest Whitehall XI to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the Losses allocated pursuant to Section 6.2(e)(i) to the Members other than the Saracen Members shall be allocated as follows:

     (A) First, to Whitehall XI and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(II)(D) until the amount allocated pursuant to this Section 6.2(e)(ii)(II)(A) equal such amounts previously allocated pursuant to Section 6.2(d)(vi)(II)(D);

     (B) Next, to Whitehall XI and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(II)(C) until the amount allocated pursuant to this Section 6.2(e)(ii)(II)(B) equal such amounts previously allocated pursuant to Section 6.2(d)(vi)(II)(C);

     (C) Next,  to  Whitehall  XI until the amount  allocated  pursuant  to this
Section  6.2(e)(ii)(II)(C)  equals such amounts previously allocated pursuant to
Section 6.2(d)(vi)(II)(B); and

     (D) Thereafter, to Whitehall XI.

     (III) The relative Percentage Interest of Holding Co. to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the Losses allocated pursuant to Section 6.2(e)(i) to the Members other than the Saracen Members shall be allocated as follows:

     (A) First, to Holding Co. and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(III)(D) until the amount allocated pursuant to this Section 6.2(e)(ii)(III)(A) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(III)(D);

                             Exhibit 10.50 Page 69

     (B) Next, to Holding Co. and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(III)(C) until the amount allocated pursuant to this Section 6.2(e)(ii)(III)(B) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(III)(C);

     (C) Next,  to Holding  Co.  until the  amount  allocated  pursuant  to this
Section  6.2(e)(ii)(III)(C) equals such amounts previously allocated pursuant to
Section 6.2(d)(vi)(III)(B); and

     (D) Thereafter, to Holding Co.

     (IV) The relative Percentage Interest of WCPT to the combined Percentage Interests of the Whitehall Group and WCPT multiplied by the Losses allocated pursuant to Section 6.2(e)(i) to the Members other than the Saracen Members shall be allocated as follows:

     (A) First, to WCPT and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(IV)(D) until the amount allocated pursuant to this Section 6.2(e)(ii)(IV)(A) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(IV)(D);

     (B) Next, to WCPT and the Manager in proportion to the amounts previously allocated pursuant to Section 6.2(d)(vi)(IV)(C) until the amount allocated pursuant to this Section 6.2(e)(ii)(IV)(B) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(IV)(C);

     (C) Next, to WCPT until the amount allocated pursuant to this Section 6.2(e)(ii)(IV)(C) equals such amounts previously allocated pursuant to Section 6.2(d)(vi)(IV)(B); and

     (D) Thereafter, to WCPT.

     (iii) Next, to the Members holding Membership Units, an amount required to reduce their positive Membership Capital Account balances to zero, in proportion to the respective required amounts.

     (iv) Next, to the Saracen Members holding Series A Preferred Membership Units, an amount required to reduce their positive Series A Capital Account balances to zero, in proportion to the respective required amounts.

     (v) Any remaining Losses shall be allocated among all Members holding Membership Units in proportion to their respective Percentage Interests.

     (f) Notwithstanding Sections 6.2(d) and (e) hereof,

     (i) For federal income tax purposes but not for purposes of crediting or charging Capital Accounts, depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company Assets and the assets of the Subsidiaries was adjusted pursuant

                             Exhibit 10.50 Page 70
to the third sentence of Section 6.1(b) shall, in accordance with the "traditional method" under Section 704(c) of the Code and Treasury Regulation
Section 1.704-1(b)(2)(iv)(d) and (f), be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation.

     (ii) If there is a net decrease in the Minimum Gain of the Company during a taxable year (including any Minimum Gain attributable to Member-Funded Debt), each Member at the end of such year shall be allocated, prior to any other allocations required under this Article VI, items of gross income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(4).

     (iii)  Notwithstanding the allocations  provided for in Sections 6.2(d) and
(e), no allocation of an item of loss or deduction shall be made to a Member to the extent such allocation would cause or increase a deficit balance in such Member's Capital Account as of the end of the taxable year to which such allocation relates. If any Member receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), such Member shall be allocated (after taking into account any allocations made pursuant to Section 6.2(f)(ii)) items of income and gain in an amount and manner to eliminate the Member's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 6.2(f)(iii), there shall be excluded from a Member's deficit Capital Account balance at the end of a taxable year of the Company (a) such Member's share, determined in accordance with Section 704(b) of the Code and Treasury Regulation Section 1.704-2(g) of Minimum Gain (PROVIDED that, in the case of Minimum Gain attributable to Member-Funded Debt, such Minimum Gain shall be allocated to the Member or Members to whom such debt is attributable pursuant to Treasury Regulation Section 1.704-2(i)), and (b) the amount that such Member is obligated to restore to the Company under Treasury Regulation
Section 1.704-1(b)(2)(ii)(c).

     (iv) Notwithstanding the allocations provided for in subsection (ii) of this Section 6.2(f) and Sections 6.2(d) and (e), if there is a net increase in Minimum Gain of the Company during a taxable year of the Company that is attributable to Member-Funded Debt, then first Depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Member (and to joint lenders or guarantors in proportion to their relative obligations), PROVIDED that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Member-Funded Debt in such year.

     (v) Any special allocation under Sections 6.2(f)(ii) through (iv) shall be taken into account in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this Article VI so that the net amount of any items so allocated and the Profits, Losses and all items thereof allocated to each Member pursuant to this Article VI shall, to the extent permis sible under
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Member pursuant to this Article VI if such special allocation had not occurred.

                             Exhibit 10.50 Page 71

     (vi) It is intended that prior to a distribution of the proceeds from a liquidation of the Company pursuant to Section 10.2(vi) hereof, the positive Capital Account balance of each Member shall be equal to the amount that such Member would receive if liquidation proceeds were distributed in accordance with
Section  7.1.  Accordingly,  notwithstanding  anything  to the  contrary in this
Section 6.2, to the extent permissible under Sections 704(b) and 514(c)(9) of the Code and the Treasury Regulations promulgated thereunder, Profits and Losses and, if necessary, items of gross income and gross deductions, of the Company for the year of liquidation of the Company (or, if the liquidation spans more than one year, each such year) shall be allocated among the Members so as to bring the positive Capital Account balance of each Member as close as possible to the amount that such Member would receive if liquidation proceeds were distributed in accordance with Section 7.1.

     (vii)  Appropriate  adjustments  shall  be made to the  provisions  of this
Section 6.2 if a New Member is admitted to the Company.

     (viii) The Members agree that in the absence of any special allocations or adjustments to the Capital Accounts made by the Internal Revenue Service, their respective Capital Account balances (other than with respect to the Series A Preferred Membership Units) should be in the ratio of their respective number of Membership Units, and, accordingly, notwithstanding anything to the contrary in
Section 6.2(d), to the extent permissible under Sections 704(b) and 514(c)(9) of the Code and the Treasury Regulations promulgated thereunder, for purposes of maintaining Capital Account balances, book income, gain and loss from the sale of Company Assets and the assets of the Subsidiaries shall be allocated, in a manner that brings the Member's Capital Account balances into the ratio of their respective number of Membership Units as quickly as possible.

     (ix) To the extent any payments are made pursuant to Sections 7.1(i), 7.1(j), 7.1(k), 7.1(l), 7.1(m), 7.1(n) and 7.2 then, to the extent permissible under Sections 704(b) and 514(c)(9) of the Code and the Treasury Regulations promulgated thereunder, appropriate adjustments shall be made to the allocation of Profits and Losses under Sections 6.2(d) and (e) among the Members, other than the Saracen Members, so that the cumulative Profits and Losses allocated to such Members equals, as nearly as possible, the amount of distributions received by each Member, after taking into account all payments made pursuant to Section 7.1(i), 7.1(j), 7.1(k), 7.1(l), 7.1(m), 7.1(n) and 7.2.

                                  ARTICLE VII.

                         APPLICATIONS AND DISTRIBUTIONS
                                OF AVAILABLE CASH
                                -----------------

     7.1. Applications and Distributions.

     (a) Distributions shall be made by the Manager to the Members of all or a portion of Available Cash as determined by the Management Committee (such amount, the "Distribution Amount") in accordance with Section 7.1(b) through (g) within thirty (30) days after the end of each quarter of each

                             Exhibit 10.50 Page 72

Fiscal Year. The Members acknowledge and agree, notwithstanding anything in this Agreement to the contrary, that the Company shall make distributions to all Members in accordance with this Section 7.1 in an amount at least sufficient (i) to pay the amounts to Saracen set forth in Section 7.1(b)(ii) below and (ii), when it has Available Cash to do so, to provide WCPT the amount that WCPT would be required to distribute to its shareholders, on account of taxable income of the Company allocable to WCPT, so that WCPT is able to satisfy the distribution requirements of a real estate investment trust with respect to such taxable income.

     (b) The Distribution Amount and the Capital Proceeds Distribution Amount, if any, shall be distributed as follows:

     (i) First, but only with respect to, and to the extent of, any Capital Proceeds Distribution Amount derived from a third-party mortgage financing or refinancing relating to a Property acquired with the proceeds of a corresponding specified Interim Capital Contribution, to each Managing Member pro rata (in proportion to the unreturned Interim Capital Contributions made by such Managing Member) until each such Managing Member shall have received, taking into account the amount of all prior distributions under this Section 7.1(b)(i), the full amount of all Interim Capital Contributions made by such Managing Member through the date of distribution;

     (ii) Second, in an aggregate amount equal to the sum of (A) the Unpaid Preferred Distribution, if any, plus (B) the Preferred Distribution Amount, pro rata to each Saracen Member, in proportion to its relative Series A Preferred Percentage Interests; and

     (iii) Third, in an aggregate amount equal to the Common Distribution Amount, pro rata and on a pari passu basis, (A) to each Saracen Member, an amount equal to each Saracen Member's Percentage Interest multiplied by the Common Distribution Amount and (B) to Whitehall XI, WHWEL, Holding Co. and WCPT an amount equal to their combined Percentage Interests multiplied by the Common Distribution Amount which amount shall be distributed to Whitehall XI, WHWEL, Holding Co. and WCPT in accordance with Section 7.1(c) through (g), respectively.

     (c) A portion of the total amount distributed to WHWEL, Whitehall XI, Holding Co. and WCPT pursuant to Section 7.1(b)(iii)(B) above equal to the product of such amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the Percentage Interest of WHWEL divided by the Combined Whitehall/WCPT Percentage Interest shall be further distributed as follows:

     (i) First, to WHWEL until WHWEL shall have received, taking into account the amount of all prior distributions under this Section 7.1(c)(i), the full amount of all Capital Contributions made by WHWEL through the date of distribution (it being understood and agreed that as of the date hereof such Capital Contributions shall be deemed to be the aggregate amount shown for WHWEL in Schedule 5.1);

                             Exhibit 10.50 Page 73

     (ii) Second, to WHWEL until WHWEL shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 17.5% per annum;

     (iii)  Third,  (x) 82.5% to WHWEL and (y) 17.5% to the Manager  (subject to
Section 7.1(L)), until WHWEL shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 22.5% per annum; and

     (iv) Thereafter, (x) 77.5% to WHWEL and (y) 22.5% to the Manager (subject to Section 7.1(L)).

     (d) A portion of the total amount distributed to Whitehall XI, WHWEL, Holding Co. and WCPT pursuant to Section 7.1(b)(iii)(B) above equal to the product of such amount multiplied by the quotient ((expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the Percentage Interest of Whitehall XI divided by the Combined Whitehall/WCPT Percentage Interest shall be further distributed as follows:

     (i) First, to Whitehall XI until Whitehall XI shall have received, taking into account the amount of all prior distributions under this Section 7.1(d)(i), the full amount of all Capital Contributions made by Whitehall XI through the date of distribution;

     (ii) Second, to Whitehall XI until Whitehall XI shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum;

     (iii) Third, (x) 80% to Whitehall XI and (y) 20% to the Manager (subject to
Section 7.1(m)), until Whitehall XI shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 25% per annum; and

     (iv) Thereafter, (x) 75% to Whitehall XI and (y) 25% to the Manager (subject to Section 7.1(m)).

     (e) A portion of the total amount distributed to Holding Co., WHWEL, Whitehall XI and WCPT pursuant to Section 7.1(b)(iii)(B) above equal to the product of such amount multiplied by such amount by the quotient ((expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the Percentage Interest of Holding Co. divided by the Combined Whitehall/WCPT Percentage Interest shall be further distributed as follows:

     (i) First, to Holding Co. until Holding Co. shall have received, taking into account the amount of all prior distributions under this Section 7.1(e)(i), the full amount of all Capital Contributions made by Holding Co. through the date of distribution (it being understood and agreed that as of the date hereof such Capital Contributions shall be deemed to be the aggregate amount shown for Holding Co. in Schedule 5.1);

                             Exhibit 10.50 Page 74

     (ii) Second, to Holding Co. until Holding Co. shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum;

     (iii) Third,  (x) 80% to Holding Co. and (y) 20% to the Manager (subject to
Section 7.1(n)), until Holding Co. shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 25% per annum; and

     (iv) Thereafter, (x) 75% to Holding Co. and (y) 25% to the Manager (subject to Section 7.1(n)).

     (f) The total amount equal to the WCPT I Distributions shall be further distributed as follows:

     (i) First, to WCPT until WCPT shall have received, taking into account the amount of all prior distributions under this Section 7.1(f)(i), the full amount of all Capital Contributions made by WCPT through the date of distribution (it being understood and agreed that for the purposes of this Section 7.1(f), as of the date hereof, the total amount of WCPT Phase I Capital Contributions made by WCPT shall be deemed to be the aggregate amount shown for WCPT in Schedule 5.1);

     (ii) Second, to WCPT until WCPT shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 17.5% per annum with respect to the WCPT Phase I Capital Contributions;

     (iii) Third, (x) 82.5% to WCPT and (y) 17.5% to the Manager, until WCPT shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 22.5% per annum with respect to the WCPT Phase I Capital Contributions; and

     (iv) Thereafter, (x) 77.5% to WCPT and (y) 22.5% to the Manager.

     (g) The total amount equal to the WCPT II Distributions shall be further distributed as follows:

     (i) First, to WCPT until WCPT shall have received, taking into account the amount of all prior distributions under this Section 7.1(g)(i), the full amount of all WCPT Phase II Capital Contributions made by WCPT through the date of distribution;

     (ii) Second, to WCPT until WCPT shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to the WCPT Phase II Capital Contributions;

     (iii) Third, (x) 80% to WCPT and (y) 20% to the Manager, until WCPT shall have received, taking into account the timing and amount of all prior contributions and distributions,

                             Exhibit 10.50 Page 75
an Internal Rate of Return equal to 25% per annum with respect to the WCPT Phase II Capital Contributions; and

     (iv) Thereafter, (x) 75% to WCPT and (y) 25% to the Manager.

     (h) If and to the extent applicable, an amount equal to the Percentage Interest of each New Member multiplied by the Common Distribution Amount shall be further distributed as follows:

     (i) First, to such New Member until such New Member shall have received the full amount of all Capital Contributions made by such New Member through the date of distribution;

     (ii) Second, to such New Member until such New Member shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to a percentage to be approved by the Management Committee;

     (iii) Third, (x) a percentage to be approved by the Management Committee to such New Member and (y) a percentage to be approved by the Management Committee to the Manager, until such New Member shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to a percentage to be approved by the Management Committee; and

     (iv) Thereafter, (x) a percentage to be approved by the Management Committee to such New Member and (y) a percentage to be approved by the Management Committee to the Manager.

     (i) If WCPT is entitled to receive payments pursuant to Section 7.1(h)(iii) or (iv) or pursuant to Section 7.6 (from any Member other than any Member of the Whitehall Group, it being acknowledged that WCPT (or any other Manager) shall not be entitled to any such Promote from Saracen) on account of any Promote, then all such amounts entitled to be received by WCPT, after subtracting any allocation by WCPT of any portion of the Promote as incentive compensation to officers and employees of WCPT (the "WCPT Amount"), shall instead be distributed as follows: (A) to WCPT and WHWEL for distribution in accordance with Section 7.1(c), an amount equal to the product of the WCPT Amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the Percentage Interest of WHWEL divided by the Combined Whitehall/WCPT Percentage Interest, (B) to WCPT and Whitehall XI for distribution in accordance with Section 7.1(d), an amount equal to the product of the WCPT Amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the relative Percentage
Interest of Whitehall XI divided by the Combined Whitehall/WCPT Percentage Interest, (C) to WCPT and Holding Co. for distribution in accordance with
Section 7.1(e), an amount equal to the product of the WCPT Amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the Percentage Interest of Holding Co. divided by the Combined Whitehall/WCPT Percentage Interest, (D) to WCPT and Manager for distribution in accordance with Section 7.1(f), an amount equal to the product of the WCPT Amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the WCPT I Percentage Interest divided by the Combined Whitehall/WCPT Percentage Interest and (E) to WCPT and

                             Exhibit 10.50 Page 76

Manager for distribution in accordance with Section 7.1(g), an amount equal to the product of the WCPT Amount multiplied by the quotient (expressed as a percentage rounded up to the nearest one ten-thousandth (0.0001)) of the WCPT II Percentage Interest divided by the Combined Whitehall/WCPT Percentage Interest. Except as provided in the immediately preceding sentence, Whitehall XI, WHWEL, Holding Co., Saracen and any other New Member acknowledge and agree that, notwithstanding their existing or future direct or indirect ownership of Shares,
(i) they shall not have any direct or indirect interest in the Promote payable to WCPT pursuant to this Agreement, (ii) WCPT shall structure the receipt of the Promote or enter into one or more transactions, so that none of WHWEL, Whitehall XI, Holding Co., Saracen nor any other New Member will have any direct or indirect interest therein, including, without limitation, by distributing or causing the distribution of the proceeds of or assigning its right to receive all or any portion of the Promote to an Affiliate of or Person(s) employed by WCPT and not to WCPT itself, (iii) WHWEL, Whitehall XI, Holding Co., Saracen, any other New Member and the Company will cooperate with WCPT, its Affiliates and their respective shareholders, in good faith, but without additional costs to WHWEL, Whitehall XI, Holding Co., Saracen, any other New Member or the Company, to accomplish the foregoing, and (iv) WCPT (or any other Manager) shall only be entitled to receive the Promote under and pursuant to Sections 7.1(c)(iii)(y), 7.1(c)(iv)(y), 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y),
7.1(e)(iv)(y),  7.1(f)(iii)(y),  7.1(f)(iv)(y),  7.1(g)(iii)(y),  7.1(g)(iv)(y),
7.1(h)(iii)(y) and 7.1(h)(iv)(y).

     (j) Notwithstanding the terms of Sections 7.1(c), 7.1(d), 7.1(e), 7.1(f), 7.1(g) or 7.1(h), if WCPT shall cease to be the Manager, then, unless the election described in the proviso of this sentence is made, all distributions that would otherwise have been made pursuant to (A) Sections 7.1(c)(iii) (y) or 7.1(c)(iv)(y) shall be made to WHWEL instead of the Manager, (B) Sections 7.1(d)(iii)(y) or 7.1(d)(iv)(y) shall be made to Whitehall XI instead of the Manager, (C) Sections 7.1(e)(iii)(y) or 7.1(e)(iv)(y) shall be made to Holding Co. instead of the Manager, (D) Sections 7.1(f)(iii)(y) or 7.1(f)(iv)(y) shall be made to WCPT instead of the Manager, (E) Sections 7.1(g)(iii)(y) or 7.1(g)(iv)(y) shall be made to WCPT instead of the Manager, and (F) Sections 7.1(h)(iii)(y) or 7.1(h)(iv)(y) shall be made to the New Member instead of the Manager; PROVIDED, HOWEVER, that if WCPT is removed as Manager pursuant to
Section 9.1, WHWEL and Whitehall XI shall have the right, in their sole and absolute discretion, to appoint a successor Manager (which may be Members or Affiliates of Members and who shall provide substantially the same services as the Manager hereunder) and to have all or a portion (as WHWEL and Whitehall XI shall determine) of the amounts distributable pursuant to Sections 7.1(c)(iii)(y), 7.1(c)(iv)(y), 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y),
7.1(e)(iv)(y),  7.1(f)(iii)(y),  7.1(f)(iv)(y),  7.1(g)(iii)(y),  7.1(g)(iv)(y),
7.1(h)(iii)(y) and 7.1(h)(iv)(y) distributed to such successor.

     (k) Distributions shall be made by the Manager to the Members of all or any portion of Capital Proceeds as determined by the Management Committee (such amount, the "Capital Proceeds Distribution Amount") in accordance with Section 7.1(a) in such amounts and at such time(s) as determined by the Management Committee in its sole discretion, PROVIDED, however, that such Capital Proceeds Distribution Amount shall not be made unless at least thirty (30) days' prior written notice of the approximate amount of such Capital Proceeds Distribution Amount has been delivered to the Preferred Holders; PROVIDED, further, that any Capital Proceeds Distribution Amount distributable pursuant to Section 7.1(b)(i) from a third-party mortgage financing or refinancing relating to a particular Property which has been acquired with the proceeds of a corresponding specified Interim Capital Contribution with respect to such Property that, at the time of such distribution, continues to qualify as

                             Exhibit 10.50 Page 77
an Interim Capital Contribution, shall not require such thirty (30) days' prior written notice specified in the preceding clause.

     (l) In connection with any Distribution, if the Manager is entitled to receive payments pursuant to Section 7.1(c)(iii)(y) or 7.1(c)(iv)(y), but Whitehall XI shall have not received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to its Capital Contributions pursuant to Section 7.1(d), then an amount, not to exceed 50% of the amount otherwise to be distributed to the Manager pursuant to Sections 7.1(c)(iii)(y) and 7.1(c)(iv)(y), if any, shall be distributed to Whitehall XI, until Whitehall XI shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to their Capital Contributions.

     (m) In connection with any Distribution, if the Manager is entitled to receive payments pursuant to Sections 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y) or 7.1(e)(iv)(y) but WHWEL shall have not received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to its Capital Contributions pursuant to Section 7.1(c), then an amount, not to exceed 45% of the amount otherwise to be distributed to the Manager pursuant to Sections 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y) or 7.1(e)(iv)(y), if any, shall be distributed to WHWEL, until WHWEL shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to its Capital Contributions.

     (n) In connection with any Distribution, if the Manager is entitled to receive payments made pursuant to Section 7.1(c)(ii)(y) or 7.1(c)(iv)(y), but Holding Co. shall have not received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to its Capital Contributions pursuant to Section 7.1(e), then an amount, not to exceed 50% of the amount otherwise to be distributed to the Manager pursuant to Sections 7.1(c)(iii)(y) or 7.1(c)(iv)(y), if any, shall be distributed to Holding Co. until Holding Co. shall have received, taking into account the timing and amount of all prior contributions and distributions, an Internal Rate of Return equal to 15% per annum with respect to its Capital Contributions.

     (o) Although the terms of this Section 7.1 contemplate distributions being made under paragraph (b) and then under paragraphs (c), (d), (e), (f), (g), (h) and (i) of this Section 7.1, the parties intend for the calculations required by such paragraphs to be made simultaneously and for the funds to be distributed simultaneously in accordance with such paragraphs in a single distribution rather than in seriatim.

     (p) WCPT acknowledges and agrees that 50% of all amounts received by the Manager pursuant to Sections 7.1(c)(iii)(y), 7.1(c)(iv)(y), 7.1(f)(iii)(y), and 7.1(f)(iv)(y), and 55% of all amounts received by the Manager pursuant to Sections 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y), 7.1(e)(iv)(y),
7.1(g)(iii)(y),  7.1(g)(iv)(y),  7.1(h)(iii)(y), and 7.1(h)(iv)(y) shall be paid to employees, officers and other personnel of WCPT and shall not be distributed to WRP (it being understood and agreed that any amounts that are, pursuant to clause (l), clause (m) or clause (n) of this Section 7.1 distributed to WHWEL, Whitehall XI, or Holding Co., as the case may be, rather than the Manager shall be deemed to constitute payments that, in compliance with this clause (p) could be distributed by WCPT

                             Exhibit 10.50 Page 78
to WRP rather than paid to employees, officers or other personnel of WCPT). Any amendments to, or departures from, the foregoing provisions shall be deemed to be a Major Decision for purposes of this Agreement.

     7.2. Restoration of Excess Distributions. Subject to Section 7.3:

     If any Promote Payments to the Manager have previously been made and, subsequently, the Internal Rate of Return for any of WHWEL, Whitehall XI, Holding Co. and WCPT is reduced as a result of a Capital Contribution being made pursuant to Section 5.2 or otherwise, then the parties hereto shall make appropriate adjustments to the amounts previously distributed or paid to them (and the Manager shall return all or a portion of such Promote Payments to such Member from whom such Promote Payment was received) to the extent necessary so that the balance of such Promote Payments retained by the Manager (after giving effect to such adjustments) does not exceed the Requisite Promote applicable to such Member, taking into account (x) such reduction in such Member's Internal Rate of Return, (y) the timing and amount of all Capital Contributions made by, and all the Common Distribution Amounts received by, such Member and (z) the Promote Payments previously received by the Manager and not yet returned to such Member pursuant to this Section 7.2.

     7.3. Liquidation. In the event of the sale or other disposition of all Properties owned by the Company and its Subsidiaries, the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article X.

     7.4. Repayment of Member Loans. If any Member shall be a borrower under one or more Member Loans (a "Debtor Member"), then any distributions that would otherwise be payable to such Debtor Member pursuant to Section 7.1, 7.2 or 10.2 shall instead be paid to the Member or Members which made such Member Loans (each, a "Lender Member"), first to pay any accrued interest (at the Default
Rate) and then to pay the principal amount thereof, until such Member Loans (including any accrued and unpaid interest) shall be repaid in full. In the event there are two or more Lender Members with respect to any Debtor Member, distributions under this Section 7.4 shall be made PRO RATA to each Lender Member in proportion to the relative principal amount of Member Loans (including accrued and unpaid interest) that such Lender Member has outstanding as a percentage of total outstanding Member Loans made to such Debtor Member by all Lender Members. Any amounts distributed pursuant to this Section 7.4 shall for all other purposes of this Agreement be treated as if distributed to the Debtor Member.

     7.5. Revisions to Reflect Issuance of Additional Membership Interests. Subject to Section 12.1 herein, in the event that the Company issues additional membership interests pursuant to Section 5.9 hereof with rights, preferences or privileges different from those issued on the date hereof, the Manager shall make such revisions to this Article VII as it deems necessary to reflect the issuance of such additional membership interests and any special rights, duties or powers with respect thereto.

     7.6. Initial Public Offering; Sale of Units. (a) In the event of a public offering of Shares by WCPT and provided that WCPT shall be acting as the Manager at the time of such offering, each Member and WRP agree to take all actions necessary or appropriate at no cost or expense to the Saracen Members, and without any impact on the rights or amounts to be received by the Saracen Members, including, without limitation, amending any Organizational Document of WCPT and the

                             Exhibit 10.50 Page 79

Company (including this Agreement) in order that the Manager receives additional compensation (either in cash, or if the Managing Members agree, in the form of Membership Units or otherwise) equal in value to the Promote that the Manager would have received if all of the Company Assets and the assets of the Subsidiaries were sold for a price equal to the total valuation of the Company (implied by reference to the public offering price of the shares sold by WCPT) and the proceeds of such sale were distributed pursuant to Section 10.2. If, in connection with a public offering of WCPT, WCPT, WHWEL, Whitehall XI and Holding Co. are restricted from selling their Membership Units or Shares until a specified lock-up period has lapsed after such offering, then the Promote payable to WCPT under this subparagraph (a) shall be calculated and paid to WCPT promptly after such lock-up period expires. WHWEL, with respect to any Promote that would be received by the Manager pursuant to Section 7.1(c), Whitehall XI, with respect to any Promote that would be received by the Manager pursuant to
Section 7.1(d) and Holding Co., with respect to any Promote that would be received by Manager pursuant to Section 7.1(e), agree to pay to the Manager or its designee contemporaneously with the closing of the public offering (or on the day after expiration of any lock-up as described in the immediately preceding sentence) such amount of the Promote in cash or, if WCPT, WHWEL, Whitehall XI, Holding Co. and WRP agree otherwise, in the form of Membership Units or otherwise and based upon the relative Percentage Interests of WCPT, WHWEL, Whitehall XI and Holding Co. Without in any way limiting the restrictions contained in Article 8, each Member of the Whitehall Group agrees not to distribute its Membership Units or Shares to any of its constituent partners prior to payment of the Promote payable under this subparagraph (a). Any Membership Units to be received by the Manager pursuant to this subparagraph (a) shall not be newly issued Membership Units but shall be Membership Units beneficially owned by the Members of the Whitehall Group. Each Member and WRP will work together in good faith to achieve the optimal tax consequences for WCPT; PROVIDED, that there is no adverse impact on the other Members.

     (b) Unless the full Promote has already been, or is due to be, paid to Manager under subparagraph (a), in the event that any Member of the Whitehall Group, to the extent permitted under this Agreement, either sells (or otherwise disposes of) all or any of its Membership Units to a third-party or converts all or any of its Membership Units into Shares or WRP Shares, any Member of the Whitehall Group, as the case may be, shall pay to the Manager on the Determination Date (as defined below) an amount equal to the amount of the Promote that would have been payable to the Manager if the proceeds received by any Member of the Whitehall Group, (or the cash value thereof as of the Determination Date if such proceeds are not cash) were received by any Member of the Whitehall Group, pursuant to a distribution of Available Cash among all Members (other than Saracen) pursuant to Sections 7.1(c), (d), (e), (f) and (g). For purposes of this subparagraph (b), the "Determination Date" shall be the date of the relevant sale, disposition or conversion of the Membership Units; provided that, if the Shares or WRP Shares received by any Member of the Whitehall Group, as the case may be, upon conversion of any Membership Units are subject to any "lock-up" agreement prohibiting the sale of such Shares or WRP Shares for a specified period, the "Determination Date" shall mean the date upon which such lock-up period expires.

     (c) Upon payment of all amounts (whether in cash, Shares, WRP Shares, Membership Units or other consideration) due to the Manager pursuant to this
Section 7.6 in respect of the sale, disposition or conversion of any Membership Units, no further amounts shall be payable to the Manager pursuant to this
Section  7.6  or   Sections   7.1(c)(iii)(y),   7.1(c)(iv)(y),   7.1(d)(iii)(y),
7.1(d)(iv)(y),  7.1(e)(iii)(y),  7.1(e)(iv)(y),  7.1(f)(iii)(y),  7.1(f)(iv)(y),
7.1(g)(iii)(y),  7.1(g)(iv)(y), 7.1(h(iii)(y) and

                             Exhibit 10.50 Page 80

7.1(h)(iv)(y) or any successor provision to any of the foregoing in respect of any such sold, disposed of or converted Membership Units or in respect of any subsequent sale, transfer or other disposition of the proceeds from or consideration received on account of any such sale, disposition or conversion of Membership Units.

                                  ARTICLE VIII.

                          TRANSFER OF COMPANY INTERESTS
                          -----------------------------

     8.1. Limitations on Assignments of Interests by Members.

     (a) Except as provided in Section 8.1(b) and Section 8.2, no Member shall Transfer (as hereinafter defined) all or any portion of its Interest or permit such a Transfer or contract to do so, without the consent of each of the Managing Members (which consent may be withheld in such Managing Member's sole discretion for any reason or no reason) and in strict compliance with the provisions of this Article VIII. As used herein "Transfer" of an Interest means, with respect to any Member, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition of any portion of the Interest of such Member or the proceeds thereof (whether voluntarily, involuntarily, by operation of law or otherwise). Notwithstanding the foregoing, a transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition of ownership interests in WCPT (including by virtue of an Extraordinary Transaction but excluding any transfer of up to 6,000 shares of WCPT issued to holders other than WRP on or about August 28, 1997) shall constitute a "transfer" of WCPT's Interest and shall be subject to the provisions of this Article VIII. Any purported Transfer in violation of this Article VIII shall be void ab initio, and shall not bind the Company, and the Members making such purported transfer, sale or assignment shall indemnify and hold the Company and the other Members harmless from and against any federal, state or local income taxes, or transfer taxes, including without limitation, transfer gains taxes, arising as a result of, or caused directly or indirectly by, such purported Transfer. The giving of any consent to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

     (b) Subject to compliance with the remaining provisions of this Article VIII and with Section 4.2 and notwithstanding anything to the contrary set forth in Section 8.1(a) above, each of WCPT, WHWEL, Whitehall XI, Holding Co. and Saracen may, from time to time and without any consent or approval, pledge or otherwise grant a security interest in all or part of such Member's Interest to an Institutional Lender to secure a loan made to such Member (a "Pledgor") by such Institutional Lender (a "Pledgee"); provided that, (i) such pledged Interest may not be transferred to the Pledgee by foreclosure, assignment in lieu thereof or other enforcement of such pledge, and (ii) WCPT, WHWEL, Whitehall XI, Holding Co. and Saracen may pledge only their respective economic interests in the Company and no other rights hereunder. In addition, notwithstanding anything to the contrary set forth herein, (A) WHWEL shall have the right at any time to transfer all or any part of its Interest without the prior consent of any Member (including WCPT and the Manager) pursuant to Section 8.3, in connection with the exchange of its Membership Units for the WRP At-Market Shares, or in connection with the exercise of any of the WRP Warrants and/or the New WRP Warrants, (B) Whitehall XI shall have the right at any time to transfer all or any part of its Interest without the prior consent of any Member (including WCPT and the Manager) pursuant to Section 8.3 or in connection with the exercise of any

                             Exhibit 10.50 Page 81
of the WRP Warrants and/or the New WRP Warrants, (C) Holding Co. shall have the right at any time to transfer all or any part of its Interest without the prior consent of any Member (including WCPT and the Manager) pursuant to Section 8.3,
(D) any Saracen Member shall have the right at any time to transfer all or any part of his or her Interest without the prior consent of any Member (i) pursuant to Section 8.3, (ii) to another Saracen Member, PROVIDED that such transfer shall not result in Dominic J. Saraceno having a Percentage Interest (assuming for purposes of determining Dominic J. Saraceno's Percentage Interest pursuant to this Section 8.1(b) only, all of his outstanding Series A Preferred Membership Units were converted into Membership Units at the conversion price set forth in the Series A Terms) equal to or greater than 10% or (iii) pursuant to a transfer for a tax or estate planning purpose only, by inter vivos gift or sale to an entity or trust or pursuant to any applicable laws of descent; provided that at all times the voting control of such entity or trust is held by and the decisions of such entity or trust are made solely by such Member (or, if applicable, by any executor) and (E) WHWEL, Whitehall XI and Holding Co. shall have the right at any time to transfer all or any part of its Interest without prior consent of any Member (including WCPT and the Manager) to any Affiliate of Goldman Sachs Group.

     (c) At all times prior to an initial public offering by WCPT, any one or more of Whitehall Street Real Estate Limited Partnership V, Whitehall Street Real Estate Limited Partnership VII and/or any other Affiliate of Goldman Sachs Group meeting the requirements of clause (i) of the definition of "Affiliate" shall control WHWEL.

     (d) At all times prior to an initial public offering by WCPT, any one or more of Whitehall XI, WHWEL and/or any other Affiliate of Goldman Sachs Group meeting the requirements of clause (i) of the definition of "Affiliate" shall control the Holding Co.

     8.2. Sale of Properties, the Company or its Subsidiaries.

     (a) At any time after the date hereof, any Marketing Member may from time to time and on one or more separate occasions (1) require the Company or any Subsidiary to sell any or all of the Properties, (2) require the Company to sell any or all of the Subsidiaries or (3) sell the Company as a whole, in one or more bona fide transactions to a Person not Affiliated with the Marketing Member; PROVIDED that, the Marketing Member has first delivered a written notice (a "Sales Notice") to the Non- Marketing Member in accordance with Section 8.2(b). For the purposes of this Section 8.2, any Property, any Subsidiary or the Company which is the subject of a Sales Notice is referred to as a "Subject Asset". The term "Marketing Member" shall mean any Member of the Whitehall Group or WCPT (provided such Person is still an Appointing Member) who shall deliver a Sales Notice in accordance with this Section 8.2; PROVIDED that if both any Member of the Whitehall Group and WCPT shall deliver a Sales Notice with respect to the same Subject Asset, the party who delivered a Sales Notice first shall be the Marketing Member with respect thereto and the other party shall be the Non-Marketing Member. If any Member of the Whitehall Group shall have delivered a Sales Notice in accordance with this Section 8.2, then WCPT shall be the "Non-Marketing Member", and if WCPT shall have delivered be a Sales Notice in accordance with this Section 8.2, then the Members of the Whitehall Group shall be the "Non-Marketing Member".

     (b) In the event a proposed sale involves a Subject Asset having a total cost basis (as set forth on the Company's consolidated balance sheet) of $50,000,000 or more, the Marketing Member shall deliver a Sale Notice to the Non-Marketing Member at least forty-five (45) days prior to the

                             Exhibit 10.50 Page 82
commencement of the Marketing Period. In the event a proposed sale involves a Subject Asset having a total cost basis (as set forth on the Company's consolidated balance sheet) of less than $50,000,000, the Marketing Member shall deliver a Sale Notice to the Non-Marketing Member at least thirty (30) days prior to the commencement of the Marketing Period. During such forty-five
(45)-day or thirty (30)-day period, as the case may be, the Marketing Member and the Non-Marketing Member shall discuss in good faith (on a non-exclusive basis) the terms by which the Non-Marketing Member would be willing to purchase the Subject Asset and possibly the terms by which the Non-Marketing Member would consider the purchase of the Marketing Member's entire Interest in the Company.

     (c) In the event the Non-Marketing Member agrees to purchase the Subject Asset, the Marketing Member shall have the full right, power and authority (acting alone) to execute, deliver and perform any and all documentation and to take any and all other action, on behalf of the Company, any Subsidiary and, in the case of a sale of the Company, of the Members required or desirable to consummate the sale of the Subject Asset on such terms and conditions as the Marketing Member shall determine in its discretion, and each Member hereby consents to the Marketing Member's exercise of such right, power and authority and hereby agrees to execute, deliver and perform, any and all documents, agreements and instruments, and to take any other actions as may be required or desirable for the purpose of consummating such sale of the Subject Asset.

     (d) (i) In the event a binding agreement is not executed between the Marketing Member and the Non-Marketing Member during the forty-five (45)-day or thirty (30)-day period (as applicable) specified in Section 8.2(b) or (ii) in the event a proposed sale of the Subject Asset under Section 8.2(c) fails to close for any reason other than due to a default by the Marketing Member by the thirtieth (30th) day after the scheduled closing date for the sale of such Subject Asset specified in such binding agreement (the "Section 8.2(c) Termination Date"), the Marketing Member shall be free to market the Subject Asset upon such terms the Marketing Member deems necessary to consummate a sale of the Subject Asset during a one hundred eighty (180)-day period (the "Marketing Period"), commencing on the first day after the expiration of the forty-five (45)-day or thirty (30)-day period (as applicable) specified in
Section 8.2(b) or upon the earlier of (i) the first day after the date on which a purchase agreement entered into in accordance with Section 8.2(c) is terminated or (ii) the Section 8.2(c) Termination Date; PROVIDED that the Marketing Member shall not sell the Subject Asset to a Person that is an Affiliate of the Marketing Member. The Marketing Member shall have full right, power and authority (acting alone) to execute, deliver and perform any and all documentation and to take any and all other action, on behalf of the Company, any Subsidiary and, in the case of a sale of the Company, of the Members required or desirable to consummate the sale of the Subject Asset on such terms and conditions as the Marketing Member shall determine in its discretion, and each Member hereby consents to the Marketing Member's exercise of such right, power and authority and hereby agrees to execute, deliver and perform, any and all documents, agreements and instruments, and to take any other actions as may be required or desirable for the purpose of consummating such sale of the Subject Asset.

     (e) In the event the Marketing Member markets the Subject Asset pursuant to paragraph (d) above and the proposed sale fails to close for any reason during the Marketing Period, each of WCPT and each Member of the Whitehall Group shall continue to have the right, from time to time, to exercise any of the rights granted thereto under this Section 8.2; PROVIDED, however, that the Member who was the last Marketing Member shall not have the right to deliver a Sales Notice to the Non- Marketing Member with respect to the Subject Asset that was subject to the last Sales Notice delivered to such Non-

                             Exhibit 10.50 Page 83

Marketing Member until the thirtieth (30th) day after the expiration of the Marketing Period.

     (f) In the event WCPT is the Non-Marketing Member and acquires a Subject Asset pursuant to this Section 8.2, (i) such purchase shall not be deemed a violation of Section 4.2 and (ii) WCPT shall be free to engage third parties to provide property and asset management services for such Subject Asset.

     (g) Any one or more Members of the Whitehall Group may exercise any of the rights granted under this Section 8.2 to the Whitehall Group.

     8.2A Indemnification of Saracen. (a) The Company shall indemnify Saracen as and when required in this Section 8.2A. The Company acknowledges and agrees that this Section 8.2A is a material inducement to the Saracen Members entering into this Agreement, without which the Saracen Members would be unwilling to enter into this Agreement.

     (i) Except only as and to the extent set forth in this Section 8.2A(a) below, in the event the Company shall cause or permit to occur or exist (a) any Saracen Gain Recognition (as hereinafter defined) (x) on or before the expiration of a nine (9) year period following May 15, 1998 (the last day of such period, hereafter, the "End Date") with respect to all or any of the Nomura Properties or the 72 River Park Property and (y) on or before the expiration of a five (5) year period following the May 15, 1998 with respect to all or any of the Non-Nomura Properties or (b) any Saracen Debt Reduction Event (as hereinafter defined) on or before the End Date, then the provisions in Sections 8.2A(v), (vi), (vii), (viii), (ix) and (x) shall apply.

     (ii) Notwithstanding anything in this Section 8.2A to the contrary, Section 8.2A(a)(i) above and Sections 8.2A(a)(v) through (x) below shall not apply to
(x) any Saracen Gain Recognition caused by any affirmative action taken by any Saracen Member before, on or after May 15, 1998 with respect to any Interest of any Saracen Member (any such transfer, a "Non-Triggering Saracen Transfer") which triggers any Saracen Gain Recognition, but only if and to the extent of the Saracen Gain Recognition which is caused by such Non-Triggering Saracen Transfer, (y) any Saracen Gain Recognition or Saracen Debt Reduction Event which results (i) from the partial, periodic amortization of the Nomura Loan during the period from May 15, 1998 through the End Date, but only as and to the extent such amortization is required in connection with any applicable regularly scheduled payment of principal and interest pursuant to the documents evidencing the Nomura Loan as of May 15, 1998 ("Required Amortization"), such amortization not to include any voluntary or involuntary payments of principal (other than Required Amortization) on or before the End Date, whether in connection with any default, casualty, condemnation or otherwise, or (ii) from any payment of principal on or after the End Date, or (z) any recognition of income or gain by any Saracen Member as a result of or in connection with the Saracen Closing.

     (iii) For purposes of this Section 8.2A, the term "Saracen Gain" shall mean any "built-in gain" (within the meaning of Treasury Regulation Section 1.704-3(a)(3)(ii)) that exists immediately following the Saracen Closing with respect to any of the Nomura Properties, the 72 River Park Property or the Non-Nomura Properties (after taking into account any step-up in basis with respect to such properties arising in connection with the Saracen Closing), as such "built-in gain" may be

                             Exhibit 10.50 Page 84
reduced from time to time under Treasury Regulations Section 1.704-3. For purposes of Section 8.2A, the term "Saracen Gain Recognition" means (x) any recognition of Saracen Gain by any Saracen Member, including a permitted transferee pursuant to Section 8.1(b)(B) (individually or collectively, as the case may be, hereafter a "Saracen Indemnitee Member"), with respect to the Nomura Properties or the 72 River Park Property at any time commencing on May 15, 1998 and ending on or before the End Date, and (y) any recognition of Saracen Gain by a Saracen Indemnitee Member with respect to the Non- Nomura Properties at any time during the five (5) year period commencing on May 15, 1998.

     (iv) For purposes of this Section 8.2A, the term "Saracen Debt Reduction Event" shall mean the recognition of taxable income by any Saracen Indemnitee Member as a result of the failure, for any reason whatsoever, of the Company to have outstanding an amount of Non-Recourse Liabilities such that each Saracen Indemnitee Member is allocated (pursuant to Section 752 of the Code and the Treasury Regulations issued thereunder) an amount of such liabilities at least equal to the amount by which such Saracen Indemnitee Member's (outside) tax basis in his Interest would be negative but for allocations of Non-Recourse Liabilities to such Member (pursuant to Section 752 of the Code and the Treasury Regulations thereunder), in order to prevent such Member from recognizing taxable income as a result of a reduction in the amount of debt allocable to such Member; provided, however, that the amount of liabilities required to be allocated to all Saracen Indemnitee Members in the aggregate shall not exceed $50,000,000, reduced over time with respect to each applicable Saracen
Indemnitee Member (w) by the aggregate amount of additions to such Saracen Indemnitee Member's (outside) tax basis in his Interests attributable to all prior Saracen Gain Recognition events and Saracen Debt Reduction Events, (x) by the aggregate amount of Required Amortization as allocated entirely among the Saracen Indemnitee Members, (y) by all payments of principal on the Nomura Loan made after the End Date as allocated entirely among the Saracen Indemnitee
Members, (z) the aggregate amount of additions to such Saracen Indemnitee Member's (outside) tax basis in its Interests attributable to all taxable income recognized by reason of a Non-Triggering Saracen Transfer taken by such Saracen Indemnitee Member, (aa) by any reductions in the amount of Non-Recourse Liabilities allocable to such Saracen Indemnitee Member by reason of any adjustments to Capital Accounts or the number of Membership Units or Series A Preferred Membership Units pursuant to Section 5.1(l) hereof, and (bb) after the expiration of a five (5) year period after May 15, 1998 but only if there shall have been a Capital Event, by an amount equal to the amount by which such Saracen Indemnitee Member's (outside) tax basis in his Interest would be negative but for allocations of Non-Recourse Liabilities to such Member (pursuant to Section 752 of the Code and the Treasury Regulations thereunder), as of the day before May 15, 1998 determined solely with respect to the Non-Nomura Properties (without duplication for any amounts taken into account under clauses (w), (x), (y), (z) and (aa) above).

     (v) In the event of any Saracen Gain Recognition or Saracen Debt Reduction Event which is otherwise prohibited or restricted pursuant to this Section 8.2A(a), concurrently with the consummation of the transaction or other event or circumstance which results in such Saracen Gain Recognition or Saracen Debt Reduction Event, as the case may be, the Company shall pay to the applicable Saracen Indemnitee Members, in addition to any amounts otherwise distributable under Article VII (or, if applicable, Article X) hereof, an amount equal to the amounts described in Sections 8.2A(a)(vi) through (x) below.

     (vi) (A) In the case of any Saracen Gain Recognition at or before the expiration of a five (5) year period after May 15, 1998, the aggregate federal, state and local income taxes (determined

                             Exhibit 10.50 Page 85
in accordance with Section 8.2A(x)) payable by each Saracen Indemnitee Member on the pro rata amount of Saracen Gain recognized by such Saracen Indemnitee Member as a result of the Saracen Gain Recognition, as such Saracen Gain is reduced, without duplication, by items (w), (x), (y) and (z) described in Section 8.2A(viii).

     (B) In the case of any Saracen Debt Reduction Event at or before the expiration of a five (5) year period after May 15, 1998, the aggregate federal, state and local income taxes (determined in accordance with Section 8.2A(x)) payable by each Saracen Indemnitee Member on the pro rata amount of taxable income recognized by such Saracen Indemnitee Member as a result of the Saracen Debt Reduction Event, as such taxable income is reduced, without duplication, by items (w), (x), (y), (z), (aa) and (bb) described in Section 8.2A(iv).

     (vii) (A) In the case of any Saracen Gain Recognition after the expiration of a five (5) year period after May 15, 1998, but prior to the End Date, and subject to Section 8.2A(a)(ix), an amount representing the present value of the aggregate federal, state and local income taxes (determined in accordance with Section 8.2A(x)) payable by each Saracen Indemnitee Member, on the pro rata amount of Saracen Gain recognized by such Saracen Indemnitee Member as a result of the Saracen Gain Recognition, as such Saracen Gain is reduced, without duplication, by items (w), (x), (y) and (z) described in Section 8.2A(viii), determined as if such taxes were payable on the End Date and calculated using a 10% discount rate.

     (B) In the case of any Saracen Debt Reduction Event after the expiration of a five (5) year period after May 15, 1998, but prior to the End Date, and subject to Section 8.2A(a)(ix), an amount representing the present value of the aggregate federal, state and local income taxes (determined in accordance with Section 8.2A(x)) payable by each Saracen Indemnitee Member, on the pro rata amount of taxable income recognized by such Saracen Indemnitee Member as a result of the Saracen Debt Reduction Event, as such taxable income is reduced, without duplication, by items (w), (x), (y), (z), (aa) and (bb) described in
Section 8.2A(iv), determined as if such taxes were payable on the End Date and calculated using a 10% discount rate.

     (viii) For purposes of Section 8.2A(a)(vi) and (vii) above and notwithstanding anything therein to the contrary, the amount required to be paid a result of any Saracen Gain Recognition with respect to any particular Property, other than amounts to be paid on account of the "gross-up" pursuant to
Section 8.2A(x), shall equal the amount of aggregate federal, state and local income taxes (determined in accordance with Section 8.2A(x)) then payable with respect to the amount of Saracen Gain with respect to such Property at the time of the Saracen Gain Recognition, reduced over time with respect to each applicable Saracen Indemnitee Member, (w) by an amount equal to $4,000,000 times a fraction, the numerator of which is the Book Value of such Property and the denominator of which is the aggregate Book Values of all Saracen Contributed Properties, in each case as Book Value is determined immediately after the Saracen Closing, (x) by the pro rata amount of Saracen Gain previously taken into account by such Saracen Indemnitee Member (or any predecessor in interest) under Sections 8.2A(a)(vi) and (vii) as a result of any Saracen Gain Recognition, (y) by the amount of any Saracen Gain reportable as taxable income by such Saracen Indemnitee Member (or any predecessor in interest) as a result of any Non-Triggering Saracen Transfer, and (z) any increase in basis of such Property under Code Section 754, which is attributable to a sale, exchange or other disposition of an Interest by such Saracen Indemnitee Member (or any predecessor or successor hereof); the death of such Saracen Indemnitee Member (or any

                             Exhibit 10.50 Page 86
predecessor or successor thereof); or a distribution of property to such Saracen Indemnitee Member (or any predecessor or successor thereof).

     (ix) In addition, and notwithstanding the foregoing in the case of any Saracen Gain Recognition or Saracen Debt Reduction Event that occurs after the expiration of a five (5) year period after May 15, 1998, but on or before the expiration of a seven (7) year period after May 15, 1998, the Company shall, concurrently with the consummation of the transaction or other event or circumstance which results in such Saracen Gain Recognition or Saracen Debt Reduction Event, make a loan to each Saracen Indemnitee Member providing for (A) a principal amount equal to the amount by which the aggregate federal, state and local income taxes payable by such Member as a result of such Saracen Gain Recognition or Saracen Debt Reduction Event, as the case may be, exceeds the amount reimbursed by the Company pursuant to Section 8.2A(a)(vi) and (vii) above; (B) an interest rate equal to 10% per annum or, in the case of a Saracen Gain Recognition or Saracen Debt Reduction Event that arises in connection with an event which is not within the reasonable control of the Company, an interest rate equal to 12% per annum, which interest shall accrue until maturity, with all such amounts compounding annually; (C) maturity on the End Date; and (D) prepayment at any time without premium or penalty.

     (x) Any reimbursement by the Company under this Section 8.2A shall be increased by an amount (the "gross-up") to take into account any tax liability that would be incurred by the Saracen Indemnitee Member arising from the receipt or accrual of such reimbursement payment without regard to the gross-up. That is, the gross-up amount does not take into account any tax liability that would be incurred by the Saracen Indemnitee Member arising from the receipt or accrual of the gross-up payment itself. In computing the amount of any tax reimbursement payment or gross-up, such Member shall be deemed to be subject to federal, state and local income tax at the highest effective tax rate imposed on income of residents of Boston, Massachusetts then in effect but taking into account all applicable capital gains tax rates and giving effect to all federal income tax savings attributable to deductions for all state and local taxes payable hereunder in connection with a Saracen Gain Recognition and a Saracen Debt Reduction Event, and such payments shall be made without regard to or reduction for any items of loss, deduction or credit to which such Member may be entitled under applicable law, other than such deductions for all state and local taxes payable hereunder.

     (xi) The Saracen Members agree to furnish to the Company copies of all 1996, 1997 and 1998 federal and state income tax returns of the Saracen Current Owners relating to the Saracen Properties ("Tax Returns") as soon as practicable following the filing thereof with the tax authorities. However, any failure by any Saracen Member to comply with the requirements of this Section 8.2A(a)(xi) shall not constitute a default and will not affect or otherwise limit the Company's liability or obligations under this Section 8.2A(a).

     (xii) After the expiration of the End Date and only if no Capital Event shall have occurred before, on or after the End Date, the Company shall reasonably cooperate with the holders of the Saracen Membership Units and the Series A Preferred Membership Units to reduce or eliminate the amount of income that would otherwise be recognized by them by reason of a Saracen Debt Reduction Event, including by permitting such holders to guarantee certain obligations of the Company or to agree to a limited obligation to restore deficits in their capital accounts, provided and to the extent that doing so would not then impose
(x) any adverse income tax  consequences on any other Member or the Company,  or
(y) any economic cost on any other Member or the Company. Notwithstanding the foregoing, in no

                             Exhibit 10.50 Page 87
event shall the Company or the Management Committee have any duty to incur new or additional financing or to refrain from refinancing or satisfying any existing indebtedness of the Company as a result of this Section 8.2(A)(a)(xii), and neither the Company nor the Management Committee shall incur any liability in the event that the Company does not comply with the terms of this Section 8.2(A)(a)(xii) at any time.

     (xiii) Amounts required to be paid or loaned by the Company to one or more Saracen Indemnitee Members pursuant to this Section 8.2A (collectively, "Payments") shall be paid or loaned concurrently with the consummation of the transaction or other event or circumstance which causes such amounts to become payable. Within thirty (30) days following the receipt by a Saracen Indemnitee Member of a Payment, such Saracen Indemnitee Member can send a written notice to the Company containing a computation of what such Saracen Indemnitee Member considers to be correct amount of Payments and specifying the resulting deficiency (the "Asserted Deficiency"). Upon receipt by the Company of such a notice within said thirty (30) day period, there shall be no distributions of cash to any Member pursuant to Section 7.1(a-2) unless and until the Company shall, at its option, either (i) pay the Asserted Deficiency to such Saracen Indemnitee Member, (ii) establish a reserve account in an amount equal to the Asserted Deficiency, or (iii) resolve the dispute in a manner agreed to, in writing, by such Saracen Indemnitee Member.

     (xiv) If there is any change in the provisions of the Code or Treasury Regulations which would cause any Payments to become payable hereunder, each of the Saracen Indemnitee Members shall reasonably cooperate with the Company to reduce or eliminate any such Payments to the maximum extent possible, provided and to the extent that doing so would not then impose (x) any adverse income tax consequences to any Saracen Indemnitee Member, or (y) any economic cost on any Saracen Indemnitee Member and provided, further, that any failure of the Saracen Indemnitee Members to comply with the requirements of this Section 8.2A(xiv) shall not constitute a default and will not affect or otherwise limit the Company's liability or obligations under this Section 8.2A(a).

     (xv) This Section 8.2A(a) shall be binding upon all successors and assigns of the Company, including, without limitation, any successor as a result of a merger (including a triangular merger), consolidation or other combination with or into another Person (or such Person's Subsidiary), or otherwise.

     (b) Nothing  contained in this Section 8.2A shall prohibit the Company from
(A) paying down the principal of any Company indebtedness, (B) refinancing any such indebtedness with one or more mortgage loans, (C) selling or otherwise transferring all or any portion of or interest in all or any of its Properties, or (D) taking any other action with respect to the Company, its business or its Properties, PROVIDED, however, that the Company shall, in any such event, comply with the provisions set forth in Section 8.2A.

     (c) If the "total assets" of the Company as set forth on the Company's consolidated balance sheets in accordance with generally accepted accounting principles, consistently applied, is less than $200 million, and the Company's net equity is less than 200% of the applicable Tax Liability for such year as set forth on Schedule 8.2A(c) annexed hereto, the Company shall establish a reserve account (the "Tax Liability Reserve Account") in an amount equal to the difference between (i) 200% of the applicable Tax Liability for such year as set forth on Schedule 8.2A(c) annexed hereto and (ii) the then

                             Exhibit 10.50 Page 88
current net equity of the Company. The determination of the "total assets" of the Company, (as set forth on the Company's consolidated balance sheets in accordance with generally accepted accounting principles, consistently applied), and the Company's net equity and the applicable deposit, if any, in the Tax Liability Reserve Account, shall be made within forty-five (45) days after the end of each fiscal quarter of the Company, PROVIDED, however, if at any time the Company reasonably and in good faith determines that based upon the immediately preceding sentence an additional deposit or a decrease in the Tax Liability Reserve Account is required, such adjustment shall be made immediately. If any event occurs which decreases the Tax Liability for any specified year, as set forth on Schedule 8.2A(c) annexed hereto, the Management Committee shall amend such Schedule 8.2A(c) immediately to reflect the then current Tax Liability for such year. The Company's obligations under this Section 8.2A(c) shall cease if Shares or other capital stock of WCPT are issued or sold in a public offering or WCPT or the Company engages in (i) a merger (including a triangular merger), consolidation or other combination with or into another Person (or such Person's subsidiary) whose equity interests are publicly traded or (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions with another Person (or such Person's subsidiary) whose equity interests are publicly traded.
Schedule  8.2(A)(c)  is  intended  to be  utilized  solely for  purposes of this
Section 8.2(A)(c) and no inference is intended for, and Schedule 8.2(A)(c) shall have no affect on, the computations of any Payments pursuant to Section 8.2(A)(a) hereof.

     8.3. Conversion Right. (a) At any time and from time to time after WCPT shall have Shares or other capital stock issued to the public in a public offering or shall engage in an Extraordinary Transaction, WHWEL, Whitehall XI, Holding Co., Saracen and Rand shall each have the right (the "Conversion Right") to require WCPT to convert part or all of its Membership Units into Shares, with such conversion to occur on the Specified Conversion Date and at a conversion price equal to and in the form of the Shares Amount. Any such Conversion Right shall be exercised pursuant to a Notice of Conversion delivered to WCPT. Each of WHWEL, Whitehall XI, Holding Co., Saracen and Rand may exercise the Conversion Right from time to time after WCPT shall have Shares or other capital stock issued to the public in a public offering or shall engage in an Extraordinary Transaction, without limitation as to frequency, with respect to part or all of the Membership Units that it owns, as selected by WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable. If the Shares Amount is not a whole number of Shares, WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which WCPT determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable. WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, shall have no right with respect to any Membership Units so converted to receive any distributions paid after the Specified Conversion Date with respect to such Membership Units. Any permitted successor or permitted assignee of WHWEL, Whitehall XI, Holding Co., Saracen or Rand may exercise WHWEL's rights, Whitehall XI's rights, Holding Co.'s rights, Saracen's rights or Rand's rights, respectively, pursuant to this
Section 8.3. In connection with any exercise of such rights by such permitted successor or permitted assignee of WHWEL, Whitehall XI, Holding Co., Saracen or Rand, the Shares Amount shall be paid by WCPT directly to such permitted successor or permitted assignee and not to WHWEL, Whitehall XI, Holding Co., Saracen or Rand. WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, and WCPT acknowledge that WHWEL, Whitehall XI, Holding Co., Saracen and Rand are not "Excepted Holders" (as defined in Section 7.1 of the Declaration of Trust) and that, unless either becomes an "Excepted Holder", WHWEL's, Whitehall XI's, Holding Co.'s, Saracen's

                             Exhibit 10.50 Page 89
or Rand's Conversion Right may be limited. Therefore, WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, and WCPT agree to cooperate in good faith to cause WHWEL, Whitehall XI, Holding Co., Saracen and Rand to become "Excepted Holders" before the Conversion Right is exercised or to deliver to WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, cash instead of Shares upon such exercise equal in amount to the fair market value of the Shares that would otherwise have been delivered, but for the fact that WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, is not an "Excepted Holder". Subject to the foregoing, in the event that WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, exercises its Conversion Rights before an initial public offering of WCPT, (i) any Shares received by WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, pursuant to such exercise may not, prior to an initial public offering of WCPT, be transferred unless WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as
applicable, first offers WRP the opportunity to purchase such Shares in accordance with the following sentence and (ii) WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, will remain obligated hereunder (including without limitation with respect to WHWEL and Whitehall XI only, its obligations in Section 5.2) until an initial public offering of WCPT occurs (upon which WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, will have no further obligations hereunder except with respect to any Interest it then owns). If WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand desire to sell any or all of their respective Shares to any Person that is not an Affiliate of WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as
applicable, WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, shall, not less than ten (10) Business Days prior to any such sale, notify WRP in writing (the "Offer Notice") of such intended sale setting forth in such Offer Notice the number of Shares which WHWEL, Whitehall XI, Holding Co., Saracen and/or Rand, as applicable, intend to sell and the aggregate purchase price therefor and if WRP either has not notified WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, in writing within ten (10) Business Days of receipt of the Offer Notice that it wishes to purchase such Shares on terms and conditions identical to those set forth in the Offer Notice, WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, may sell to a non-Affiliate the number of Shares set forth in the Offer Notice for a price not less than the aggregate purchase price set forth therein. If WRP notifies WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, in writing within ten
(10) Business Days of receipt of the Offer Notice that it accepts the offer in the Offer Notice for all of the Shares described therein, WRP shall pay to WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, the aggregate purchase price set forth in the Offer Notice not later than ten (10) Business Days after delivery to WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, of its notice of acceptance of the offer set forth in the Offer Notice and WHWEL, Whitehall XI, Holding Co., Saracen or Rand, as applicable, shall deliver to WRP the requisite Shares free and clear of all Liens.

     (b) All Membership Units delivered for conversion shall be delivered to WCPT free and clear of all Liens, and, notwithstanding anything contained herein to the contrary, WCPT shall not be under any obligation to acquire Membership Units which are or may be subject to any Lien.

     (c) If any Member of the Whitehall Group converts all of its Membership Units pursuant to the terms of this Section 8.3 at any time prior to an initial public offering by WCPT, until an initial public offering by WCPT, such Member of the Whitehall Group (but not its successors or assigns unless such successor or assign is an Affiliate of such Member of the Whitehall Group) shall be entitled to all of the same rights and powers with respect to the management and governance of WCPT that the Members of the Whitehall Group have been granted under this Agreement and WCPT shall take such

                             Exhibit 10.50 Page 90
further actions as may be necessary (including by classifying its board of directors and amending its Declaration of Trust and other organizational documents) to give effect to this provision. Upon full implementation of such documentation as is necessary to grant such Member of the Whitehall Group such rights and powers, the Committee Representatives appointed by either WHWEL or Whitehall XI shall no longer serve on the Management Committee and all rights and obligations of such Member of the Whitehall Group with respect to the Company shall terminate.

     (d) Upon conversion by any Member of the Whitehall Group (or its permitted successor or permitted assign) of all or any of its Membership Units pursuant to the terms of this Section 8.3, such Member of the Whitehall Group (or such permitted successor or assign) shall receive demand and piggyback registration rights with respect to the Shares received in such conversion, which registration rights shall be exercisable after any Shares of WCPT become publicly traded (subject to any lock-up agreement entered into by such Member of the Whitehall Group) and shall be no less favorable to the Members of the Whitehall Group than the registration rights granted with respect to WRP Shares pursuant to the Warrant Agreement. Promptly upon the request of any Member of the Whitehall Group, WCPT shall enter into a separate registration rights agreement with each Member of the Whitehall Group in form and substance no less favorable to the Members of the Whitehall Group than the Warrant Agreement (or, if more favorable, than those granted to WRP at the time of the initial public offering of WCPT).

     (e) Upon conversion by Saracen or Rand, as applicable, (or their permitted successors or permitted assigns) of all or any of its Membership Units pursuant to the terms of this Section 8.3, Saracen or Rand, as applicable, (or such permitted successors or assigns) shall receive registration rights with respect to the Shares or other capital stock of WCPT received in such conversion, as set forth in the form of Registration Rights Agreement annexed hereto as Exhibit B and which Registration Rights Agreement shall be executed by Saracen and WCPT on May 15, 1998. In addition, and without in any way limiting the registration rights to be granted to Saracen and Rand under such Registration Rights Agreement, if WCPT offers Shares or other capital stock in an initial public offering (a "WCPT IPO") or within one year after the WCPT IPO, WCPT files a registration statement pursuant to which WHWEL, Whitehall XI and/or Holding Co. may offer its Shares or other capital stock of WCPT to the public (the "Whitehall Registration Statement"), in either such instance, Saracen and Rand shall be given 30 days' advance notice of such event and shall have the right to participate in such offering on the same terms and conditions made available to WHWEL, Whitehall XI and/or Holding Co., PROVIDED, that, the number of Shares or other capital stock of WCPT to be registered on behalf of Saracen and/or Rand, as applicable, in the WCPT IPO or in the Whitehall Registration Statement, as the case may be, shall be less than or equal to (i) the aggregate number of Shares or other capital stock of WCPT owned by Saracen or Rand, as applicable, multiplied by (ii) a fraction, the numerator of which is the number of Shares or other capital stock of WCPT owned by WHWEL, Whitehall XI and/or Holding Co., collectively, which are to be registered in the WCPT IPO or the Whitehall Registration Statement, as the case may be, and the denominator of which is the aggregate number of Shares or other capital stock of WCPT owned by WHWEL, Whitehall XI and/or Holding Co, collectively.

     8.4. Certain Transfer Provisions. The following provisions shall apply to a
purchase  by  a  Non-Triggering   Party  of  any  Subject  Property  or  Subject
Subsidiary:

                             Exhibit 10.50 Page 91

     (a) The purchase price shall be paid in cash, by wire transfer of the funds to the accounts of the Company or the applicable Subsidiary. All transfer costs (including transfer taxes and attorneys' fees) shall be borne by the Company (unless the Offer provided otherwise) and there shall be an adjustment of the purchase price at closing to reflect a proration of any accrued income and expenses, excluding non-cash items. Within forty-five (45) days after the closing, the Non-Triggering Party shall direct the independent accountants for the Company to complete an audit of such Members' proration and such independent accountants shall deliver their audit report to the Members. If such audit report shall adjust such proration, the party in whose favor such adjustment is made shall promptly be paid by the other party the amount of such adjustment.

     (b) On payment of the purchase price, the Non-Triggering Party shall, with respect to each Company and/or Subsidiary debt, obligation and claim against the Company and/or a Subsidiary for which the Company, a Subsidiary or any Member (or any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) is or may be personally liable with respect to the Subject Property or Subject Subsidiary, at the option of the Non- Triggering Party either (i) obtain a release of the Company, any applicable Subsidiary and each Member (and any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) from all liability, direct or contingent, from holders of such debt, obligation or claim or (ii) cause such indebtedness, obligation or claim to be paid in full at the closing, or (iii) deliver to the Company, any applicable Subsidiary and each Member, an agreement in form and substance reasonably satisfactory to the Company, such Subsidiary and each Member, which satisfaction may require a creditworthy guarantor, to defend, indemnify and hold the Company, such Subsidiary and each Member (and any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) harmless from any actions, including attorneys' fees and costs of litigation, claims or loss arising from such debt, obligation or claim. In no event shall such indemnity apply to liabilities resulting from the breach by any Member of its obligations under this Agreement. This subparagraph (b) shall not apply to any debt, obligation or claim which is fully insured by public liability insurer(s) reasonably acceptable to the Company, any applicable Subsidiary and each Member.

     8.5. Assignment Binding on Company. No assignment or transfer of all or any part of the Interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignees representation that such assignment was made in accordance with all applicable laws and regulations and
(iii) the unanimous consent of all of the Managing Members to the transfer of the Interest unless such Transfer is pursuant to the last sentence of Section 8.1(b).

     8.6. Bankruptcy of a Member. In the event a Member becomes subject to a Bankruptcy, the trustee or receiver of the estate shall have all the rights of a Member for the purpose of settling or managing the estate and such power as such Member possessed to assign all or any part of the Interests and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Member; PROVIDED, HOWEVER, in such event, such Member shall cease to be an Appointing

                             Exhibit 10.50 Page 92

Member for purposes of Article III. The Company shall not be dissolved or terminated by reason of the Bankruptcy, removal, dissolution or admission of any Member.

     8.7. Substituted Members. (a) Members who assign all their Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be Members of the Company except that unless and until a Substituted Member is admitted in his stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Member may, prior to the admission of a Substituted Member, assign its economic interest in the Interest, to the extent otherwise permitted under this Article VIII, including, without limitation, Section 8.5. Any Person who is an assignee of any of the Interests of a Member and who has satisfied the requirements of Sections
8.1 and 8.5 shall become a Substituted Member only when (i) the Manager has entered such assignee as a Member on the books and records of the Company, which the Manager is hereby directed to do upon satisfaction of such requirements, and
(ii) such assignee shall have paid all reasonable legal fees and filing costs in connection with the substitution as Member.

     (b) Any Person who is an assignee of all or any portion of the Interest of a Member but who does not become a Substituted Member and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this Article VIII to the same extent and in the same manner as any Member desiring to make an assignment of the Interest.

     8.8. Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date, PROVIDED, however, that nothing contained in this Section 8.8 shall limit or effect any of the representations, warranties, covenants and other agreements and obligations of the Company under the Contribution Agreement.

     8.9. Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer shall be made and any Member shall have the right to prohibit and may refuse to accept any Transfer unless (i) registration is not required under the Securities Act of 1933, as amended, in respect of such transaction; and (ii) such assignment or transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws. Any Member may elect prior to any Transfer to require an opinion of counsel with respect to any of the foregoing matters.

     8.10. Tag Along Rights. If WCPT and the Whitehall Group together shall desire to sell or transfer, in one transaction or one or more series of related transactions, to a bona fide prospective third-party purchaser, unaffiliated with WCPT and/or the Whitehall Group, any part or all of their Membership Units owned by them, then Managing Members shall provide Saracen and Rand with 30 days' advance written notice of the pending sale (a "Tag Along Notice"), which Tag Along Notice shall contain the terms and conditions of the proposed sale or transfer. Saracen and/or Rand may elect to participate in such transaction (a "Tag Along Transaction") as an additional selling or transferring party by delivering a written notice thereof (a "Tag Along Election Notice") to Managing Members within five (5) Business Days after delivery of such Tag Along Notice. A Tag Along Election Notice shall specify

                             Exhibit 10.50 Page 93
the number of Membership Units which Saracen and/or Rand, as applicable, wishes to sell or transfer in such transaction, which number may include a number of Membership Units previously received as a result of a conversion of Series A Preferred Membership Units into Membership Units pursuant to the Series A Terms, and shall in the aggregate, be less than or equal to (i) the aggregate number of Membership Units which Managing Members proposed to sell or transfer in such transaction, multiplied by (ii) a fraction, the numerator of which is the number of Membership Units owned by Saracen and/or Rand, as applicable, and the denominator of which is the aggregate number of Membership Units owned by WCPT, the Whitehall Group and Saracen and/or Rand, if applicable. If Saracen and/or Rand shall elect to sell or transfer Membership Units in such transaction, the aggregate number of Membership Units to be sold or transferred in such transaction shall be increased by the number of Membership Units Saracen and/or Rand, as applicable, elects to sell or transfer or, in the sole discretion of Managing Members, the aggregate number of Membership Units to be sold or transferred by Managing Members shall be reduced pro rata, so that the aggregate number of Membership Units to be sold or transferred to such third-party by Saracen and/or Rand, Managing Members shall remain equal to the aggregate number of Membership Units which Managing Members originally proposed to sell or transfer in such transaction. Participation by Saracen and/or Rand in the offering of Membership Units pursuant to this Section 8.10 shall be at a price per Membership Unit equal to the price being offered to Managing Members and on terms identical to those terms being offered to Managing Members. In connection with such sale or transfer, WCPT, the Whitehall Group and Saracen and/or Rand shall execute and deliver, in a timely manner, any and all documents, agreements and instruments reasonably necessary to sell or transfer their respective Membership Units.

                                   ARTICLE IX.

                                     MANAGER
                                     -------

     9.1. Removal of Manager. (a) Either WHWEL or Whitehall XI may in its sole discretion elect, by ten (10) days' prior written notice, to remove WCPT as the Manager for Cause. Thereupon, WCPT shall cease to be an Appointing Member and either WHWEL or Whitehall XI may appoint a new Manager. Nothing herein shall be deemed to limit the indemnification obligations under Section 4.3 if WCPT is removed as Manager of the Company, and this Section 9.1 shall not constitute a waiver of exculpation from claims by, or indemnification from, the Company with respect to any matter arising prior to the removal of WCPT.

     (b) Notwithstanding anything to the contrary herein, the Members of the Whitehall Group may deliver a Sales Notice to WCPT at any time upon the removal of WCPT as Manager pursuant to Section 9.1(a) and require the Company to sell any and all of the Properties (or sell the Subsidiary(ies) owning such Property(ies)), and may sell the Company as a whole, in one or more transactions to a Third Party in the manner provided in Sections 8.2 and 8.4, without having to first offer the Property(ies), the Subsidiary(ies) or the Company to WCPT. If WCPT shall notify the Company in writing that it disputes any of the grounds for its removal as Manager (setting forth in such notice WCPT's grounds for such dispute) no later than fifteen (15)

                             Exhibit 10.50 Page 94
days after receipt of any Sales Notice delivered to WCPT in accordance with the immediately preceding sentence, the Managing Members shall submit the subject matter of WCPT's notice for binding arbitration as provided in Section 5.10 no later than fifteen (15) days after receipt of the foregoing notice from WCPT. If the arbitrator shall rule that WCPT may be removed as Manager pursuant to this Agreement, the Company shall sell any and all of the Properties (or the Company's Subsidiary(ies)) as selected by the Members of the Whitehall Group in one or more transactions to Third Parties, and WHWEL and Whitehall XI shall also have the full and exclusive right, power and authority on behalf of all Members to sell the Company itself to such a Third Party.

     9.2. Fees. (a) Except as provided in this Section 9.2 and elsewhere in this Agreement (including the provisions of Articles VI and VII regarding distribution, payments and allocations to which it may be entitled), the Manager shall not be compensated for its services as manager of the Company. Notwithstanding the foregoing, the Manager (for so long as the Manager is WCPT) shall be paid the Administration Fee on a quarterly basis in arrears and shall be reimbursed, on a monthly basis, for all expenses that it incurs relating to the ownership and operation of or for the benefit of, the Company (including without limitation, (i) expenses relating to the ownership of interests in and the management and operation of the Company and its Subsidiaries and (ii) compensation of WCPT officers and employees to the extent they devoted substantially all of their working time to the business of the Company and its Subsidiary(ies). The Members acknowledge that all such expenses of the Manager are deemed to be for the benefit of the Company. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to
Section 4.3(a) hereof. The Members acknowledge that the payment of the Administration Fee to the Manager is in consideration for services to be performed by WRP relating to the functions typically performed by a President, a Chief Executive Officer and a Chief Financial Officer and certain back office functions. The Members further acknowledge that of the Administration Fee payable to the Manager, the sum of $100,000 is allocated to the functions of each of the President, Chief Executive Officer and Chief Financial Officer and that in the event an individual is hired by WCPT to perform such duties, responsibilities and obligations customarily assigned to each such office on a full-time basis, the Administration Fee shall be reduced by a corresponding sum of $100,000 (e.g., if an individual is hired to be a full-time Chief Financial Officer of WCPT, the Administration Fee shall automatically be reduced by $100,000).

     (b) In exchange for performing certain management services with respect to 150 Mt. Bethel Road, WCPT shall receive from Whitehall XI an asset management fee equal to the product of (i) 0.002739% multiplied by (ii) the number of days from and including the date of acquisition of 150 Mt. Bethel Road to and excluding the Closing Date multiplied by (iii) $7,881,740.

                                   ARTICLE X.

                             TERMINATION OF COMPANY;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS
                     --------------------------------------

     10.1. Dissolution and Termination.

     (a) The Company shall be dissolved and liquidated only upon the occurrence of any of the following:

     (i) December 31, 2045;

                             Exhibit 10.50 Page 95

     (ii) the sale or other disposition of all of the Company Assets and the assets of the Subsidiaries and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

     (iii) the written consent of all Managing Members;

     (iv) any event which makes it unlawful for the Company's business to be continued; or

     (v) the issuance of a decree by any court of competent jurisdiction that the Company be dissolved and liquidated.

Upon dissolution, the Company shall promptly wind up its affairs and shall promptly be liquidated and a certificate of cancellation of the Company's Certificate of Formation, as required by law, shall be filed.

     (b) In the event of the dissolution and liquidation of the Company, its business activities shall promptly be wound up, any amounts due from the Members shall be collected, its debts and liabilities shall be paid and its remaining assets, if any, shall be distributed as set forth in Section 10.2 below. Dissolution shall be effective on the date of the occurrence of an event set forth in Section 10.1(a) but the Company shall not terminate until all of the Company Assets and the assets of the Subsidiaries have been liquidated and the proceeds distributed in accordance with the provisions of this Article X. Notwithstanding the dissolution of the Company, prior to the termination of the Company as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.

     10.2. Distribution Upon Liquidation. Upon dissolution of the Company, the Manager or other Members, as provided in this Agreement, or if there shall be none, a duly appointed trustee or liquidator as provided in this Agreement, shall promptly proceed with the liquidation of the Company, its Subsidiaries and the Company Assets and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

     (i) to the payment of expenses of the liquidation;

     (ii) to the payment of debts and liabilities of the Company, in order of priority as provided by law, other than debts or liabilities owed to Members;

     (iii) to the setting up of any reserves that the Manager or such trustee or liquidator, as the case may be, shall determine are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or the Members (in their respective capacity as Members);

     (iv) to the payment of other debts and liabilities of the Company owed to Members (including amounts payable to Saracen under Section 8.2A); and

                             Exhibit 10.50 Page 96

     (v) except to the extent otherwise provided in Section 7.4, to the Members in accordance with their respective Capital Account balances after allocation of Profits and Losses for the period ending immediately prior to such distribution.

     10.3. Sale of Company Assets.

     (a) As expeditiously as possible, the Manager, or any such trustee or liquidator, shall pay all Company liabilities, establish the reserves and make the distributions provided for in Section 10.2. Except as agreed by the Management Committee, no Member shall have the right to demand or receive property other than cash upon liquidation, and the Management Committee, or any such trustee or liquidator, shall, in any event, have the power to sell Company Assets and the assets of the Subsidiaries for cash as necessary to provide for the payment of all Company liabilities and the establishment of reserves.

     (b) In connection with the sale by the Company and reduction to cash of its assets, although the Company has no obligation to offer to sell any property to the Members, any Member or any Affiliate of any Member may bid on and purchase any Company Assets and the assets of the Subsidiaries. If the Manager, or any such trustee or liquidator, determines that an immediate sale of part or all of the Company Assets and the assets of the Subsidiaries would cause undue loss to the Members, the Manager, or any such trustee or liquidator, may, with the written consent of the Management Committee, defer liquidation of and withhold from distribution for a reasonable time any assets of the Company (except those necessary to satisfy the Company's current obligations).

                                   ARTICLE XI.

                       BOOKS, RECORDS, BUDGETS AND REPORTS
                       -----------------------------------

     11.1. Books of Account. At all times during the continuance of the Company, the Manager shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Company. Such books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Company transactions in accordance with generally accepted accounting principles. In addition, the Manager shall cause each Subsidiary to keep all books of account and other records of such Subsidiary separate and distinct from the books and records of the Company and with the standards set forth in this Section 11.1.

     11.2. Availability of Books of Account. All of the books of account referred to in Section 11.1, together with an executed copy of this Agreement and the Certificate of Formation, and any amendments thereto and any other books and financial records of the Company, shall at all times be maintained at the principal office of the Company or such other place in the State of New York as the Manager may designate in writing to the Members, and upon reasonable notice to the Manager, shall be open to the inspection and examination of the Members or their representatives during reasonable business hours.

     11.3.     Financial    Reports    and    Statements;     Annual    Budgets.

                             Exhibit 10.50 Page 97

     (a) The Manager shall prepare or cause the Company's independent accountants to prepare (under the oversight of the Manager), on an accrual basis, all federal, state and local tax returns required to be filed. The Manager (or, if pursuant to the preceding sentence the tax returns are prepared by the independent accountants, such preparer) shall submit the returns and completed IRS Schedules K-1 to each member of the Management Committee for review and approval and the Manager shall deliver such approved K-1 to each Member no later than ten (10) days prior to the due date of the returns, but in no event later than March 1st of each year. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities.

     (b) For each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year, within sixty (60) days after the end of such Fiscal Year, an annual report of the Company including an annual balance sheet, profit and loss statement, a statement of cash flow and a statement of changes in Member's capital, all as prepared in accordance with generally accepted accounting principles consistently applied and audited by the Company's independent public accountants, which shall be Ernst & Young, unless another "Big Five" independent public accountants of recognized standing is selected by the Management Committee, and a statement showing allocations to the Members of taxable income, gains, losses, deductions and credits, as prepared by such accountants. For each quarter, the Manager shall send to each Person who was an Managing Member at any time during such quarter, within forty-five (45) days after the end of such quarter, quarterly financial statements of the Company including a quarterly balance sheet, profit and loss statement, a statement of cash flow and a statement of changes in Member's capital, all as prepared in accordance with generally accepted accounting principles consistently applied. In addition, the Manager shall send (i) to each Managing Member within fifteen
(15) days after the end of each month of each Fiscal Year a monthly report setting forth such financial and operating information as such Managing Member shall reasonably request, and (ii) to each Member, such other information concerning the Company and reasonably requested by such Member as is necessary for the preparation of such Member's federal, state and local income or other tax returns.

     (c) (i) On or before the November 1st immediately preceding the commencement of each Budget Year of the Company, the Manager shall submit to the Management Committee for its approval (1) an annual capital budget for each Property (an "Annual Capital Budget"), in such form as the Management Committee shall have approved, for such Budget Year setting forth the Manager's estimates reasonably itemized of all receipts and expenditures in respect of capital transactions relating to such Property for such year (including expenditures for alterations incident to space leases to be recovered as rent from tenants) and
(2) an annual operating budget for such Property (an "Annual Operating Budget"), in such form as the Management Committee shall have approved, for such year setting forth the Manager's estimates reasonably itemized of all income and expenses relating to such Property for such year and establishing reserves and working capital for such Property. The Annual Operating Budget shall also contain (x) a schedule of space that is vacant and space leases expiring during such year (including the square footage thereof) and (y) the Leasing Plan for such year, maximum tenant improvement allowances, maximum obligations on lease takeovers and any other criteria for leases that may be executed without the specific approval of the Management Committee. Not later than twenty (20) days after receipt of a proposed Annual Capital Budget or Annual Operating Budget, the Management Committee shall either approve the Annual Capital Budget and Annual Operating Budget or shall deliver a notice (an "Objection Notice") to the Manager stating that the Management Committee objects to any information contained in or omitted from such proposed Annual Capital Budget or Annual

                             Exhibit 10.50 Page 98

Operating Budget and setting forth the objections with reasonable specificity. With respect to such proposed Annual Capital Budget or Annual Operating Budget as to which no Objection Notice is delivered prior to such twentieth (20th) day, the proposed Annual Capital Budget or Annual Operating Budget will be deemed to have been accepted and consented to by the Management Committee and shall be deemed an "Approved Budget." If the Objection Notice is timely delivered, the Manager and the Management Committee shall endeavor in good faith to reach an agreement as to the Annual Capital Budget or Annual Operating Budget.

     (ii) If the Management Committee shall consider for adoption a proposed Annual Capital Budget for any Budget Year and shall fail to adopt it in its entirety because of disagreement as to one or more line items although the Management Committee shall agree on other line items, then such proposed Annual Capital Budget, exclusive of the items as to which there is disagreement, shall be deemed adopted as the Annual Capital Budget for such Budget Year (and to such extent shall be deemed to be the Approved Budget for such Budget Year); PROVIDED that, if any item or project is approved as part of the Approved Capital Budget for one Budget Year but is not completed within such Budget Year, the unexpended portion of such Approved Capital Budget relating to such item or project shall be carried over to the following Budget Year and deemed approved. If the Management Committee shall consider for adoption a proposed Annual Operating Budget for any Budget Year and shall fail to adopt it in its entirety, then the Annual Operating Budget for the immediately preceding year shall be deemed adopted as the Annual Operating Budget for such year except that any specific line items agreed to in the proposed Annual Operating Budget shall control (and to such extent shall be deemed to be the Approved Budget for such Budget Year).

     11.4. Accounting Expenses. All out-of-pocket expenses payable to Persons who are not Affiliated with any Member in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Company shall be borne by the Company as an ordinary expense of its business.

     11.5. Bank Account. The Company shall within 10 days after the date hereof arrange to maintain (and shall cause each Subsidiary which owns a Property to maintain) its bank deposits in segregated accounts held for the Company's (or such Subsidiary's) business, which accounts shall, to the extent reasonably practicable, be interest-bearing. All funds of the Company and each applicable Subsidiary shall be promptly deposited in the appropriate segregated account. The Manager from time to time shall authorize signatories for such accounts and withdrawals or checks in excess of $100,000 shall require the signature of Jeffrey H. Lynford, Edward Lowenthal or Gregory Hughes.

     11.6. Fidelity Bonds and Insurance. The Company will obtain fidelity bonds with reputable surety companies, covering all persons having access to the Company's (or any Subsidiary's) funds, indemnifying the Company (or such Subsidiary) against loss resulting from fraud, theft and dishonest and other wrongful acts of such persons. The Company shall carry or cause to be carried on its behalf and on its Subsidiaries' behalf all property, liability and workers' compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes, but in any event in the amounts and with the insurers required by the Insurance Program.

                             Exhibit 10.50 Page 99

     11.7. REPSYS Database. The Manager understands that the Members of the Whitehall Group have developed a database for monitoring their investments called "REPSYS", and hereby agrees to reasonably cooperate with such Members of the Whitehall Group in providing data relating to the Properties that are required for such database.

                                  ARTICLE XII.

                                   AMENDMENTS
                                   ----------

     12.1. Amendments (a) Amendments may be made to this Agreement from time to time by the Manager with only the written consent of each of the Managing Members, PROVIDED, HOWEVER that each of Saracen or Rand (acting on his own behalf and not as a Saracen Member), as applicable shall have the right to consent to any amendment that shall (i) reduce Saracen's or Rand's, as applicable, Capital Accounts with respect to its Membership Units, Series A Preferred Membership Units, Percentage Interest or Series A Preferred Percentage Interest (except (A) in the case of the inclusion of additional Members in accordance with this Agreement, (B) due to a Capital Contribution(s) made by Members or New Members in accordance with this Agreement, (C) pursuant to the Contribution Agreement, or (D) pursuant to a conversion or redemption of Series A Preferred Membership Units in accordance with the Series A Terms), (ii) require Saracen or Rand, as applicable, to make any additional Capital Contribution, (iii) create any liability for Saracen or Rand, as applicable, other than the liability they have under this Agreement as of May 15, 1998, (iv) modify the rights, priority, preferences and privileges of the Series A Preferred Membership Units except as permitted pursuant to the Series A Terms,
(v) adversely affect or limit in any way Saracen's or Rand's, as applicable, rights pursuant to Section 3.5, PROVIDED, HOWEVER, that (A) the appointment or election of additional Committee Representatives having the right to attend and observe meetings of the Management Committee, (B) the appointment or election of additional Committee Representatives having voting, consent, approval or determination rights on the Management Committee or (C) amendments to the definition of Required Committee Approval (other than Required Committee Approval during a Preferential Distribution Non- Payment) shall not be deemed to adversely affect or limit in any way Saracen's or Rand's rights pursuant to
Section 3.5 PROVIDED, that such additional Committee Representatives are not appointed by, or representatives of, either Managing Member or their respective Affiliates, (vi) modify Saracen's or Rand's, as applicable, rights and/or obligations as set forth in Sections 4.2, 5.2(d), 8.2A, 13.17 and this Section 12.1, (vii) modify the definitions of Target Territory and/or Hub Target Market only by reducing the size of the Target Territory and/or Hub Target Market, as applicable, (viii) adversely affect Saracen's rights under Articles VI and VII with respect to any Saracen Member, including Rand, except as a result of other amendments or modifications permitted pursuant to this Section 12.1(a) or the Series A Terms, (ix) modify Saracen's or Rand's, as applicable, transfer or pledge rights pursuant to Section 8.1(b), (x) modify the terms and conditions of Saracen's or Rand's, as applicable, conversion right pursuant to Section 8.3 and
(xi) modify the terms and conditions of Section 13.9 or 13.18 as they relate to Saracen or Rand, as applicable. In making any amendments, there shall be prepared and filed for recordation by the Manager such documents and certificates as shall be required to be prepared and filed. Promptly after the execution of any amendments or restatements, the Manager shall provide copies thereof to all Members.

                             Exhibit 10.50 Page 100

     (b) Each Saracen Member by execution and delivery of this Agreement, irrevocably constitutes and appoints the Manager and the Chairman, President, Secretary, Treasurer, Chief Financial Officer and Chief Operating Officer of the Manager as his or her true and lawful attorney-in-fact with full power and authority, in such Saracen Member's name, place, and stead only to execute, acknowledge and deliver such certificates, instruments, documents and agreements as are necessary to make any and all amendments of this Agreement which amendments do not require the consent of Saracen as set forth in Section 12.1(a), PROVIDED, however, that such power shall only be exercised by the Manager and/or the Chairman, President, Secretary, Treasurer and Chief Operating Officer of the Manager, if and only if, the Manager delivers written notice of the documents which are to be executed under this power of attorney to Saracen five (5) Business Days in advance of the date such documents are to be executed. The appointment by each Saracen Member of the Manager and the aforesaid officers of the Manager as attorney-in-fact shall be deemed to be a power coupled with an interest, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Saracen Member hereby giving such power. As a condition to the transfer by a Saracen Member of any or all of such Saracen Member's Interest, the foregoing power of attorney shall be granted by the transferee of such Saracen Member's Interest.

                                  ARTICLE XIII.

                                  MISCELLANEOUS
                                  -------------

     13.1. Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Management Committee, may be necessary or advisable to carry out the intent and purpose of this Agreement.

     13.2. Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, by facsimile transmission with delivery of an original thereafter by any other method provided by this Section 13.2, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

     (a) To the Company, c/o Wellsford Commercial Properties Trust, 535 Madison Avenue, 26th Floor, New York, New York 10022, or at such other address as may be designated by the Manager upon written notice to all of the Members; and

     (b) To the Members at their respective addresses set forth in Section 2.6 herein. Each Member shall have the right to designate another address or change in address by written notice to the Company in the manner prescribed herein.

All notices given pursuant to this Section 13.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by United States mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or

                             Exhibit 10.50 Page 101
courier service confirms that acceptance of delivery was refused by the addressee) or (iii) if delivered by facsimile, on the date of delivery thereof.

     13.3. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

     13.4. Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

     13.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

     13.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     13.7. Partition. The Members hereby agree that no Member nor any successor-in- interest to any Member shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

     13.8. Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     13.9. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted legal assigns, shall have any rights or claims under this Agreement.

     13.10. Entire Agreement. This Agreement, together with all Exhibits, Schedules, and Annexes hereto and all letter agreements executed by the Company, the Managing Members and/or their respective Affiliates on the Initial Closing Date and the date hereof (which are incorporated herein by this reference), supersedes all prior agreements among the parties with respect to the subject matter hereof and contains the entire agreement among the parties with respect to such subject matter. This instrument may not be amended, supplemented or discharged, and no provisions hereof may be modified or waived, except expressly by an instrument in writing signed by the Manager and each Member and, in the case of an amendment, modification or supplement, in compliance with Section
12.1.  No waiver of

                             Exhibit 10.50 Page 102
any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

     13.11. No Brokers. Each of the parties hereto warrants to each other that there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such party or any Person acting or purporting to act on its behalf in connection with entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this
Section 13.11.

     13.12. Maintenance as a Separate Entity. The Company shall maintain books and records and bank accounts separate from those of its Affiliates; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery and on any signs it posts), and shall cause its Affiliates to do the same and to conduct business with it on an arm's-length basis; shall not commingle its assets with assets of any of its Affiliates; shall not guarantee any obligation of any of its Affiliates; shall cause its business to be carried on by the Manager and shall keep minutes of all meetings of the Members and the Management Committee.

     13.13. Confidentiality. Each Member agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any information relating to the Company's assets or business, provided that such disclosure may be made
(a) to any person who is a Member, officer, director or employee of such Member or counsel to, accountants of, investment bankers for or consultants to, such Member or the Company solely for their use and on a need-to-know basis, (b) with the prior consent of the other Members, (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official or in order to comply with any law, rule or regulation (including the rules and regulations of the Securities and Exchange Commission, the American Stock Exchange and any other applicable national securities exchange), (d) in connection with and to the extent necessary to sell or market any Property in accordance with this Agreement, or (e) to any lender or investor providing financing to the Company.

     In the event that a Member shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with the other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with any of the other Members in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

     13.14. Power of Attorney.

     (a) Each Member does irrevocably constitute and appoint the Manager, with full power of substitution, as its true and lawful attorney, in its name, place and stead, to execute, acknowledge, swear to, deliver, record and file, as appropriate and in accordance with this Agreement (i) the original Certificate of Formation and all amendments thereto required or permitted by law or the provisions of this Agreement, (ii) all certificates and other instruments requiring execution by the

                             Exhibit 10.50 Page 103

Members or any of them and deemed necessary or advisable by the Manager to qualify or continue the Company as a limited liability company in the jurisdictions where the Company may be conducting its operations, (iii) all instruments, agreements or documents that the Management Committee so directs pursuant to Section 3.5(e) and (iv) all conveyances and other instruments deemed necessary or advisable by the Manager to effect the dissolution and termination of the Company in accordance with this Agreement. Nothing contained in this
Section 13.14 shall empower the Manager to take any action requiring the consent of the Management Committee or any Member(s) hereunder unless such consent is first obtained.

     (b) The powers of attorney granted pursuant to this Section 13.14 are coupled with an interest and shall be irrevocable and survive and not be affected by the subsequent death, incapacity, disability, Bankruptcy or dissolution of the grantor; may be exercised by the Manager either by signing separately as attorney-in-fact for each Member or by the Manager acting as attorneys-in-fact for all of them; and shall survive the delivery of an assignment by a Member of the whole or any fraction of its Interest, except that, where the whole of such Member's Interest has been assigned or diluted in accordance with this Agreement, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by the Manager pursuant to such power of attorney, this Agreement shall control.

     (c) In addition to the foregoing, each of WHWEL, Whitehall XI and WCPT are hereby irrevocably constituted and appointed, with full power of substitution, as the true and lawful attorney of the Manager and each Member of the Company to execute, acknowledge, swear to, deliver, record and file any and all instruments, agreements and other documents (in the name, place and stead of the Manager and each such Member and the Company) and to take any and all such other actions as may be necessary or desirable to carry out the provisions of Sections
8.2 and 8.3.

     13.15. Time of the Essence. Time is of the essence in the performance of each and every term of this Agreement.

     13.16. No Third Party Beneficiaries. The right or obligation of the Manager or Management Committee to call for any capital contribution or of any Member to make a capital contribution or otherwise to do, perform, satisfy or discharge any liability or obligation of any Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity provided, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns except as may be otherwise agreed to by the Company in writing with the prior written approval of the Management Committee.

     13.17. Exculpation. The parties agree that the individuals executing this Agreement on behalf of WCPT and each Member of the Whitehall Group have done so in their respective capacities as officers or trustees of such Members (or, in the case of each Member of the Whitehall Group, the general partner of such Member) and not individually, and none of the direct or indirect partners, trustees, officers or shareholders of either such Member shall be bound or have any personal liability

                             Exhibit 10.50 Page 104
hereunder. Each Member shall look solely to the Interest of the other Members for satisfaction of any liability of such other Member in respect of this Agreement and will not seek recourse or commence any action against any of the direct or indirect partners, trustees, officers or shareholders of such other Member or any of their personal assets for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

     13.18. Consent of Saracen. Whenever the consent, approval, determination or decision of Saracen is required pursuant to any of the terms of this Agreement, including to amend or waive any provisions of this Agreement, such consent, approval, determination or decision shall be deemed given by, and binding on, each of the respective Saracen Members if the Company obtains the written consent, approval or decision of Kurt W. Saraceno or any other Person designated in writing by a majority of Saracen's Percentage Interest (assuming for purposes of determining Saracen's Percentage Interest pursuant to this Section 13.18, all of the outstanding Series A Convertible Preferred Membership Units were converted into Membership Units at the conversion price set forth in the Series A Terms), which Person must be approved by the Management Committee which approval shall not be unreasonably withheld or delayed, and each of the Saracen Members hereby irrevocably agrees that Kurt W. Saraceno, or such other Person designated by the Saracen Members, shall have the power and authority to grant any such written consent or approval, or make any such determination or decision, on behalf of, and as the duly authorized agent and representative of, such respective Persons. Each Saracen Member by execution and delivery of this Agreement, irrevocably constitutes and appoints Kurt W. Saraceno or any other Person designated in writing by a majority of Saracen's Percentage Interest (assuming for purposes of determining Saracen's Percentage Interest pursuant to this Section 13.18, all of the outstanding Series A Convertible Preferred Membership Units were converted into Membership Units at the conversion price set forth in the Series A Terms), which Person must be approved by the Management Committee which approval shall not be unreasonably withheld or delayed, as his or her true and lawful attorney-in- fact with full power and authority in such Saracen Member's name, place, and stead only to execute, acknowledge and deliver such certificates, instruments, documents and agreements as are necessary or appropriate to make any and all amendments or restatements of this Agreement which amendments or restatements do explicitly require the consent of Saracen as set forth in Section 12.1(a). The appointment by each Saracen Member of Kurt W. Saraceno or such other Person as designated above as attorney-in- fact shall be deemed to be a power coupled with an interest, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Saracen Member hereby giving such power. As a condition to the transfer by a Saracen Member of any or all of such Saracen Member's Interest, the foregoing power of attorney shall be granted by the transferee of such Saracen Member's Interest.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE FOLLOWS]

                             Exhibit 10.50 Page 105

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    WHWEL REAL ESTATE LIMITED PARTNERSHIP

                                    By:    WHATR Gen-Par, Inc., General Partner

                                           By:      /s/ Elizabeth M. Burban
                                                    -----------------------
                                                  Name: Elizabeth M. Burban
                                                  Title:   Vice President

                                    WELLSFORD COMMERCIAL PROPERTIES TRUST

                                           By:      /s/ Edward Lowenthal
                                                    --------------------
                                                  Name: Edward Lowenthal
                                                  Title:   President

                                    WXI/WWG REALTY, L.L.C.

                                           By:      /s/ Elizabeth M. Burban
                                                    -----------------------
                                                  Name: Elizabeth M. Burban
                                                  Title:   Vice President

                                    W/W GROUP HOLDINGS, L.L.C.

                                           By:      /s/ Elizabeth M. Burban
                                                    -----------------------
                                                  Name: Elizabeth M. Burban
                                                  Title:   Vice President

                             Exhibit 10.50 Page 106

                                        /s/ DOMINIC J. SARACENO
                                    ---------------------------
                                    DOMINIC J. SARACENO


                                       /s/ KURT W. SARACENO
                                    -----------------------
                                    KURT W. SARACENO


                                       /s/ WILLIAM F. RAND, III
                                    ---------------------------
                                    WILLIAM F. RAND, III


                                      /s/ INGEBORG E. SARACENO
                                    --------------------------
                                    INGEBORG E. SARACENO


                                      /s/ HEIDI A. SARACENO-LAWLOR
                                    ------------------------------
                                    HEIDI A. SARACENO-LAWLOR


                                      /s/ LEAS A. SARACENO
                                    ----------------------
                                    LEAS A. SARACENO


                                      /s/ STEPHEN DAVIS
                                    -------------------
                                    STEPHEN DAVIS

                                      /s/ EDWARD WERRNER
                                    --------------------
                                    EDWARD WERNER

                                      /s/ CARLETON G. TARPINIAN
                                    ---------------------------
                                    CARLETON G. TARPINIAN


                                    /s/ GEORGE MCLAUGHLIN, III
                                    --------------------------
                                    GEORGE MCLAUGHLIN, III

                             Exhibit 10.50 Page 107

The undersigned has executed this Agreement solely for purposes of Sections 3.3, 4.2, 7.6 and 9.2.

WELLSFORD REAL PROPERTIES, INC.

By:    /s/ Edward Lowenthal
       --------------------
        Name: Edward Lowenthal
        Title:   President

                             Exhibit 10.50 Page 108

                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named Dominic J. Saraceno , and acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then  personally   appeared  the   above-named   Kurt  W.  Saraceno  ,  and
acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----


     Then personally appeared the above-named William F. Rand, III, and acknowledged the foregoing instrument to be his free act and deed, before me,




                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:

                             Exhibit 10.50 Page 109

                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----


     Then  personally  appeared  the  above-named  Ingeborg  E.  Saraceno,   and
acknowledged the foregoing instrument to be her free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named Heidi A. Saraceno-Lawlor, and acknowledged the foregoing instrument to be her free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----


     Then personally appeared the above-named Leas A. Saraceno, and acknowledged the foregoing instrument to be her free act and deed, before me,




                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:

                             Exhibit 10.50 Page 110

                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named Stephen Davis, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named Edward Werner, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:



                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named Carleton G. Tarpinian, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:

                             Exhibit 10.50 Page 111

                        THE COMMONWEALTH OF MASSACHUSETTS

                  County   ss.:                              , 1999
-----------------                                       ----

     Then personally appeared the above-named George McLaughlin, III, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                                  -----------------------
                                                   Notary Public
                                                   My Commission Expires:

                             Exhibit 10.50 Page 112

                                    EXHIBIT A

                  Terms of Series A Preferred Membership Units

                             Exhibit 10.50 Page 113

                                    EXHIBIT B

                      Form of Registration Rights Agreement

                             Exhibit 10.50 Page 114

                                   SCHEDULE 1

                               Additional Members

                             1. Dominic J. Saraceno
                               2. Kurt W. Saraceno
                             3. William F. Rand, III
                             4. Ingeborg B. Saraceno
                           5. Heidi A. Saraceno-Lawlor
                               6. Leas A. Saraceno
                                7. Stephen Davis
                                8. Edward Werner
                            9. Carleton G. Tarpinian
                           10. George McLaughlin, III

                             Exhibit 10.50 Page 115

                                  SCHEDULE 2.6

                         Names and Addresses of Members

                      WHWEL Real Estate Limited Partnership
                        c/o Whitehall Street Real Estate
                             Limited Partnership VII
                           85 Broad Street, 19th Floor
                            New York, New York 10004
                       Attention: Chief Financial Officer

                      Wellsford Commercial Properties Trust
                         535 Madison Avenue, 26th Floor
                            New York, New York 10022
                              Attention: President

                                     Saracen
                           c/o Saracen Companies, Inc.
                                 57 Wells Avenue
                            Newton Centre, MA. 02159
                           Attn: Mr. Kurt W. Saraceno

                             WXI/WWG Realty, L.L.C.
                           85 Broad Street, 19th Floor
                            New York, New York 10004
                       Attention: Chief Financial Officer

                           W/W Group Holdings, L.L.C.
                           85 Broad Street, 19th Floor
                            New York, New York 10004
                       Attention: Chief Financial Officer



                             Exhibit 10.50 Page 116

                                  SCHEDULE 2.4A

                               List of Properties

                             Exhibit 10.50 Page 117

                                  SCHEDULE 2.4B

                              List of Subsidiaries

                    Wellsford/Whitehall Properties II, L.L.C.
                      Wellsford/Whitehall Holdings, L.L.C.
                          Wells Avenue Holdings, L.L.C.
                        Wells Avenue Senior Holdings LLC
                               WASH Manager L.L.C.
                       WEL/WH Convention Managers, L.L.C.
                           WXI/Mt. Bethel Road, L.L.C.

                             Exhibit 10.50 Page 118

                                  SCHEDULE 2.7A

Representations    and    Warranties    with    respect   to   the    Properties
-------------------------------------------------------------

                             Exhibit 10.50 Page 119

                                  SCHEDULE 2.7B

Representations    and   Warranties    with   respect   to   the    Subsidiaries
---------------------------------------------------------------

     1. CONSENTS AND APPROVALS. No order, permission, consent, approval, license, authorization, registration or filing by or with any government agency having jurisdiction over any Subsidiary is required for the consummation of the Closing or the execution, delivery or performance of any document or instrument to be executed and delivered by any Subsidiary in connection with the Closing, except for such orders, permission, consents, approvals, licenses, authorizations, registrations and filings as have already been obtained, given or made.

     2. NO VIOLATION. The consummation of the Closing does not and will not (including with the giving of notice, lapse of time or both) (i) violate, conflict with, result in a breach of any of the provisions of or constitute a default under (1) the organizational documents of any Subsidiary, (2) any bond, note or other evidence of indebtedness, indenture, mortgage, deed of trust, loan agreement or similar instrument by which any Subsidiary or any of its assets is subject or bound, (3) any lease or any other agreement or contract by which any Subsidiary or any of its assets is subject or bound, (4) any applicable statute, law, order, rule or regulation of any court or governmental agency having jurisdiction over any Subsidiary or any of its assets or (5) any term or provision of any judgment, decree, order, statute, writ, injunction, rule or regulation of any arbitrator, court or governmental authority binding on any Subsidiary or any of its assets or (ii) result in the creation of any Lien upon any assets of such Subsidiary.

     3. INTENTIONALLY OMITTED.

     4. OWNERSHIP. (i) The Company owns 100% of the legal and beneficial interest in WWPII, (ii) WWP II owns 100% of the legal and beneficial interest in Holdings, (iii) Holdings owns the fee interest in all of the Properties (other than the Nomura Properties and Holdings' interest in 105 Challenger Road, Ridgefield Park, New Jersey, which interest is held pursuant to a long-term ground lease), (iv) Holdings owns 100% of the legal and beneficial interest in Wells Avenue Holdings, LLC, (v) Wells Avenue Holdings, LLC owns 100% of the legal and beneficial interest in Wash Manager LLC, (vi) Wells Avenue Holdings, LLC and Wash Manger LLC, collectively, own 100% of the legal and beneficial interest in Wells Avenue Senior Holdings, LLC, and (vii) Wells Avenue Senior Holdings, LLC owns the fee interest in the Nomura Properties, and in each case free and clear of all Liens except for Liens securing the Indebtedness set forth in Schedule B-7.

     5. LITIGATION. Other than as set forth on Schedule B-5, no Subsidiary is a party to any legal action, suit, arbitration, inquiry or proceeding (and, to the knowledge of the Company, no investigation in respect of any such party is pending) before any court, governmental authority or arbitrator and, to the knowledge of the Company, no such action, suit, proceeding or investigation is threatened, except in each case as would not have a material adverse effect on any of the Properties or the value thereof.

     6. CONDITION OF SUBSIDIARIES. None of the Subsidiaries has filed (and none of such entities is contemplating filing) any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any such party. No general assignment of any assets of any Subsidiary has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for any such party or any of their assets. None of the Subsidiaries is insolvent and the consummation of the Closing will not render any such party insolvent.

     7. INDEBTEDNESS. Except as set forth in Schedule B-7, none of the Subsidiaries and none of the Properties shall be subject to any Indebtedness.

     8. NON-IMPUTATION. As of the Closing Date, none of the Subsidiaries has any knowledge of a defect in title that would allow the title insurance company insuring any Property as of the Closing to deny coverage of such defect based on knowledge of the insured.

                             Exhibit 10.50 Page 120

                               SCHEDULE 3.2(a)(vi)

Approved Leases and Lease Documentation

                                      NONE

                             Exhibit 10.50 Page 121

                                  SCHEDULE 5.1

Capital Accounts, Capital Contributions, Membership Units and Series A Preferred Membership Units

                             Exhibit 10.50 Page 122

                                  SCHEDULE 7.1

Calculations of the Preferred Distribution Amount

     Under the terms of the Series A Convertible Preferred Units ("Preferred Units"), the Preferred Holders are entitled to a distribution equal to the greater of (A) 6% or (B) the distribution to the Preferred Holders assuming a full conversion of the Preferred Units. A 6% distribution equates to $1.50 per Preferred Unit. The 760,000 Preferred Units outstanding, with a value of $19,000,000, are convertible at 1.34 Membership Units per Preferred Unit, or convertible into a total of 1,018,400 Membership Units.

Example: Assuming that for the entire 1999 calendar year there are 10,344,734 Membership Units (before any conversion), and that the total distribution available to the Membership Units and the Preferred Units (i.e., the "Cumulative Distribution Amount" for the quarter ending December 31, 1999) is $6,340,000. The comparison of the two hypothetical distributions that the Preferred Units would be entitled to for 1999 under the definition of "Preferred Distributions Amounts" are shown below. Assuming no conversion of the Preferred Units, the distribution that the holders of the Membership Units and the Preferred Holders would receive are shown in (A). On an "as converted" basis, the distribution per Preferred Unit is as shown in (B) below:

         (A)      Membership Unit distribution           $ 5,200,000
                  Preferred Unit distribution (6%)         1,140,000      (1)
                                                         -----------
                  Total without conversion               $ 6,340,000
                                                         ===========
         (B)      Membership Units                        10,344,734
                  "Converted Units"                        1,018,400      (2)
                                                         -----------
                  "Total Units"                           11,363,134      (3)
                                                         ===========
                  Total available for distribution       $ 6,340,000      (4)

                  "Preferred Percentage"                      8.9623%     (5)

                  "As converted"  Preferred Unit
                        distribution                     $   568,209      (6)

         (C)        The  greater of (1) and (6) is (1),  so the  Preferred
                  Unit distribution is made in the amount of (1), or $1,140,000.

(5) This amount equals the amount in (2) divided by the amount in (3).
(6) This amount equals the amount in (4) multiplied by the percentage in (5).

                             Exhibit 10.50 Page 123